Exhibit 10.16

ROCK-MCGRAW, INC.

LANDLORD

TO

SOCIÉTÉ GÉNÉRALE

TENANT

LEASE

Dated October 29th, 1993

1221 Avenue of the Americas

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RULES AND REGULATIONS
EXHIBIT A – PREMISES
EXHIBIT B – FLOOR PLANS
EXHIBIT C – THE LAND
EXHIBIT D – APPLICABLE FIXED RENTAL RATE
EXHIBIT E – FORM OF NON-DISTURBANCE AGREEMENT FOR UNDERLYING MORTGAGES
EXHIBIT F – FORM OF NON-DISTURBANCE AGREEMENT FOR UNDERLYING LEASES
EXHIBIT G – CLEANING SPECIFICATIONS
EXHIBIT H – AIR CONDITIONING SPECIFICATIONS
EXHIBIT I – FORM OF ESCALATION STATEMENT

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EXHIBIT J – TENANT’S SIGNAGE
EXHIBIT K – FORM OF INFORMATION DESK AGREEMENT
EXHIBIT L – FIRST OPTION SPACE
EXHIBIT M – SQUARE FOOTAGE OF FLOORS 21 THROUGH 25
EXHIBIT N – SETBACK AREA
EXHIBIT O – SKETCHES OF SETBACK EQUIPMENT
EXHIBIT P – RESTRICTED SETBACK AREA
EXHIBIT Q – LOCATION OF TELECOMMUNICATIONS SHAFT SPACE
EXHIBIT R – LOCATION OF ELECTRIC SHAFT SPACE
EXHIBIT S – LOCATION OF FUEL PIPE SHAFT SPACE
EXHIBIT T – OFFER SPACE

iii

Lease, dated as of October 29th, 1993, between ROCK-McCRAW, INC., a New York corporation, having an office at 1230 Avenue of the Americas, New York, N.Y. 10020 (the “Landlord”), and SOCIÉTÉ GÉNÉRALE, a corporation organized and existing under the laws of the Republic of France, having an office at No. 29 Boulevard Haussman, Paris, France (the “Tenant”),

WITNESSETH:

ARTICLE ONE

Demise of Premises, Term and Rent

1.1           The Landlord does hereby lease and demise to the Tenant, and the Tenant does hereby hire and take from the Landlord, subject and subordinate to the Qualified Encumbrances (as hereinafter defined) and upon and subject to the provisions of this Lease, for the term hereinafter stated, the spaces designated on Exhibit A attached hereto and substantially as shown hatched on the diagrams attached hereto as Exhibit B in the building known as 1221 Avenue of the Americas (the “Building”), situated upon a plot of land (the “Land” and, together with the Building, the “Real Property”) in the Borough of Manhattan, New York, N.Y. as more particularly described in Exhibit C attached hereto, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are thereto attached (except items not deemed to be included therein and removable by the Tenant as provided in Article Four); which spaces, fixtures, equipment, improvements, installations and appurtenances are sometimes called the “Premises”.

1.2           The term of this Lease shall commence on the date of this Lease (subject to Article Two) (such date for the commencement of the term of this Lease being the “term commencement date”) and shall end on September 30, 2013 or on such earlier date upon which the term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law; provided, that the Tenant shall have the right, exercisable upon twelve (12) months prior notice, to terminate this Lease with respect to those portions of the Premises on the C-2 level of the Building.

1.3           The Premises shall be used for the following, but no other, purpose, namely: executive, clerical, general and administrative offices, including lawful activities incidental thereto.

1.4           The rent reserved under this Lease for the term of this Lease shall consist of (a) fixed rent, at the annual rates per rentable square foot set forth in Exhibit D attached hereto (“Fixed Rent”), payable in equal monthly installments in advance on the first day of each and every calendar month of the term of this Lease for which Fixed Rent is reserved as aforesaid (except that, if the term commencement date shall be other than the first day of a calendar month, the first monthly installment of Fixed Rent, apportioned for the part month in question, shall be payable on the term commencement date), plus (b) the Additional Rent payable as provided in this Lease; all to be paid to the Landlord, at its office as set forth above, or at such other place or places as the Landlord shall designate to the Tenant, in lawful money of the United States of America. For purposes of this Lease, “Additional Rent” shall mean any and all costs, expenses, charges, amounts or sums payable to the Landlord by the Tenant pursuant to this Lease other than Fixed Rent.

1.5           The Tenant shall pay Fixed Rent and Additional Rent (collectively “Rent”) as and when the same shall become due and payable as provided in this Lease and without setoff or deduction and, except as otherwise expressly provided in this Lease, without demand therefor and without any abatement. The Tenant shall keep, observe and perform, and permit no violation of, each and every provision contained in this Lease on the part of the Tenant to be kept, observed and performed.

1.6           In determining the rentable area and, where applicable, the useable area of the Building or any portion thereof pursuant to any provision of this Lease, the rentable area or useable area thereof or such portion, as the case may be, shall be the rentable area or useable area thereof in square feet determined in accordance with the Standard Method of Floor Measurement for Office Buildings approved by The Real Estate Board of New York, Inc., which became effective on January 1, 1987, assuming a 20% loss factor from rentable to useable (the “Measurement Standard”). The parties stipulate for all purposes of this Lease that the rentable square foot area of the spaces enumerated on Exhibit A and Exhibit M hereto (a) shall be as set forth on Exhibit A and Exhibit M hereto, (b) has been determined in accordance with the Measurement Standard and (c) shall not be changed by future remeasurement or measurement standard, but only by actual increase or decrease in the space leased hereunder. The parties further agree that the rentable square foot area of the First Option Space (as hereinafter defined) shall be determined in accordance with the Measurement Standard.

1.7           The term “Qualified Encumbrances” means (a) matters of record affecting the Premises, Building or Land on the date of this Lease or hereafter approved by the Tenant, which approval shall not be unreasonably withheld, (b) the underlying mortgages and underlying leases to which this Lease is subordinate pursuant to Article Thirteen, (c) any declaration of restrictions or other document in respect of the transfer of use of development rights,

(d) any declaration or other document which subjects all or any portion of the Land and/or the Building to a condominium regime, and (e) any preservation or similar easement, declaration or agreement containing covenants, restrictions or agreements in respect of the maintenance of the Building and/or the Land as a landmark site with or held by a governmental agency or an entity designated or accepted by a governmental agency (each, a “Preservation Agreement”). To the Landlord’s actual knowledge, without independent investigation, there are no matters of record affecting the Premises, Building or Land which are not set forth in that certain certificate for title insurance No. 9201-00487 dated May 19, 1992 issued by Chicago Title Insurance Company.

ARTICLE TWO

Completion and Occupancy

2.1           The Tenant has examined and shall accept the Premises in their existing condition and state of repair and understands that no work is to be performed by the Landlord in connection therewith except as provided in Section 36.1. The Landlord, either through its own employees or through a contractor or contractors to be engaged by it for such purpose, will proceed with due dispatch, subject to delay by causes beyond its reasonable control and Tenant Delay (as hereinafter defined), to do all of the work the Landlord is required to do by the terms of this Lease during regular working hours and will exercise all reasonable efforts to complete all of such work not later than (a) November 1, 1993 with respect to the portion of the Premises on the 10th Floor of the Building and (b) December 1, 1993 with respect to the portion the Premises on the 11th Floor of the Building. If the Landlord is required by this Lease to do any such work without expense to the Tenant and the cost of such work is increased due to any Tenant Delay, the Tenant shall pay to the Landlord an amount equal to such increase in cost. As used in this Lease, “Tenant Delay” shall mean a delay caused by any act or omission of the Tenant, any affiliate thereof or their respective agents, officers, partners, directors, contractors, employees, licensees or invitees, including, without limitation, delays due to changes in or additions to any work to be done by the Landlord or delays in submission of information, approving working drawings or estimates or giving authorizations or approvals.

2.2           If any portion of the Premises shall not be available for possession by the Tenant on the specific date hereinabove designated for the availability thereof for any reason, then this Lease shall not be affected thereby; it being understood that the Tenant shall have no claim against the Landlord, and the Landlord shall have no liability to the Tenant, by reason of any such postponement of said specific date. The parties to this Lease expressly provide that, if the Premises are not available for possession by the Tenant on the specific date hereinabove designated for the commencement of the term hereof, the Tenant, except with the consent of the Landlord, shall not be entitled to possession of the Premises until the same is delivered to the Tenant by the Landlord and there shall be no abatement of Rent by reason thereof, and the Tenant shall not have any claim against the Landlord nor any right to rescind this Lease, and the Landlord shall have no liability to the Tenant, by reason thereof. The foregoing Section 2.2 shall constitute “an express provision to the contrary” as such phrase is used in Section 223-a of the Real Property Law of the State of New York and shall constitute a waiver of the Tenant’s rights pursuant to such Section 223-a and any other law of like import now or hereafter in force.

2.3           Unless the Tenant notifies the Landlord to the contrary before the earlier of (a) thirty (30) days after the date on which the Tenant takes possession of any part of the Premises and (b) the date on which the Tenant commences the Tenant Work (as hereinafter defined) in such part of the Premises, the Tenant, by taking possession of such part of the Premises, shall be conclusively deemed to have agreed that the Landlord, up to the time of such possession, had performed all of its obligations under this Lease with respect to such part and that such part, except for latent defects and except for minor details of construction, decoration and mechanical adjustment referred to above, was in satisfactory condition as of the date of such possession. If the Tenant so notifies the Landlord and the Landlord had not performed such obligations, the Landlord shall promptly commence and diligently proceed with the performance thereof in such a manner as will not unreasonably interfere with the Tenant’s Work,

ARTICLE THREE

Use of Premises

3.1           The Tenant shall not, except with the prior consent of the Landlord, use, or suffer or permit the use of, the Premises or any part thereof for any purpose other than the uses permitted in Section 1.3, provided, that the portions of the Premises which are identified as toilets or utility areas, if any, shall be used by the Tenant only for the purposes for which they are designed and the portions of the Premises which are identified as storage areas, if any, shall be used only for storage purposes.

3.2           The Tenant shall not:

(a)           use, or suffer or permit the use of, the Premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (including, without limitation, the installation or operation of any electrical, electronic or other equipment) which is unlawful or in contravention of the Certificate of Occupancy for the Building; or

(b)           do, or suffer or permit the doing of, anything in the Premises or in connection with the Tenant’s business or advertising which, in the reasonable judgment of the Landlord, will, to more than a de minimis extent, be prejudicial to the business or reputation of the Landlord, the Building or Rockefeller Center or reflect unfavorably on the Landlord, the Building or Rockefeller Center or confuse or mislead the public as to any connection or relationship between the Landlord and the Tenant.

The Landlord acknowledges that (1) commercial and investment banking, (2) asset management, (3) issue, placing and trading of financial instruments, (4) specialized financing and (5) investing in the equity of industrial and commercial companies are not businesses which are prejudicial to the business of the Landlord or the reputation of the Landlord, the Building or Rockefeller Center or reflect unfavorably on the Landlord, the Building or Rockefeller Center.

3.3           Unless otherwise specifically provided in this Lease, the Tenant will not use, or suffer or permit the use of, the Premises or any part thereof for any of the following purposes: (a) manufacturing of any kind, (b) the business of broadcasting to the general public by wire or wireless of any programs or pictures of any sort, or for the sale of apparatus or devices connected with the business of such broadcasting, (c) the retail sale of any item whatsoever except to the extent customarily sold by financial or financial service institutions and not involving regular and consistent direct patronage of the general public, (d) an auction of any kind other than an auction of financial instruments or products, or (e) except as provided in Section 3.4, the preparation, dispensation or consumption of food or beverages.

3.4           The Landlord agrees that parts of the Premises may be used as a kitchen, pantry or executive dining room and for the installation and operation of food and beverage vending machines for the employees and guests of the Tenant (but not open to the general public) upon the condition in each case that: (1) no food or beverages will be kept or served in the Premises in a manner or under any conditions which shall be the occasion for fumes or odors being emitted from, or detectable outside of, the Premises, (2) such parts of the Premises shall be at all times maintained by the Tenant in an clean and sanitary condition and free of refuse (including use of extermination services whenever required), (3) the Tenant will keep the plumbing and sanitary systems and installations serving such parts of the Premises to the points they connect with the main vertical risers and stacks of the Building in a good state of repair and operating condition, (4) except in a kitchen, no cooking or other preparation of food (other than the heating of precooked foods and beverages) shall be done in the Premises and (5) no kitchen shall be used unless it is equipped with all equipment (collectively, “Kitchen Equipment”) required by Requirements or reasonably required by the Landlord for safety, sanitary operation and ventilation or customarily required by owners of first-class office buildings in midtown Manhattan of similar size, character and operation, including, without limitation, ventilating hoods, duct work, risers, stacks, plumbing and sanitary systems and range hood exhaust systems (including flues and related fans). Unless required by Requirements or the provisions of this Lease, once the Kitchen Equipment has been installed in accordance with plans approved by the Landlord, the Tenant shall not be required to relocate the flue or add any bracing to the floor by reason of the Kitchen Equipment unless the Landlord bears the cost thereof. Kitchen Equipment shall be installed by the Tenant at its expense (and all work and actions in connection therewith shall be subject to the provisions of this Lease, including, without limitation, Article Six), and the Tenant, at its expense, shall keep all Kitchen Equipment (including any related fans and all connections between the Kitchen Equipment and such fans) clean and in a good state of repair and operating condition. Within sixty (60) days after commencing operation of any kitchen in the Premises, the Tenant shall establish a maintenance schedule for the cleaning of all ventilating hoods over ranges and cooking equipment and duct work and risers, including any related fans (the “Exhaust System”), and submit such maintenance records with respect to the Exhaust System to the building manager within 10 days after request at all times during the term of this Lease.

3.5           If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on in the Premises and, if the failure to secure such license or permit would adversely affect the Landlord, the Tenant shall promptly procure and thereafter maintain such license or permit, submit the same to inspection by the Landlord, and comply with the terms and conditions thereof.

3.6           Neither the Tenant nor any occupant of the Premises shall use the words “Rockefeller”, “Center” or “Radio City”, or any combination or simulation thereof, for any purpose whatsoever, including (but not limited to) as or for any corporate, firm or trade name, trademark or designation or description of merchandise or services, except that the foregoing shall not prevent the use, in a conventional manner and without emphasis or display, of the words “Rockefeller Center” and/or, where applicable, “Rockefeller Plaza” as part of the Tenant’s business address. Neither the Tenant nor any occupant of the Premises shall use the name of the Building or the name of the entity for which the Building is named or any part or abbreviation (including, without limitation, initials) of either such name except that the foregoing shall not prevent the use of the name of the Building or any part thereof, in a conventional manner and without emphasis or display, as a part of the Tenant’s or such occupant’s business address or by reference in the ordinary course of its business.

ARTICLE FOUR

Fixtures

4.1           All fixtures, equipment, improvements and installations (“Fixtures”) attached to, or built into, the Premises at the commencement of or during the term of this Lease, whether or not installed at the expense of the Tenant or by the Tenant, shall be and remain part of the Premises and be deemed the property of the Landlord and shall not be removed by the Tenant except as otherwise expressly provided in this Lease. All electric, plumbing, heating, sprinkling, dumbwaiter, elevator, fixtures and outlets, venetian blinds, partitions, railings, gates, doors, vaults, stairs, paneling (including, without limitation, display cases and cupboards recessed in paneling), molding, shelving, radiator enclosures, floors, and ventilating, silencing, air conditioning and cooling equipment shall be deemed to be included in Fixtures, whether or not attached to or built into the Premises. Notwithstanding the foregoing, all non-structural installations and/or alterations in the Premises may, at the Tenant’s option, be removed or abandoned by the Tenant; provided, that the Tenant shall, unless otherwise requested by the Landlord, (a) close up any slab penetration in the Premises (other than those existing on the date of this Lease which the Tenant has not closed and received any reimbursement from the Landlord pursuant to Section 33.6 plus one (1) new slab penetration for a stairway) and (b) remove from the Building any of the following additions to the Premises made by the Tenant after the date of this Lease: structural additions, stairways (except as otherwise provided in clause (a) above), safes, vault areas, lead-lined rooms, conveyors, pneumatic tubes and internal elevators. All such closing and removal shall be performed not later than the expiration or termination of the Lease and shall be performed subject to the provisions of this Lease, including, without limitation, Section 6.5. The Tenant shall repair any damage to the Premises arising from such additions, closing and removal to the extent such damage (i) is structural, (ii) affects the Building’s sanitary, electrical, heating, air conditioning, ventilating or other systems, (iii) affects any space outside of the Premises or (iv) is visible from the common areas of the Building outside of the Premises. The cost of repairing any such damage to the Premises or the Building shall be paid by the Tenant upon demand. If any Fixture or other alteration or property of the Tenant which as aforesaid may or is required to be removed by the Tenant is not so removed within the time above specified therefor, then the Landlord may at its election deem that the same has been abandoned by the Tenant to the Landlord, but no such election shall relieve the Tenant of its obligation to pay the cost and expense of removing those required to be removed by the Tenant or the cost of repairing damage arising from any removal performed by the Tenant or required to be performed by the Tenant hereunder. Notwithstanding the foregoing, the Landlord may, by notice to the Tenant, prohibit the closing of any slab penetration not theretofore closed and the removal of any or all items the Tenant is required to remove pursuant to this Section 4.1 but has not theretofore removed unless, with respect to non-structural items, the Tenant chooses to remove same.

4.2           All the perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises (including, without limitation, any flagpoles or other installations on said walls, balconies, terraces or roofs), and any space in and/or adjacent to the Premises used for shafts, stairways, stacks, pipes, conduits, ducts, mail chutes, conveyors, electric or other utilities, sinks, fans or other Building facilities, and the use thereof, as well as access thereto through the Premises (except in the case of emergency, upon reasonable prior notice and at such times as shall not unreasonably interfere with the Tenant’s business) for the purposes of such use and the operation, improvement, replacement, addition, repair, maintenance or decoration thereof, are expressly reserved to the Landlord.

ARTICLE FIVE

Electric Current and Water

5.1           The Landlord shall furnish, through the existing transmission facilities installed by it in the Building, alternating electric current to the electric closets and panels provided by the Landlord and serving the Premises in such reasonable quantity as may be required for the Tenant’s ordinary use of the Premises for the purposes herein specified, but such quantity shall not exceed, in the aggregate, an average of six watts per rentable square foot of space in the Premises; provided, that if the Tenant shall demonstrate, to the Landlord’s reasonable satisfaction, that the Tenant’s actual usage will exceed said six watts, then the Landlord shall provide the amount so needed, but in no event shall the Landlord be obligated to provide more than eight (8) watts per rentable square foot of space in the Premises. Such alternating electric current shall be measured by a meter or meters provided and installed by the Landlord at such location or locations as the Landlord shall select, it being understood that Tenant is responsible for installation of meter service, including, without limitation, CT cabinets, meter pans and associated wiring, but excluding the meter itself. The Tenant shall pay to the Landlord, as billed by the Landlord, at the end of each billing period of the public utility company then supplying such alternating electric current to the Building an amount which shall be the sum of (i) 105% of the product obtained by multiplying the actual number of kilowatt hours of electric current consumed by the Tenant in such billing period by a fraction having as its numerator the amount charged the Landlord for the Building by said public utility for the total number of kilowatt hours billable to the Landlord for the Building in such billing period and as its denominator said total number of kilowatt hours, plus (ii) any taxes applicable to the amount determined pursuant to the foregoing clause (i). If requested by the Tenant within sixty (60) days after any bill for electricity is sent to the Tenant, the Landlord will furnish the Tenant with a copy of the corresponding bill from the public utility company. In any circumstances where any meter measures consumption of electricity by more than one tenant, the Landlord shall make a reasonable estimate of such consumption and allocate the cost thereof pro rata to the tenants (including the Tenant) which derive the benefit thereof in accordance with the respective rentable areas occupied by such tenants and subject to such shared metering.

5.2           The Landlord may, at its option, upon not less than sixty (60) days’ prior notice to the Tenant, discontinue the furnishing of electric current to the Premises or any part thereof and, in such event, the Tenant shall contract for the supplying of such electric current thereto with the public service company supplying electric current to the neighborhood, and the Landlord shall permit its risers, conduits and feeders serving the Premises, to the extent available, suitable and safely capable, to be used for the purpose of supplying such electric current; it being understood that (except to the extent prohibited by any Requirement) the Landlord will not discontinue the furnishing of such electric current to the Premises unless (a) the Landlord discontinues furnishing electric current to substantially all of the tenants in the Building, (b) it is possible for the Tenant to contract with the public utility company furnishing electric current to the neighborhood for the furnishing of such electric current to the Premises and (c) the Tenant shall have had reasonable time to so contract with such utility company and to perform all work necessary to provide risers, conduits and feeders to supply the electric current provided for in the first sentence of Section 5.1.

5.3           If (a) the Tenant shall require electric current for use in the Premises (including, without limitation, electric current furnished through the Tenant’s Electric Riser) in excess of the greater of (i) six (6) watts per rentable square foot of space in the Premises and (ii) if the Tenant shall demonstrate, to the Landlord’s reasonable satisfaction, that the Tenant’s actual usage will exceed said six watts, the lesser of the Tenant’s actual usage and eight (8) watts per rentable square foot of space in the Premises and (b) the Landlord, at its reasonable option, shall make such excess load available to the Tenant, then the Tenant shall pay the Landlord’s then standard charge for such excess load availability along with the consumption charges specified in Section 5.1. In addition to the foregoing charges, if, in the Landlord’s judgment, such additional electric current cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, the Landlord, upon request of the Tenant, will proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards and/or appurtenances provided the same and the use thereof shall be permitted by all laws, ordinances, rules, orders and regulations of all governmental and quasi-governmental authorities and of all insurance bodies, at any time duly issued and in force (collectively, “Requirements”) applicable to the Land, the Building or the Premises or any part thereof, to the Tenant’s use thereof or to the Tenant’s observance of any provision of this Lease and shall not cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, and the Tenant shall pay all costs and expenses incurred by the Landlord in connection with such installation and shall maintain on deposit with the Landlord such security for the payment by the Tenant of all such costs and expenses as the Landlord shall from time to time request; provided, that the Tenant may, at its expense, install such additional risers, feeders, switchboards and/or appurtenances (and all work and actions in connection therewith shall be subject to the provisions of Section 6.5). The Tenant shall purchase and install all lamps, starters and ballasts (including replacements thereof) used in the lighting fixtures in the Premises.

5.4           Water will be furnished by the Landlord for (a) normal office uses including in lavatory and toilet facilities, pantries and coffee rooms, if any, in the Premises and (b) reasonable and customary use in any kitchen facilities in the Premises which are capable of simultaneously serving a full meal to no more than twenty-four (24) persons. Where any water is otherwise furnished or any steam is furnished by the Landlord, the Tenant shall pay (i) the actual cost to the Landlord for the water or steam so furnished based on a mutually agreed-upon, reasonable estimate of the Tenant’s usage and, in the case of water, for any required pumping and heating thereof, and (ii) any taxes, sewer rent or other charges which may be imposed by any government or agency thereof based upon the quantity of water or steam so furnished or the charge therefor. Notwithstanding anything in this Section 5.4, there shall be no charge to the Tenant under this Section 5.4 for chilled water furnished by the Landlord pursuant to Article Twenty.

5.5           The Landlord shall in no way be liable for any failure, inadequacy or defect in the character or supply of electric current, water or steam furnished to the Premises except for actual damage suffered by the Tenant by reason of any such failure, inadequacy or defect caused by the sole negligence, gross negligence or willful misconduct of the Landlord or its agents, servants or employees in the operation or maintenance of the Premises or the Building (each, a “Landlord Party”). Subject to the provisions of Article Nine, if any such failure, inadequacy or defect renders more than 500 rentable square feet of the Premises untenantable for (a) fourteen (14) days in any thirty (30) day period after the Tenant notifies the Landlord of such untenantability (subject to appropriate extension for force majeure events), if the remedy of such failure, inadequacy or defect is within the Landlord’s reasonable control or was caused by the sole negligence, gross negligence or willful misconduct of a Landlord

Party, or (b) in all events, thirty (30) days in any sixty (60) day period after the Tenant notifies the Landlord of such untenantability, then Fixed Rent and the Additional Rent under Article Twenty-four (“Article 24 Rent”) payable in respect of the portion of the Premises rendered untenantable shall abate from the first day after such portion of the Premises became untenantable until such portion of the Premises is rendered tenantable; provided that such abatement shall be made only if there is no other existing abatement relating to the space in question under any provision of this Lease. If the Tenant would be entitled to an abatement under this Section 5.5 but for the fact that the date on which the Tenant is to commence payment of Fixed Rent (the “Rent Commencement Date”) has not yet occurred, then the Rent Commencement Date for the space in question shall be postponed by one (1) day for each day such abatement would have been applicable had the Rent Commencement Date occurred. If a substantial part of the Premises is rendered untenantable as a result of such a failure, inadequacy or defect and it is reasonably determined by the Landlord that such part of the Premises cannot be made tenantable within a period of fifteen (15) months after the occurrence of such failure, inadequacy or defect, then, notwithstanding anything to the contrary contained in this Section 5.5, the provisions of Section 9.2 shall control. For purposes of this Lease, space shall be deemed untenantable only if such space (1) cannot be used by the Tenant in the ordinary course of its business for the uses permitted in Section 1.3 and (2) is not used by the Tenant.

5.6           The Landlord shall pay to the Tenant all utility company rebates paid to the Landlord resulting from installations paid for by the Tenant, or permit the Tenant a credit for such amount against future Rent payments.

ARTICLE SIX

Various Covenants

6.1           The Tenant shall take such care of the Premises as is necessary to (a) maintain the Premises in a safe and vermin-free condition and (b) not adversely affect the operation or maintenance of the Building’s sanitary, electrical, heating, air conditioning, ventilating or other systems serving, located in, or passing through, the Premises. The Tenant shall keep clean those portions of the Premises which are visible from outside of the Premises which the Landlord is not required by this Lease to clean, and pay the cost of making good any injury, damage or breakage caused by the Tenant, any other occupant of the Premises (other than a Landlord Party), any affiliate of the Tenant or such occupant, or any of their respective employees, officers, directors, partners, contractors, agents, licensees or invitees (each, a “Tenant Party”), other than any damage with respect to which the Tenant is released from liability pursuant to Section 9.3.

6.2           The Tenant shall observe and comply with the rules and regulations annexed to, and made a part of, this Lease and such other and further reasonable rules and regulations as the Landlord hereafter at any time may make and communicate to the Tenant and which (a) in the reasonable judgment of the Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, and (b) will not unreasonably interfere with the Tenant’s use of the Premises; provided, however, that (1) no such rule or regulation shall apply to Qualified Alterations (as hereinafter defined) or other Alterations (as hereinafter defined) which have been approved by the Landlord once work in respect thereof has been commenced by the Tenant if such rule or regulation will prohibit or materially increase the cost of completion thereof and (2) in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control. The Landlord shall enforce the rules and regulations in a non-discriminatory manner.

6.3           The Tenant shall permit the Landlord, any landlord under any of the underlying leases, any mortgagee under any of the underlying mortgages, any other party reasonably designated by the Landlord, and their respective representatives, to enter the Premises during business hours for the purposes of inspection and permit them or any of their agents or contractors to enter at any time for the purpose of complying with any Requirement or exercising any right reserved to the Landlord under Article Eight or elsewhere by this Lease (it being understood that the parties specified in this subsection are third-party beneficiaries of the covenants specified in this subsection in the event of the Landlord’s breach of any obligation it may have to any such party to exercise a right of access on such party’s behalf). The foregoing rights of access to the Premises shall not be exercised (a) more often than is reasonably necessary or desirable in furtherance of legitimate business interests of the Landlord or any such mortgagee or landlord and (b) unless, in each instance (i) twenty-four hours advance telephonic notice thereof, except in the case of an emergency, has been given to the Tenant, (ii) the Tenant shall be permitted, if it so elects, except in the case of an emergency, to have a representative accompany the Landlord or any such party, (iii) any such party is accompanied by the Landlord, an affiliate of the Landlord, the managing agent of the Building or any of their representatives and (iv) such right of access is exercised in a manner which does not interfere with the Tenant’s use and enjoyment of the Premises, provided that the Tenant acknowledges that walking through the Premises does not constitute interference with the Tenant’s use and enjoyment of the Premises.

6.4           The Tenant shall make no claim against the Landlord or any landlord under any of the underlying leases for any injury or damage to the Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of the Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by the sole negligence, gross negligence or willful misconduct of a Landlord Party, it being understood that no property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes specified in this Lease will be brought upon or kept in the Premises.

6.5           (a)          The Tenant shall make no alteration, change, addition, improvement, repair or replacement (an “Alteration”) in, to, or about, the Premises, and do no work in such connection, without in each case the prior consent of the Landlord. Notwithstanding the foregoing, the Tenant shall not be required to obtain the Landlord’s prior consent in connection with any Alteration (a “Qualified Alteration”) which (i) does not involve a structural change to the Building, (ii) does not affect the sanitary, electrical, heating, air conditioning, ventilating or other systems of the Building, (iii) does not affect any space outside of the Premises and (iv) is not visible from the common areas of the Building outside of the Premises. All work in connection with any Alteration shall be performed only by workers and contractors of the Landlord or by workers and contractors of the Tenant acceptable to the Landlord, and in a manner and upon reasonable terms and conditions and at times, approved by the Landlord. The Tenant shall make no contract for nor employ any labor in connection with the maintenance, cleaning (except as provided in Article Thirty) or other servicing of the Premises without in each case the prior consent of the Landlord. In the case of structural Alterations required by any Requirement applicable to the Premises or any part thereof or to Tenant’s use thereof or to Tenant’s observance of any provision of this Lease, the Landlord’s consents and approvals under this Section 6.5(a) shall not be unreasonably withheld, conditioned or delayed to the extent granting same shall not impose any burden on the Landlord in addition to those burdens specifically agreed to by the Landlord under the terms of this Lease. Without limiting the generality of the foregoing, the parties agree that it is not unreasonable for the Landlord to condition its consent on the Tenant agreeing to pay the cost of performing any such burden on the Landlord in addition to those burdens specifically agreed to by the Landlord under the terms of this Lease. If the retention of an outside consultant is necessitated by the extraordinary time required for, or complex nature of, the reviews and inspections in connection with the consideration of the granting of, and compliance with, any such consent or approval, the Tenant shall reimburse the Landlord for its reasonable third party costs incurred in connection therewith.

(b)           Notwithstanding anything in this Lease to the contrary, the Tenant shall make all changes (once approved by the Landlord), whether or not structural and whether or not in the Premises, required by any Requirement as a result of any Alteration.

(c)           The Tenant shall pay as and when the same become due and payable all charges incurred by it in connection with any Alterations. If any notice or claim of any lien be given or filed by or against the Building or the Land for any work, labor or services performed, or for any materials, products or equipment used, furnished or manufactured for use, therein or thereon or in connection with the performance of any Alteration, the Tenant shall promptly, but in all events within thirty (30) days, discharge or remove the same of record by payment, bonding or otherwise.

(d)           Notwithstanding any consent or approval by the Landlord, the Tenant shall not:

(i) permit the use of any contractors, workers, labor, material or equipment if the use thereof actually disturbs harmony with any trade engaged in performing any other work, labor or service in or with regard to the Building or Rockefeller Center or contributes to any labor dispute, or

(ii) permit the use of any contractors, workers, labor, material or equipment if the use thereof will, in the Landlord’s reasonable judgement, disturb harmony with any trade engaged in performing any other work, labor or service in or with regard to the Building or Rockefeller Center or contribute to any labor dispute.

Without limiting the generality of the foregoing, it is understood by the parties that vandalism or a stoppage, strike, slowdown, picket, leafletting or other similar unrest shall be deemed to be such a disturbance.

(e)           The Tenant shall carry or cause to be carried appropriate workers compensation insurance for all workers working in the Premises.

(f)            The Tenant shall deliver to the Landlord, within thirty (30) days after completion of an Alteration, (i) a “paper” copy of as-built plans and specifications of the Premises reflecting the Alteration in question and (ii) if available, magnetic computer media of such as-built plans and specifications prepared on an Autocad Computer Assisted Drafting and Design (“CADD”) System (or such other system as the Landlord may select) using naming conventions issued by the American Institute of Architects in June 1990 (or such other naming convention the Landlord may select), translated into DXF format or another format selected by the Landlord. The Tenant shall use best efforts

(without being obligated to expend money beyond that due in payment for the Alteration) to deliver to the Landlord, within thirty (30) days after completion of an Alteration, general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Alteration in question. If the Tenant is unable to deliver such general releases and waivers of lien within said thirty (30) day period, the Tenant shall (A) nonetheless continue using best efforts (without being obligated to expend money beyond that due in payment for the Alteration) to deliver the same to the Landlord until such time as the contractors, subcontractors and materialmen in question may not, as a matter of law, file a lien or charge against the Building, the Land or any part thereof and (B) deliver to the Landlord a certificate signed by an appropriate officer of the Tenant either (1) stating that all contractors, subcontractors and materialmen have been paid for all work and materials furnished in connection with the Alteration or (2) if the Tenant is engaged in a bona fide dispute with any contractors, subcontractors or materialmen, describing the nature of the dispute. If the Tenant shall be engaged in a dispute with any contractors, subcontractors or materialmen who have not furnished general releases and waivers of lien, the Tenant shall act to resolve the dispute with due diligence and dispatch, and shall keep the Landlord fully Informed of all material matters relating thereto. Notwithstanding the foregoing, nothing contained in this subsection 6.5(f) shall in any way affect the obligations of the Tenant under subsection 6.5(c).

6.6           The Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy issued for office buildings in the Borough of Manhattan, New York, N.Y., and shall not do, suffer or permit anything to be done, or keep, suffer or permit anything to be kept, in the Premises, which would increase the fire or other casualty insurance rate on the Building or property therein unless the Tenant agrees to bear the additional cost thereof, or which would result in two insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by the Landlord.

6.7           The Tenant shall permit the Landlord to show the Premises at reasonable times during Business Hours (as hereinafter defined) to any lessee, or any prospective purchaser, lessee, mortgagee or assignee of any mortgage or underlying lease, of the Building and/or the Land or of the Landlord’s interest therein, and their representatives, and during the 24 months preceding the expiration of this Lease with respect to any part of the Premises similarly show such part to any person contemplating the leasing of all or a portion of the same. The foregoing rights of access to the Premises shall not be exercised (a) more often than is reasonably necessary or desirable in furtherance of legitimate business interests of the Landlord or any such mortgagee or landlord and (b) unless, in each instance (i) twenty-four hours advance telephonic notice thereof has been given to the Tenant, (ii) the Tenant shall be permitted, if it so elects, to have a representative accompany the Landlord or any such party, (iii) any such party is accompanied by the Landlord, an affiliate of the Landlord, the managing agent of the Building or any of their representatives and (iv) such right of access is exercised in a manner which does not interfere with the Tenant’s use and enjoyment of the Premises, provided that the Tenant acknowledges that walking through the Premises does not constitute interference with the Tenant’s use and enjoyment of the Premises.

6.8           At the expiration or any earlier termination of this Lease with respect to any part of the Premises, the Tenant shall terminate its occupancy of, and quit and surrender to the Landlord, such part of the Premises free of rubbish, debris and vermin.

6.9           Each party, at any time and from time to time, shall execute, acknowledge and deliver to the other party, upon not less than twenty (20) days’ prior notice, a statement of such party (or if such party is a corporation or a partnership, an appropriate officer or partner, as the case may be, of such party) certifying as to whether this Lease is unmodified and in full force and effect (or if there have been modifications, whether the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid in advance, if any, stating whether or not to the best knowledge of the signer of such certificate the other party is in default in the keeping, observance or performance of any provision contained in this Lease and, if so, specifying each such default, and such other information as the other party may reasonably request. It is intended that any such statement from the Tenant may be relied upon by the Landlord, any landlord under any underlying lease (as defined in Article Thirteen hereof) or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee or assignee of any underlying mortgage (as defined in Article Thirteen hereof); and that any such statement from the Landlord may be relied upon by the Tenant, any of the Tenant’s sublessees, or any prospective assignee or sublessee of the Tenant’s interest in this Lease.

6.10         The Tenant shall indemnify, and save harmless, the Landlord, and its agents and partners and its and their respective contractors, licensees, invitees, servants, officers, directors, agents and employees, any mortgagee under any underlying mortgage and any landlord under any of the underlying leases (the “Landlord Indemnitees”) from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in the defense thereof) to which any Landlord Indemnitee may (except insofar as it arises solely out of the negligence or willful misconduct of any such Landlord Indemnitee) be subject or suffer whether by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including, without limitation, any loss of use thereof) or otherwise arising from or in connection with the use of, or from any work or thing whatsoever done in, any part of the Premises or the Building (other than by any Landlord Indemnitee) during the term of this Lease or during the period of time, if any, prior to the commencement of such term that the Tenant may have been given access to such part for the purpose of doing work or otherwise, or as a result of any Tenant Party performing any such work or otherwise that subjects any Landlord Indemnitee to any Requirement to which such Landlord Indemnitee would not otherwise be subject, or arising from any condition of the Premises due to or resulting from any default by the Tenant in the keeping, observance or performance of any provision contained in this Lease or from any act or negligence of any Tenant Party.

6.11         The Tenant shall maintain, at all times during the term of this Lease and during any other times the Tenant is granted access to the Premises, a policy or policies of commercial general liability insurance (including, without limitation, insurance of the Tenant’s contractual liability under this Lease) with the premiums fully paid on or before the due date, issued by a reputable insurance company licensed to do business in the State of New York, having a minimum rating A- XI by A.M. Best & Company or such other comparable financial rating as the Landlord may at any time consider reasonably appropriate, and reasonably acceptable to the Landlord. Such insurance shall afford minimum limits as the Landlord may reasonably designate from time to time, but in no event less than $3,000,000 per occurrence with a $5,000,000 aggregate in respect of injury or death to any number of persons and not less than $3,000,000 for damage to or loss of use of property in any one occurrence, subject to reasonable deductibles. Each such policy shall provide that it cannot be cancelled, changed or modified except upon 30 days’ prior notice to the Landlord and shall name the Landlord Indemnitees and such other designees as the Landlord may from time to time designate as additional insureds thereunder. The Tenant shall furnish original certificates of such insurance to the Landlord prior to the term commencement date (or any date on which the Tenant is granted earlier access) and thereafter not less than 30 days prior to the expiration of each such policy and any renewals or replacements thereof.

ARTICLE SEVEN

Assignment, Mortgaging, Subletting, etc.

7.1           The Tenant covenants, for the Tenant and its successors, assigns and legal representatives, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (it being agreed that (y) issuance by the Tenant of stock and/or the transfer of already-issued stock/partnership interest, in one or more transactions so as to transfer control or transfer 50% or more of an interest in the Tenant, other than through over-the-counter or national securities exchange transactions by those holding less than a 5% interest in the Tenant, or (z) sale or transfer of 25% or more of the assets of the Tenant in one or more transactions, other than in the ordinary course of business, shall, in either event, be deemed an assignment of this Lease), and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of the Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space, for mailing privileges or as a concession, by anyone other than the Tenant and the Tenant’s permitted subsidiaries, affiliates, sublessees and assigns, or will, except as permitted under Article Thirty-five, be sublet, or offered or advertised for subletting; provided, however, that, if the Tenant is a corporation, (a) the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which the Tenant is merged or with which the Tenant is consolidated (such corporation being hereinafter in this Article called the “Assignee”) without the prior consent of the Landlord shall not be deemed to be prohibited hereby if, and upon the express conditions that, (i) the primary purpose for such merger or consolidation is other than the transfer of this Lease, (ii) the surviving entity has a net worth of at least $400 million (U.S.), and (iii) at least thirty (30) days prior to the merger or consolidation, the Assignee shall have executed and delivered to the Landlord an agreement in form and substance reasonably satisfactory to the Landlord whereby the Assignee shall agree to be personally bound by and upon all the provisions set forth in this Lease on the part of the Tenant to be kept, observed or performed to the same extent as the Tenant, and whereby the Assignee shall expressly agree that the provisions of this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers, and (b) the Landlord will consent to the Tenant permitting the Premises to be used and occupied for the purposes specified in, and subject to the provisions of, this Lease, by any subsidiary or affiliate of the Tenant, but only for so long as the occupant remains a subsidiary or affiliate of the Tenant, provided that (I) the Tenant provides reasonable evidence of the relationship of the subsidiary or affiliate to the Tenant, (II) in the Landlord’s reasonable judgment the subsidiary or affiliate is of a character and engaged in a business such as is in compliance with Section 1.3 and is otherwise in keeping with the standards in those respects for the Building and its occupancy and (III) it being understood that an entity shall only be a subsidiary or affiliate of the Tenant for purposes of this Section 7.1 if the Tenant or its subsidiary, parent or affiliate owns, directly or indirectly, 50% or more of each class of the stock of any corporation or equitable interest in any other business entity.

7.2           Without in any way suggesting permission for the Tenant to assign the Lease, if the Lease is nonetheless assigned by the order of a court or otherwise but not as permitted by Section 7.1 above, the Tenant shall pay to the Landlord fifty percent (50%) of any consideration received by the Tenant from an assignee (other than a Tenant Affiliate) for the assignment, net of brokerage commissions, legal fees, workletter payments and other costs incurred by the Tenant in connection therewith and not reimbursed by the assignee. The amounts to be paid to the Landlord under this Section shall be payable only out of amounts collected by the Tenant in connection with an assignment and shall be deemed forgiven if no assignment occurs.

7.3           The Landlord will, at the request of the Tenant, maintain listings on the Building directory of the names of the Tenant, its departments and its permitted sublessees, subsidiaries and affiliates occupying parts of the Premises, and the names of any of their officers or employees; provided, however, that the number of names so listed shall not exceed 900. Without implying any right to do so, the listing of any name other than that of the Tenant, whether on the doors or windows of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the consent of the Landlord referred to in Section 7.1, it being expressly understood that any such listing is a privilege extended by the Landlord revocable at will by notice to the Tenant.

ARTICLE EIGHT

Changes or Alterations by Landlord

8.1           The Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including, without limitation, the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as may be reasonably necessary or desirable for other tenants in the Building, for the safety of the Building, for the maintenance of the Building as a first-class building or for Building technology upgrades; provided, that (a) the exercise of such rights shall not result in (i) an unreasonable obstruction of the means of access to the Premises or (ii) an unreasonable interference with the use of the Premises, (b) the number of passenger elevators serving the Premises is not permanently reduced and (c) pipes, ducts and conduits are enclosed and, where reasonably practicable, are situated above ceilings, below floors or in walls or shafts. The Landlord shall, except in the case of emergency, give the Tenant reasonable prior notice if any such change, alteration, addition, improvement, repair or replacement will affect the Premises. If any such change, alteration, addition, improvement, repair or replacement results in the Tenant being excluded from more than 500 rentable square feet of the Premises for seven (7) days in any fifteen (15) day period after the Tenant notifies the Landlord of such exclusion, then Fixed Rent and Article 24 Rent payable in respect of the portion of the Premises from which the Tenant is excluded shall abate from the first day after the Tenant is excluded from such portion of the Premises until such portion of the Premises is returned to the Tenant’s possession; provided, that: (a) if the Tenant (i) is excluded from more than 25% of any full floor of the Premises as a result of such a change, alteration, addition, improvement, repair or replacement and (ii) does not use any part such floor, then Fixed Rent and Article 24 Rent payable in respect of such full floor shall be abated as aforesaid; and (b) if the Tenant (i) is excluded from more than 50% of the entire Premises as a result of such a change, alteration, addition, improvement, repair or replacement and (ii) does not use any part of the Premises, then Fixed Rent and Article 24 Rent payable in respect of the entire Premises shall be abated as aforesaid. If the Tenant would be entitled to an abatement under this Section 8.1 but for the fact that the Rent Commencement Date has not yet occurred, then the Rent Commencement Date for the space in question shall be postponed by one (1) day for each day such abatement would have been applicable had the Rent Commencement Date occurred. Notwithstanding anything to the contrary contained in this Section 8.1, abatements under this Section 8.1 shall be made only if there is no other existing abatement relating to the space in question under any provision of this Lease. Nothing in this Section 8.1 or in Article Six shall be deemed to relieve the Tenant of any duty, obligation or liability to make any repair, replacement or improvement or comply with any Requirement. Except as permitted by this Section 8.1 and in case of emergency, the Landlord shall not make any changes, alterations, additions, improvements, repairs or replacements in or to the Premises without the prior consent of the Tenant, which consent shall not be unreasonably withheld, delayed or conditioned and which consent shall be deemed granted if not granted or denied within five (5) days after request therefor.

8.2           Subject to the provisions of Article Twenty-six, the Landlord reserves the right to change the name or address of the Building at any time. Neither this Lease nor any use by the Tenant shall give the Tenant any right or easement to the use of any door or any passage connecting the Building with any subway or any other building or to the use of any public conveniences, and the use of such doors, passages and conveniences may be regulated or discontinued at any time by the Landlord.

ARTICLE NINE

Damage by Fire, etc.

9.1           If any part of the Premises shall be damaged by fire or other perils, the Tenant shall give prompt notice thereof to the Landlord and the Landlord shall proceed with reasonable diligence subject to adjustment and collection of any insurance proceeds and the provisions of any Qualified Encumbrance to repair such damage, and, if any part of the Premises shall be rendered untenantable by reason of such damage (including untenantability due to lack of access thereto), Fixed Rent and Article 24 Rent in respect of such part of the Premises, shall be abated for the period from the date of such damage to the date when such part of the Premises shall have been made tenantable or to such earlier date upon which either such part of the Premises would have been tenantable but for Tenant Delay or the full term of this Lease with respect to such part of the Premises shall expire or terminate, unless (a) the Landlord shall make available to the Tenant, during the period of such repair, other space in the Building which, in the Tenant’s reasonable judgment, is reasonably suitable for the temporary carrying on of the Tenant’s business, or (b) such fire or other damage shall have resulted from the act or negligence of any Tenant Party; provided, that: (i) if (A) more than 25% of any full floor of the Premises is rendered untenantable as a result of such fire or other damage and (B) the Tenant does not use any part of such floor, then Fixed Rent and Article 24 Rent payable in respect of such full floor shall be abated as aforesaid; and (ii) if (A) more than 50% of the entire Premises is rendered untenantable as a result of such fire or other damage and (B) the Tenant does not use any part of the Premises, then Fixed Rent and Article 24 Rent payable in respect of the entire Premises shall be abated as aforesaid. If the Tenant would be entitled to an abatement under this Section 9.1 but for the fact that the Rent Commencement Date has not yet occurred, then the Rent Commencement Date for the space in question shall be shall be postponed by one (1) day for each day such abatement would have been applicable had the Rent Commencement Date occurred. Notwithstanding anything to the contrary contained in this Section 9.1, abatements under this Section 9.1 shall be made only if there is no other existing abatement relating to the space in question under any provision of this Lease. Except for the Landlord’s gross negligence or willful misconduct, the Landlord shall not be liable for any inconvenience or annoyance to the Tenant or injury to the business of the Tenant resulting in any way from such damage or the repair thereof. The Tenant understands that the Landlord will not carry insurance of any kind on (w) the Tenant’s goods, furniture, equipment or furnishings, (x) on any Fixtures removable by the Tenant as provided in this Lease, (y) on Tenant improvements or betterments or (z) on any property in the care, custody and control of the Tenant (collectively, the “Tenant’s Property”), and that the Landlord shall not be obligated to repair any damage thereto or replace the same.

9.2           If substantial alteration or reconstruction of the Building shall, in the reasonable opinion of the Landlord, be required as a result of damage by fire or other perils (whether or not the Premises shall have been damaged by such fire or other casualty), then this Lease and the term and estate hereby granted may be terminated by the Landlord by a notice, given within sixty (60) days of such damage specifying a date, not less than sixty (60) days after the giving of such notice, for such termination; provided, that the Landlord may not so terminate the

Lease unless the Landlord terminates substantially all of the leases in the Building. If the Landlord undertakes such a substantial alteration or reconstruction of the Building, the Landlord shall complete the same with reasonable diligence insofar as the same relates to the Premises (including, without limitation, access thereto) and the common areas of the Building. In addition, (a) if a substantial part of the Premises is rendered untenantable as a result of such damage by fire or other peril and it is reasonably determined by the Landlord that such part of the Premises cannot be made tenantable within a period of fifteen (15) months after the occurrence of such fire or other peril, then this Lease and the term and estate hereby granted may be terminated by the Landlord or the Tenant by a notice specifying a date, not less than sixty (60) days after the giving of such notice for such termination, which notice must be given within sixty (60) days of such damage (as to which date time is of the essence), and (b) if the Premises or a substantial part thereof are rendered untenantable as a result of such damage by fire or other casualty (including, without limitation, untenantability due to lack of access thereto) and the Landlord’s restoration is not substantially completed by the Landlord within fifteen (15) months after the occurrence thereof, then this Lease and the term and estate hereby granted may be terminated by the Tenant by its giving to the Landlord within sixty (60) days after the end of such fifteen-month period (as to which date time is of the essence) a notice specifying a date, not less than thirty (30) days after the giving of such notice, for such termination. In the event of the giving of notice of termination, this Lease and the term and estate hereby granted shall expire as of the date specified in such notice with the same effect as if such date were the date initially specified in this Lease as the expiration date, and Fixed Rent and Article 24 Rent shall be apportioned as of such date of termination, subject to abatement, if any, as and to the extent provided in Section 9.1.

9.3           Nothing in this Lease shall relieve the Tenant from any liability to the Landlord or to its insurers in connection with any damage to the Premises or the Building by fire or other peril if the Tenant shall be legally liable in such respect, except that the Landlord and the Tenant hereby release each other with respect to any liability which the released party might otherwise have to the releasing party for any damage to the Building or the Premises or the contents thereof by fire or other peril occurring during the term of this Lease to the extent of the proceeds received under a policy or policies of insurance permitting such release. Each party will use best efforts to cause its property and/or other applicable insurance policy to include a provision permitting such a release of liability; provided, that if such a provision is obtainable from such insurer only at an additional expense, the insured party shall notify the other party and, unless the other party pays such additional expense within ten (10) days thereafter, the insured party shall thereafter be free of its waiver of subrogation so long as an additional cost is required under the policy in question.

9.4           This Lease shall be considered an express agreement governing any case of damage to or destruction of, or any part of, the Building or the Premises by fire or other peril, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

ARTICLE TEN
 Condemnation

10.1         If all of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title in such condemnation or taking. If only a part of the Premises shall be so condemned or taken, then the term and estate hereby granted with respect to such part of the Premises shall forthwith cease and terminate as of the date of vesting of title in such condemnation or taking and Fixed Rent and Article 24 Rent, to the extent related to such part of the Premises, shall be abated for the period from the date of such vesting of title to the date specified in this Lease for the expiration of the full term of this Lease with respect to such part of the Premises, but only if there is no other existing abatement relating to the space in question under any provision of this Lease. If only a part of the Building shall be so condemned or taken, then (a) if substantial alteration or reconstruction of the Building or the Premises shall, in the opinion of the Landlord, be necessary or desirable as a result of such condemnation or taking, this Lease and the term and estate hereby granted may be terminated by the Landlord within sixty (60) days following the date on which the Landlord shall have received notice of such vesting of title, by a notice to the Tenant specifying a date, not less than sixty (60) days after the Landlord’s notice, for such termination, or (b) if such condemnation or taking shall be of a substantial part of the Premises or of a substantial part of the means of access thereto, this Lease and the term and estate hereby granted may be terminated by the Tenant, within sixty (60) days following the date upon which the Tenant shall have received notice of such vesting of title, by a notice to the Landlord specifying a date, not less than thirty (30) days after the Tenant’s notice, for such termination, or (c) if neither the Landlord nor the Tenant elects to terminate this Lease, this Lease shall not be affected by such condemnation or taking, except that this Lease and the term and estate hereby granted with respect to the part of the Premises so condemned or taken shall expire on the date of the vesting of title to such part and except that Fixed Rent and Article 24 Rent shall be abated to the extent, if any, hereinabove provided in this Article. If only a part of the Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the Premises are not terminated, the Landlord will proceed with reasonable diligence, subject to the provisions of any Qualified Encumbrance and without requiring the Landlord to expend more than it collects as an award therefor, to restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

10.2         The termination of this Lease and the term and estate hereby granted in any of the cases specified in this Article shall be with the same effect as if the date of such termination were the date originally specified for the expiration of the full term of this Lease, and Fixed Rent and Article 24 Rent shall be apportioned as of such date of termination.

10.3         If there is any condemnation or taking of all or a part of the Building, the Landlord shall be entitled to receive the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in the Tenant and, in the case of a taking for temporary use and occupancy, any award made as compensation for the cost of restoration of the Building. The Tenant hereby expressly assigns to the Landlord any and all right, title and interest of the Tenant now or hereafter arising in or to any such award or any part thereof, and the Tenant shall be entitled to receive no part of such award; provided, that the Tenant shall not be precluded, on prior notice to the Landlord, from intervening for the Tenant’s own interest in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which the Tenant may otherwise lawfully be entitled in such case in respect of property removable by the Tenant under Article Four or for moving expenses, but only to the extent such compensation does not reduce the award otherwise payable to the Landlord.

10.4         If the whole or any part of the Premises, or of the Tenant’s leasehold estate, shall be taken in condemnation proceedings or by any right of eminent domain for temporary use or occupancy. Fixed Rent and Article 24 Rent, to the extent related to such part of the Premises, shall be abated for the period from the date such use or occupancy commences to the date on which possession of such part of the Premises is restored to the Tenant, but only if there is no other existing abatement relating to the space in question under any provision of this Lease. Notwithstanding the foregoing, the Tenant shall perform and observe all of the other provisions of this Lease upon the part of the Tenant to be performed and observed, as though such taking had not occurred, except (a) to the extent that the Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority or (b) in portions of the Premises taken pursuant to the order. The Landlord shall, upon the expiration of any such period of temporary use or occupancy, restore the Building, as nearly as may be reasonably possible within the balance of the term of the Lease, to the condition in which the same was immediately prior to such taking, subject to the provisions of any Qualified Encumbrance and without requiring the Landlord to expend more than it collects as an award therefor.

ARTICLE ELEVEN
Compliance with Laws

11.1         Subject to the provisions of Section 11.3, the Tenant shall comply with all Requirements applicable to the Premises or any part thereof, to the Tenant’s use thereof or to the Tenant’s observance of any provision of this Lease, except that the Tenant shall not be under any obligation to comply with any such Requirement (other than such a Requirement having as a primary purpose the benefit of disabled persons) which (a) requires any structural alteration of or in connection with the Premises solely by reason of the use thereof for any of the purposes permitted in Section 1.3 or (b) would not have been applicable to the Premises but for a condition which has been created solely by, or at the sole instance of, any Landlord Party. Notwithstanding the foregoing, the Tenant shall, subject to the provisions of Section 11.3, be responsible for (x) a condition which has been created by, or at the instance of, any Tenant Party and (y) a breach by any Tenant Party of any provision of this Lease. Where any structural alteration of or in connection with the Premises is required by any such Requirement and (i) by reason of the express exception specified above, the Tenant is not under any obligation to make such alteration and (ii) it is reasonably determined by the Landlord that the cost of making such required alteration, when added to the cost of all required alterations made during the preceding twelve-month period, will exceed $5,000,000 (the “Threshold Amount”), then the Landlord shall have the option of making such alteration or of terminating this Lease and the term and estate hereby granted by giving to the Tenant not less than thirty (30) days’ prior notice of such termination. If within fifteen (15) days after the giving of notice of termination, the Tenant shall request the Landlord to make such alteration, and the Tenant agrees to bear fifty percent (50%) of the cost thereof in excess of the Threshold Amount, then such notice of termination shall be ineffective and the Landlord shall proceed with reasonable diligence to make such alteration. The Tenant shall pay to the Landlord fifty percent (50%) of all costs and expenses in excess of the Threshold Amount incurred by the Landlord in connection therewith. For purpose of this Article, providing and installing of sprinklers shall be deemed to be a non-structural alteration. The Landlord represents to the Tenant that as of the date of this Lease, to the Landlord’s best knowledge without investigation, the Premises are not in violation of any Requirements compliance with which would cost more than the Threshold Amount.

11.2         If a notice of termination shall be given by the Landlord under this Article and such notice shall not become ineffective as above provided, this Lease and the term and estate hereby granted shall terminate on the date specified in such notice with the same effect as if such date were the date originally specified for the expiration of this Lease, and Fixed Rent shall be apportioned as of such date of termination.

11.3         The Tenant shall have the right to contest by appropriate legal proceedings, without cost or expense to the Landlord but upon prior notice to the Landlord (which notice shall specify the Requirement in question and the Tenant’s good faith estimate of the duration of the contest), the validity or application of any Requirement which the Tenant is or may be obligated to comply with pursuant to this Lease and if compliance therewith pending the prosecution of any such proceeding may legally be held in abeyance without the incurrence of a lien, charge or liability of any kind against the Premises, the Tenant’s leasehold interest therein, the Building or the Land and without causing a default under any Qualified Encumbrance and without subjecting the Tenant or any Landlord Indemnitee to any civil liability or any criminal liability for failure so to comply therewith and without jeopardizing the coverage afforded by any of the Landlord’s insurance policies, the Tenant may postpone compliance therewith until the final determination of any proceedings, provided that all such proceedings shall be prosecuted with due diligence and dispatch, and if any lien or charge is incurred by reason of non-compliance, the Tenant may nevertheless make the contest and delay compliance as aforesaid, provided, that before commencing any contest or delaying compliance the Tenant furnishes to the Landlord security, reasonably satisfactory to the Landlord, against any loss or other charges and prosecutes the contest with due diligence and dispatch. During the pendency of any contest by the Tenant, the Tenant shall keep the Landlord fully informed of all material matters relating to such contest. If, notwithstanding the Tenant’s contest of a particular Requirement, such Requirement must ultimately be complied with, in whole or in part, the Tenant shall pay all compliance costs, including, without limitation, all interest, fines or other charges. This Section 11.3 shall survive the expiration or earlier termination of this Lease.

ARTICLE TWELVE
Accidents to Sanitary and Other Systems

12.1         If a responsible Tenant Party learns of any damage to, or defective condition in, any part or appurtenance of the Building’s sanitary, electrical, heating, air conditioning, ventilating or other systems serving, located in, or passing through, the Premises, the Tenant shall give to the Landlord prompt notice thereof. Any such damage or defective condition shall be remedied by the Landlord at the Landlord’s expense with reasonable diligence except to the extent the Tenant is specifically required to remedy same under the terms of this Lease, but if such damage or defective condition (other than any damage with respect to which the Tenant is relieved from liability pursuant to Section 9.3 or as a result of normal wear and tear) was caused by the use by, or negligence or willful misconduct of, any Tenant Party, the cost of the remedy thereof shall be paid by the Tenant. Except for the abatement hereinafter provided for in this Section 12.1, the Tenant shall not be entitled to claim any damages against the Landlord arising from any such damage or defective condition unless the same shall have been caused by the gross negligence or willful misconduct of any Landlord Party and the same shall not have been remedied by the Landlord with reasonable diligence after notice from the Tenant; nor shall the Tenant be entitled to claim any eviction by reason of any such damage or defective condition unless the same shall have been caused by the gross negligence or willful misconduct of any Landlord Party and shall not have been made tenantable by the Landlord within a reasonable time after notice from the Tenant. If any such damage or defective condition renders more than 500 rentable square feet of the Premises untenantable for (a) fourteen (14) days in any thirty (30) day period after the Tenant notifies the Landlord of such untenantability (subject to appropriate extension for force majeure events), if the remedy of such failure, inadequacy or defect is within the Landlord’s reasonable control or was caused by the sole negligence, gross negligence or willful misconduct of a Landlord Party, or (b) in all events, thirty (30) days in any sixty (60) day period after the Tenant notifies the Landlord of such untenantability, then Fixed Rent and Article 24 Rent payable in respect of the portion of the Premises rendered untenantable shall abate from the first day after such portion of the Premises became untenantable until such portion of the Premises is rendered tenantable; provided, that: (i) if (A) more than 25% of any full floor of the Premises is rendered untenantable as a result of such damage or defective condition and (B) the Tenant does not use any part of such floor, then Fixed Rent and Article 24 Rent payable in respect of such full floor shall be abated as aforesaid; and (ii) if (A) more than 50% of the entire Premises is rendered untenantable as a result of such damage or defective condition and (B) the Tenant does not use any part of the Premises, then Fixed Rent and Article 24 Rent payable in respect of the entire Premises shall be abated as aforesaid. If the Tenant would be entitled to an abatement under this Section 12.1 but for the fact that the Rent Commencement Date has not yet occurred, then the Rent Commencement Date for the space in question shall be shall be postponed by one (1) day for each day such abatement would have been applicable had the Rent Commencement Date occurred. Notwithstanding anything to the contrary contained in this Section 12.1, abatements under this Section 12.1 shall be made only if there is no other existing abatement relating to the space in question under any provision of this Lease. If a substantial part of the Premises is rendered untenantable as a result of such damage or defective condition and it is reasonably determined by the

Landlord that such part of the Premises cannot be made tenantable within a period of fifteen (15) months after the occurrence of such damage or defective condition, then, notwithstanding anything to the contrary contained in this Section 12.1, the provisions of Section 9.2 shall control.

ARTICLE THIRTEEN
Subordination

13.1         This Lease and the term and estate hereby granted are and shall be subject and subordinate to (a) the lien of each mortgage which may now or shall at any time hereafter affect the Premises, the Building and/or the Land, or the Landlord’s interest therein (collectively, as the same may be extended, modified, or consolidated without increasing the principal balance secured thereby, the “underlying mortgages”), provided that in the case of future underlying mortgages or increases in the principal balance secured by any existing underlying mortgage, the holder thereof executes, acknowledges and delivers to the Tenant a non-disturbance agreement substantially in the form of Exhibit E and (b) any future ground or net lease of the Land and/or the Building (collectively, as the same may be extended, modified or consolidated, the “underlying leases”), provided that the holder or the lessor thereunder executes, acknowledges and delivers to the Tenant a non-disturbance agreement substantially in the form of Exhibit F. The Landlord agrees to use reasonable efforts to obtain a non-disturbance agreement from all such holders and lessors substantially in the form of Exhibit E or Exhibit F, as the case may be, and the Tenant agrees to accept such reasonable changes to the form as such holder or lessor may reasonably require. Without limiting the generality of the foregoing, the Landlord further agrees to use reasonable efforts to have such holders and lessors agree to the deletion of subparagraph 4(c) from the forms of non-disturbance agreement annexed hereto. The foregoing provisions for the subordination of this Lease and the term and the estate hereby granted to future underlying mortgages and underlying leases shall be self-operative upon delivery to the Tenant of an executed non-disturbance agreement substantially in the form of Exhibit E or Exhibit F, as the case may be, and no further instrument shall be required to effect any such subordination; but the Tenant shall, from time to time, upon request by the Landlord, execute and deliver any and all instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same. If the Landlord’s interest in the Building or the Land shall be sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any underlying mortgage or by law or equity, or if the Landlord’s interest in this Lease is assigned or conveyed to the landlord under any ground lease as a result of a default by the tenant under the ground lease and a resulting termination thereof, such person, firm or corporation succeeding to the Landlord’s interest in the Building or Land or this Lease and each person, firm or corporation thereafter succeeding to its interest in the Building or the Land or this Lease (i) shall not be liable for any act or omission of the Landlord under this Lease occurring prior to such sale or conveyance, (ii) shall not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (iii) shall not be bound by any payment prior to such sale or conveyance of Rent for more than one month in advance (except prepayments in the nature of security for the performance by the Tenant of its obligations hereunder), and (iv) shall be liable for the performance of the other obligations of the Landlord under this Lease only during the period such successor landlord shall hold such interest.

ARTICLE FOURTEEN
Notices

14.1         Except as otherwise expressly provided in this Lease, any notice, consent, approval, request, demand or statement (collectively, “Notices”) under this Lease by either party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight mail service to such other party and a receipt has been obtained or on the third day after being mailed in a postpaid envelope (registered or certified, return receipt requested) addressed to such other party, which address (a) for the Landlord, shall be as above set forth and (b) for the Tenant shall be the Premises (or the Tenant’s address as above set forth if mailed prior to the Term Commencement Date), Attention: Chief Financial Officer, with a copy of such Notice the same address, Attention: Office of General Counsel, or if the address of such other party for notices shall have been duly changed as hereinafter provided, if so mailed to such other party at such changed address. Either party may at any time change the address for Notices by a Notice stating the change and setting forth the changed address. If the term “Tenant” as used in this Lease refers to more than one person, any Notice to any one of such persons shall be deemed to have been duly given to the Tenant. If and to the extent requested by the Landlord, the Tenant shall give copies of all Notices to the Landlord to holders of underlying mortgages and underlying leases of which the Tenant has notice.

ARTICLE FIFTEEN
Conditions of Limitation

15.1         This Lease and the term and estate hereby granted are subject to the limitation that:

(a)           if the Tenant shall default in the payment of any Rent and such default shall continue for twenty (20) days after notice of default;

(b)           if the Tenant shall default in observing any provision of Section 3.2(a), 6.5(c), 6.5(d)(ii) or 6.6 and such default shall not be remedied by the Tenant (i) within three (3)

business days after notice of default from the Landlord specifying the nature of the default and the Landlord’s requirements for its cure and (ii) within two (2) business days after a second notice of default from Landlord, given after the expiration of such three-day period, enclosing a copy of the prior notice and stating that the Landlord may terminate this Lease if the default is not cured within two (2) business days;

(c)           if the Tenant shall default in observing any provision of Section 6.5(d)(i) and such default shall not be remedied by the Tenant (i) within twenty-four (24) hours after notice of default from the Landlord specifying the nature of the default and the Landlord’s requirements for its cure and (ii) within twenty-four (24) hours after a second notice of default from Landlord, given after the expiration of such initial twenty-four-hour period, enclosing a copy of the prior notice and stating that the Landlord may terminate this Lease if the default is not cured within twenty-four (24) hours after said second notice; provided, that the Tenant shall have at least one (1) business day after the Initial notice of default under this subparagraph 15.1(c) to remedy the default in question (it being understood by the parties that the Landlord may proceed under this subparagraph 15.1(c) notwithstanding the fact that the grace period applicable to a default by the Tenant in the observance of Section 6.5(d)(ii) has not yet expired);

(d)           if the Tenant shall default in observing any provision of this Lease other than a default of the character referred to in subsections (a) through (c) of this Section, and if such default shall continue and shall not be remedied by the Tenant within thirty (30) days after notice of default or, if such default cannot for causes beyond the Tenant’s reasonable control, with due diligence be cured within said period of thirty (30) days, if the Tenant (i) shall not, promptly upon the receipt of such notice, give the Landlord notice of the Tenant’s intention to duly institute all steps necessary to remedy such default, (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by the Landlord, which period shall in no event exceed one hundred twenty (120) days;

(e)           if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the full term of this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than the Tenant (except as permitted under Article Seven); and

(f)            when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against the Tenant, or if the Tenant shall make a general assignment for the benefit of its creditors, or the Tenant shall receive the benefit of any insolvency or reorganization act, or if a receiver or trustee is appointed for any portion of the Tenant’s property and such appointment is not vacated within ninety (90) days, or if an execution or attachment shall be issued under which the Premises shall be taken or occupied by anyone other than the Tenant;

then in any of said cases the Landlord may give to the Tenant a notice of intention to end the term of this Lease, and, if such notice is given, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall terminate upon the expiration of five (5) business days from the date the notice is deemed given with the same effect as if the last of said five (5) business days were the date originally specified as the expiration of the full term of this Lease, but the Tenant shall remain liable for damages as provided in this Lease or pursuant to law. If this Lease shall have been assigned, the term “Tenant”, as used in subsections (a) to (f), inclusive, of this Section 15.1, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless the Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term “Tenant”, as used in said subsections, shall not include the assignor so released.

15.2         At any time after the Landlord gives a notice of default to the Tenant, the Tenant may, by written notice to the Landlord specifying what actions the Tenant has taken in order to cure the default in question, request that the Landlord confirm in writing that either (a) the Tenant has cured the default which was the subject of the notice of default or (b) if not, state with reasonable specificity the Landlord’s further requirements for cure. The Landlord agrees to respond to any such request within five (5) business days. NOTHING CONTAINED IN THIS SECTION 15.2 SHALL AFFECT THE RIGHTS OR OBLIGATIONS OF THE LANDLORD OR THE TENANT UNDER ANY OTHER PROVISION OF THIS LEASE INCLUDING, WITHOUT LIMITATION, SECTION 15.1, ARTICLE SIXTEEN OR ARTICLE SEVENTEEN.

ARTICLE SIXTEEN
Re-entry by Landlord

16.1         If this Lease shall terminate under Article Fifteen, or if the Tenant shall default in the payment of any Rent on any date upon which the same becomes due, and if such default shall continue for twenty (20) days after a notice of default with respect thereto has been sent to the Tenant, the Landlord or the Landlord’s agents and servants may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law or in equity, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that the Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. Notwithstanding the foregoing, the Landlord may not re-enter the Premises other than by summary dispossess proceedings or by any suitable action or proceeding at law or in equity. The words “re-enter”, “re-entry”, and “re-entering” as used in this Lease are not restricted to their technical legal meanings.

16.2         If this Lease shall terminate under the provisions of Article Fifteen or if the Landlord undertakes any summary dispossess or other proceeding or action for the enforcement of its right of re-entry (any such termination of this Lease or undertaking by the Landlord being a “Default Termination”), the Tenant shall thereupon pay to the Landlord the Rent up to the time of such Default Termination, and shall likewise pay to the Landlord all such damages which, by reason of such Default Termination, shall be payable by the Tenant as provided in this Lease or pursuant to law. Also in the event of a Default Termination the Landlord shall be entitled to retain all moneys, if any, paid by the Tenant to the Landlord, whether as advance Rent or as security for Rent, but such moneys shall be credited by the Landlord against any Rent due from the Tenant at the time of such Default Termination or, at the Landlord’s option, against any damages payable by the Tenant as provided in this Lease or pursuant to law. Any moneys in excess of such Rent and damages shall be refunded to the Tenant.

16.3         In the event of a breach or threatened breach on the part of either party of any of its obligations under this Lease, the other party shall also have the right of injunction. Except as otherwise expressly provided in this Lease, the specified remedies to which a party may resort under this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may lawfully be entitled at any time, and either party may invoke any remedy allowed at law or in equity as if specific remedies were not provided for in this Lease.

ARTICLE SEVENTEEN
Damages

17.1         If there is a Default Termination of this Lease, the Tenant will pay to the Landlord as damages, at the election of the Landlord, either:

(a)           a sum which, at the time of such Default Termination, represents the then present value (such computation to be made by using the then prevailing rate of most recently issued bonds or notes issued by the United States Treasury having a maturity closest to but not exceeding the period commencing with the day following the date of such Default Termination and ending with the date originally specified as the expiration date of this Lease (the “Remaining Period”)) of the excess, if any, of (1) the aggregate of Fixed Rent and Article 24 Rent (if any) which, had this Lease not so terminated, would have been payable under this Lease by the Tenant for the Remaining Period over (2) the aggregate rental value of the Premises for the same period, or

(b)           sums equal to the aggregate of Fixed Rent and Article 24 Rent (if any) which would have been payable by the Tenant had this Lease not terminated by such Default Termination, payable upon the due dates therefor specified in this Lease following such Default Termination and until the date originally specified as the expiration of this Lease; provided, that if the Landlord shall relet all or any part of the Premises for all or any part of the Remaining Period (the Landlord having no obligation to so relet the Premises), the Landlord shall credit the Tenant with the net rents received by the Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by the Landlord from such reletting the expenses incurred by the Landlord in terminating this Lease and re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall the Tenant be entitled to receive any excess of such net rents over the sums payable by the Tenant to the Landlord, (ii) in no event shall the Tenant be entitled, in any suit for the collection of damages pursuant to this subsubsection (b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by the Landlord prior to the commencement of such suit, and (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.

17.2         For the purposes of this Article, the amount of Article 24 Rent which would have been payable by the Tenant shall, for each Computation Year (as defined in Article Twenty-four) ending after such Default Termination, be deemed to be an amount equal to the amount of Article 24 Rent payable by the Tenant for the Computation Year immediately preceding the Computation Year in which such Default Termination occurs or if the Default Termination occurs prior to the end of the first Computation Year, then the Landlord’s reasonable estimate of what Article 24 Rent would have been had the Lease commenced one year earlier, and in either case deemed increased each year by the percentage increase in Article 24 Rent for the immediately preceding Computation Year over the Article 24 Rent for the twelve-month period prior thereto or, if the Lease term did not occur throughout such prior years, Landlord’s reasonable estimate of what such increase would have been had the term occurred during such years. Suit or suits for the recovery of any damages payable by the Tenant, or any installments thereof, may be brought by the Landlord from time to time at its election, and nothing in this Lease shall be deemed to require the Landlord to postpone suit until the date when the term of this Lease would have expired but for such Default Termination.

17.3         Nothing in this Lease shall be construed as limiting or precluding the recovery by the Landlord against the Tenant of any sums or damages to which, in addition to the damages specified above, the Landlord may lawfully be entitled by reason of any default under this Lease on the part of the Tenant.

ARTICLE EIGHTEEN
Waivers by Tenant

18.1         The Tenant, for itself and all other Tenant Parties, and on behalf of any and all persons, firms, entities and corporations claiming through or under any Tenant Party, including, without limitation, creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the full term hereby demised after the Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as provided in this Lease or pursuant to law. The Tenant also waives (a) the right of the Tenant to trial by jury in any summary dispossess or other proceeding that may hereafter be instituted by the Landlord against the Tenant with respect to the Premises or in any action that may be brought to recover Rent, damages or other sums payable under this Lease, and (b) the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess of a tenant for nonpayment of rent, and of any other law of like import now or hereafter in effect. If the Landlord commences any such summary dispossess proceeding, the Tenant will not interpose any counterclaim of whatever nature or description in such proceeding, other than a compulsory counterclaim.

ARTICLE NINETEEN
Tenant’s Removal

19.1         Any personal property which shall remain in any part of the Premises after the expiration or termination of the term of this Lease with respect to such part shall be deemed to have been abandoned, and either may be retained by the Landlord as its property or may be disposed of in such manner as the Landlord may see fit.

ARTICLE TWENTY
Elevators, Cleaning, Services, etc.

20.1         (a)           The Landlord will (i) supply passenger elevator service during Business Hours to each floor, above the street floor of the Building, which is served by the Building’s passenger elevators and on which the Premises are, or any portion thereof is, located, with one of said elevators being subject to call for such service during hours other than Business Hours, (ii) supply an elevator for the transmission of freight to said floor or floors during Business Hours, (iii) subject to any applicable policies or regulations adopted by any utility or governmental authority, supply during Business Hours in the heating season heat for the warming of the Premises and the public portions of the Building, (iv) subject to any applicable policies or regulations adopted by any utility or governmental authority, supply during Business Hours air conditioning (including cooling during the cooling season as, in the Landlord’s judgment, may be necessary) and ventilation to all portions of the Premises, if any, which are served by the Building’s air conditioning and ventilation systems, and (v) clean any portion of the Premises which is located on a floor above the street floor of the Building except any such portion used for preparing, dispensing or consumption of food or beverages or as an exhibition area or classroom or auditorium or for storage, shipping room, mail room or similar purposes or which is a toilet (other than a toilet shown on any diagram attached hereto as Exhibit B) or a shop or is used for a trading floor or for operation of computer, data processing, reproduction, duplicating or similar equipment or any part of the Premises which the Tenant has notified the Landlord that the same is being used for the storage of valuables. The cleaning specifications annexed hereto as Exhibit C set forth substantially the extent and scope of the cleaning to be performed by the Landlord in the Premises as hereinabove provided in this Section. Except to the extent contractually dedicated to other tenants in the Building on the date of this Lease, the Landlord agrees not to dedicate any freight elevators to the exclusive use of another tenant in the Building (other than for occasional, short-term use) until the earlier of (A) the date on which the Tenant commences the operation of its business in the Premises and (B) twelve (12) months after the date of this Lease.

(b)           Notwithstanding anything to the contrary contained in this Lease, (i) the air conditioning to be provided from the Building’s interior shaft shall be such as to provide the number of cubic feet per minute per floor as set forth opposite such floor on Exhibit H at a supply air temperature of approximately 55 degrees Fahrenheit (plus or minus one degree Fahrenheit) at all times during the cooling season and (ii) the perimeter induction air conditioning units in the Premises shall provide the minimum cooling capacities set forth on Exhibit H. In order for said air conditioning systems to function properly, the Tenant must, to the extent they are missing therefrom, install building standard window blinds or shades on all windows of the Premises and must lower and close such window blinds or shades on all windows facing the sun whenever said air conditioning system is in operation and the Tenant will at all times comply with all regulations and requirements which the Landlord may reasonably prescribe for the proper functioning and protection of said air conditioning system. No representation is made by the Landlord with respect to the adequacy or fitness of such air conditioning or ventilation to maintain temperatures that may be required for, or because of, the operation of any computer, data processing or other equipment of the Tenant and where air conditioning or ventilation is required for any such purpose and the Landlord assumes no responsibility, and shall have no liability for any loss or damage however sustained, in connection therewith. Unless otherwise provided in this Lease, “Business Hours”, means the generally customary daytime business hours of the Tenant (but not before 8:00 A.M. or after 6:00 P.M.) of days other than Saturdays, Sundays and Holidays. As used in this Lease, “Holidays” shall mean those holidays observed by the Landlord on the date of this Lease and any other holidays established by the Landlord after the date of this Lease; provided, that such other holidays are city, state or federal holidays or observed as a union holiday by the unions serving the Building.

(c)           The Tenant acknowledges that the supply air temperature set forth in this Article Twenty may rise or fall from the 55 degree temperature set forth above during periods of warm-up and cool-down typically following times other than Business Hours. Accordingly, the supply air temperature may, at the Landlord’s option and typically prior to Business Hours, be increased during periods of warm-up and reduced during periods of cool-down.

20.2         The Landlord shall, when and to the extent reasonably requested by the Tenant, furnish additional elevator, heating, air conditioning, ventilating and/or cleaning services upon such reasonable terms and conditions as shall be determined by the Landlord, including, without limitation, the payment by the Tenant of the Landlord’s reasonable and customary charge therefor. To the extent available, the Landlord shall, when and to the extent reasonably requested by the Tenant, furnish the Tenant with condenser water as back up to the Tenant’s cooling tower upon such reasonable terms and conditions as shall be determined by the Landlord, including the payment by the Tenant of the Landlord’s reasonable and customary charges therefor; provided, that the Tenant shall, subject to all applicable provisions of this Lease including, without limitation. Article Six hereof, be responsible for making all appropriate connections to the Landlord’s condenser water circulation system at the Tenant’s sole expense. Notwithstanding the foregoing, nothing contained in this Lease shall be deemed to obligate the Landlord to reserve condenser water for the Tenant or to furnish condenser water to the Tenant on terms other than those reasonably established by the Landlord. The

Tenant will also pay the Landlord’s reasonable and customary charge for (a) any additional cleaning of the Premises required because of the carelessness or indifference of any Tenant Party or because of the nature of any Tenant Party business, provided that (i) such additional cleaning is authorized by a responsible Tenant Party (except in the case of emergency) and (ii) the Landlord keeps a contemporaneous record thereof and, upon the Tenant’s request, provides evidence thereof to the Tenant, and (b) the removal of any refuse and rubbish of any Tenant Party from the Premises and the Building, except wastepaper and similar discarded material placed by the Tenant in wastepaper baskets and left for emptying as an incident to the Landlord’s normal cleaning of the Premises. If the cost to the Landlord for cleaning the Premises shall be increased due to the use of any part of the Premises during hours other than Business Hours or due to there being installed in the Premises, at the request of or by any Tenant Party, any materials or finish other than those which are of the standard adopted by the Landlord for the Building, the Tenant shall pay to the Landlord an amount equal to such increase in cost.

20.3         All or any of the elevators in the Building may, at the option of the Landlord, be manual or automatic elevators, and the Landlord shall be under no obligation to furnish an elevator operator or starter for any automatic elevator, but if the Landlord shall furnish any elevator operator or starter for any automatic elevator, the Landlord may discontinue furnishing such elevator operator or starter.

20.4         The Landlord reserves the right, without liability to the Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air conditioning, power, water, cleaning or other service and to interrupt the use of any Building facilities, at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, the making of repairs, alterations or improvements, inability to secure a proper supply of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of the Landlord; provided, that any such stoppage or interruption for the purpose of making any discretionary alteration or improvement shall be made at such times and in such manner as shall not unreasonably interfere with the Tenant’s use of the Premises. If any such stoppage or interruption renders more than 500 rentable square feet of the Premises untenantable for (a) fourteen (14) days in any thirty (30) day period after the Tenant notifies the Landlord of such untenantability (subject to appropriate extension for force majeure events), if the remedy of such stoppage or interruption is within the Landlord’s reasonable control or was caused by the sole negligence, gross negligence or willful misconduct of a Landlord Party, or (b) in all events, thirty (30) days in any sixty (60) day period after the Tenant notifies the Landlord of such untenantability, then Fixed Rent and Article 24 Rent payable in respect of the portion of the Premises rendered untenantable shall abate from the first day after such portion of the Premises became untenantable until such portion of the Premises is rendered tenantable; provided, that: (i) if (A) more than 25% of any full floor of the Premises is rendered untenantable as a result of such stoppage or interruption and (B) the Tenant does not use any part of such floor, then Fixed Rent and Article 24 Rent payable in respect of such full floor shall be abated as aforesaid; and (ii) if (A) more than 50% of the entire Premises is rendered untenantable as a result of such stoppage or interruption and (B) the Tenant does not use any part of the Premises, then Fixed Rent and Article 24 Rent payable in respect of the entire Premises shall be abated as aforesaid. If the Tenant would be entitled to an abatement under this Section 20.4 but for the fact that the Rent Commencement Date has not yet occurred, then the Rent Commencement Date for the space in question shall be postponed by one (1) day for each day such abatement would have been applicable had the Rent Commencement Date occurred. Notwithstanding anything to the contrary contained in this Section 20.4, abatements under this Section 20.4 shall be made only if there is no other existing abatement relating to the space in question under any provision of this Lease. If a substantial part of the Premises is rendered untenantable as a result of such stoppage or interruption and it is reasonably determined by the Landlord that such part of the Premises cannot be made tenantable within a period of fifteen (15) months after the occurrence of such stoppage or interruption, then, notwithstanding anything to the contrary contained in this Section 20.4, the provisions of Section 9.2 shall control.

ARTICLE TWENTY-ONE
Lease Contains All Agreements—No Waivers

21.1         This Lease contains all of the understandings relating to the leasing of the Premises and the parties’ obligations in connection therewith. Neither party nor any of the parties’ agents or representatives have made or are making, and the parties in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Lease. All understandings and agreements, if any, heretofore had between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties.

21.2         The failure of either party to insist in any instance upon the strict keeping, observance or performance of any provision of this Lease or to exercise any election in this Lease shall not be construed as a waiver or relinquishment for the future of such provision, but the same shall continue and remain in full force and effect. No waiver or modification by either party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by both parties. No surrender of possession of the Premises or of any part thereof or of any remainder of the term of this Lease shall release the Tenant from any of its obligations under this Lease unless accepted by the Landlord in writing. The receipt and retention by the Landlord of Rent from anyone other than the Tenant shall not be deemed a waiver of the breach by the Tenant of any provision in this Lease, or the acceptance of such other person as a tenant, or a release of the Tenant from its further observance of the provisions of this Lease. The receipt and retention by the Landlord of Rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach and the Landlord is not bound by any restrictive endorsement received in connection therewith.

ARTICLE TWENTY-TWO
Parties Bound; Exculpation

22.1         The provisions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties to this Lease except that (1) no violation of the provisions of Article Seven shall operate to vest any rights in any successor, assignee or legal representative of the Tenant and (2) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article Fifteen. The obligations of the Landlord under this Lease shall not, however, be binding upon the Landlord herein named (or any transferee of its interest in the Building or the Premises) with respect to the period (i) subsequent to the transfer of its interest in the Building or the Premises (a lease of the entire interest being deemed such a transfer), or (ii) subsequent to the expiration or earlier termination of the term of any underlying lease to which this Lease and the term and estate hereby granted may be subject and subordinate and wherein the lessor thereunder has agreed to recognize this Lease in case the term of said underlying lease expires or terminates prior to the expiration or termination of the term of this Lease if the Landlord would not then be entitled to terminate this Lease pursuant to said Article Fifteen or to exercise any dispossess remedy provided for in this Lease or by law; and in any such event those covenants shall, subject to Article Thirteen, thereafter be binding upon the transferee of such interest in the Building or the Premises or the lessor under said underlying lease, as the case may be, until the next such transfer of such interest. Except as otherwise provided in Article Thirteen, no transfer of the Landlord’s interest in this Lease shall affect the Tenant’s rights hereunder including, without limitation, the Tenant’s rights to abatements of Fixed Rent and Article 24 Rent.

22.2         The Tenant shall look solely to the Landlord’s interest in (a) the Land and the Building, (b) subject to any underlying mortgages and underlying leases, any casualty insurance proceeds in respect of the Building and (c) for up to two (2) years after the Landlord’s receipt thereof, any net sale or refinancing proceeds received by the Landlord in respect of the Land or the

Building, for the satisfaction of any monetary claim under this Lease, or for the collection of any judgment (or other judicial process) based thereon, and no other property or assets of the Landlord (or any affiliate, shareholder, director, officer, employee, partner, agent, representative, or beneficiary of the Landlord, disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedure for the satisfaction of such claim or judgment (or other judicial process).

ARTICLE TWENTY-THREE
Curing Tenant’s Defaults—Additional Rents

23.1         If the Tenant shall default in the observance of any provision of this Lease beyond any applicable period of grace, the Landlord, without thereby waiving such default, may perform the same for the account and at the expense of the Tenant (a) immediately and without notice in the case of emergency, (b) upon reasonable prior notice in case such default unreasonably interferes with the use by any other tenant of any space in the Building or with the efficient operation of the Building or will result in a violation of any Requirement applicable to the Land, the Building or the Premises or any part thereof, to the Tenant’s use thereof or to the Tenant’s observance of any provision of this Lease, or in a cancellation of an insurance policy maintained by the Landlord, and (c) in any other case if such default continues after thirty (30) days from the date of the giving by the Landlord of notice of the Landlord’s intention so to perform the same, provided, however, that if the Tenant’s default constitutes a default under any underlying lease or underlying mortgage and the lessor or mortgagee thereof notifies the Landlord of such default, then if the cure period afforded the Tenant extends beyond the tenth day preceding the end of the cure period permitted to the Landlord under the underlying lease or underlying mortgage, the Landlord may so notify the Tenant, in which event the Landlord’s right to cure the Tenant’s default will commence upon such tenth day. All costs and expenses incurred by the Landlord in connection with any such performance by it for the account of the Tenant and all costs and expenses, including, without limitation, reasonable counsel fees and disbursements incurred by the Landlord in any action or proceeding (including, without limitation, any summary dispossess proceeding) brought by the Landlord to enforce any obligation of the Tenant under this Lease and/or right of the Landlord in or to the Premises, shall be paid by the Tenant to the Landlord after notice. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease (including, without limitation, the rules and regulations referred to in this Lease) are incurred by the Landlord and payable to it by the Tenant and all charges, amounts and sums payable to the Landlord by the Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of the Tenant, are provided, furnished or rendered by the Landlord shall become due and payable by the Tenant to the Landlord in accordance with the terms of bills therefor to be rendered by the Landlord to the Tenant. If any cost, expense, charge, amount or sum referred to in this Section or elsewhere in this Lease is not paid when due as provided in this Lease, the same shall become due by the Tenant as additional rent under this Lease. If any Rent or damages payable under this Lease is not paid when due, the same shall bear interest at the rate of 1-1/2% per month (but in no event at a rate in excess of that permitted by law) from the due date thereof until paid and the amount of such interest shall be deemed Additional Rent; provided, that such interest shall only be payable in the case of Rent or damages which are more than ten (10) days past due (and, if so payable, the Tenant shall pay interest on such Rent or damage from the due date thereof until paid). If there is a nonpayment by the Tenant of any such Additional Rent and/or any other Additional Rent becoming due under this Lease, the Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of default by the Tenant in the payment of Fixed Rent. If the Tenant is in arrears in payment of Rent, the Tenant waives the Tenant’s right, if any, to designate the items against which any payments made by the Tenant are to be credited, and the Landlord may apply any payments made by the Tenant to any items of Rent the Landlord sees fit, irrespective of and notwithstanding any designation or request by the Tenant as to the items against which any such payments shall be credited. The Landlord reserves the right, without liability to the Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to the Tenant any property, material, labor, utility or other service (other than the services the Landlord is required to provide pursuant to Sections 5.1, 5.4 and 20.1), wherever the Landlord is obligated to furnish or render the same as an additional expense of the Tenant, in the event that (but only so long as) the Tenant is in arrears in paying the Landlord therefor at the expiration of ten (10) days after the Landlord shall have given to the Tenant notice demanding the payment of such arrears.

ARTICLE TWENTY-FOUR
Adjustments for Changes in Landlord’s Costs and Expenses

24.1        If for any Computation Year, the R.E. Tax Share of the Real Estate Taxes shall be greater than Base Real Estate Taxes, or the O.E. Share of the Cost of Operation and Maintenance shall be greater than the Base COM, then the Tenant shall pay to the Landlord, as Additional Rent, an amount equal to the product obtained by multiplying such excess or excesses by the Tenant’s Area.

24.2        In order to provide for current payments on account of the Additional Rent which may be payable to the Landlord pursuant to Section 24.1 for any Computation Year, the Tenant agrees to make such payments on account of said Additional Rent for and during such Computation Year, as the case may be, as follows:

(a)           With respect to Real Estate Taxes, the Tenant shall pay its share thereof in two semiannual installments in advance on (i) the first day of June, if paid by check, or the sixteenth day of June, if paid by wire transfer to an account designated by the Landlord, and (ii) and the first day of December, if paid by check, or the sixteenth day of December, if paid by wire transfer to an account designated by the Landlord. If the Tenant desires to pay any such semiannual installment by wire transfer, it shall so notify the Landlord on or before the first day of the month in which such installment is due, and request instructions as to where to wire its payment. Each semiannual installment shall be equal to the product of the Tenant’s Area multiplied by one-half of the excess of the R.E. Tax Share of the Real Estate Taxes for the Tax Year in which the Landlord’s corresponding tax payment falls over the Base Real Estate Taxes. If the tax bill for the following Tax Year is not received in time to bill the June payment, the Landlord may estimate the payment due on June 1 or June 16 based on the Landlord’s estimate of the Real Estate Taxes for such following Tax Year, which estimate shall be based on the Landlord’s then-current knowledge of the effective Tax Rate and the Assessed Valuation (or Assumed Assessed Valuation) of the Land and the Building. If, upon issuance of the tax bill for such following Tax Year, such estimated amount results in an underpayment, the Tenant shall pay to the Landlord the amount of the underpayment. If, upon issuance of the tax bill for such following Tax Year, such estimated amount results in an overpayment, the Landlord shall either pay to the Tenant an amount equal to the overpayment or permit the Tenant a credit for such amount against future Rent payments; provided, that if the Tenant is not then in default in the payment of Rent and such overpayment is in excess of the next monthly payment of Fixed Rent and Article 24 Rent, the Landlord shall pay such amount to the Tenant (rather than permitting the Tenant a credit for such amount against future Rent payments). If there shall be any increase in Real Estate Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Real Estate Taxes for any Tax Year, whether during or after such Tax Year, the Tenant shall pay its share of any increase, or, to the extent the decrease does not reduce the R.E. Tax Share of Real Estate Taxes below the Base Real Estate Taxes, receive its share of any decrease, substantially in the same manner as provided in the preceding two sentences. If during the term of the Lease, Real Estate Taxes are required to be paid on any other date or dates than as presently required, then the Tenant’s payments toward Real Estate Taxes shall be correspondingly accelerated or revised so that such payments are due at least thirty (30) days prior to the date payments are due, if the Tenant’s payments are made by check, or fifteen (15) days prior to the date such payments are due, if the Tenant’s payment is made by wire transfer.

(b)           With respect to Cost of Operation and Maintenance, the Tenant shall pay an amount each month equal to the product of the Tenant’s Area multiplied by l/12th of the excess of the O.E. Share of the Cost of Operation and Maintenance for such Computation Year over the Base COM, as reasonably estimated by the Landlord based on the Landlord’s then-current knowledge of the projected Cost of Operation and Maintenance, the installment for each calendar month to be due and payable upon the receipt from the Landlord of a bill for the same. If, as finally determined, the amount of Additional Rent payable by the Tenant to the Landlord pursuant to this subsection for such Computation Year shall be greater than (resulting in an underpayment) or be less than (resulting in an overpayment) the aggregate of all the installments so paid on account to the Landlord by the Tenant for such Computation Year, then, promptly after the receipt of the Escalation Statement for such Computation Year and, in performance of its obligations under Section 24.1, the Tenant shall, in case of such an underpayment, pay to the Landlord an amount equal to such underpayment or the Landlord shall, in case of such an overpayment, either refund to the Tenant an amount equal to such overpayment or permit the Tenant a credit for such amount against future Rent payments; provided, that if the Tenant is not then in default in the payment of Rent and such overpayment is in excess of the next monthly payment of Fixed Rent and Article 24 Rent, the Landlord shall pay such amount to the Tenant (rather than permitting the Tenant a credit for such amount against future Rent payments). If the aggregate of all the installments paid by the Tenant on account of Additional Rent under this subsection for any Computation Year shall exceed 107.5% of the amount, as finally determined, of Additional Rent actually payable by the Tenant to the Landlord pursuant to this subsection for such Computation Year, then the amount of such overpayment shall bear interest at the rate of one percent (1%) per month from the first day after the end of such Computation Year until paid. The Landlord shall provide an Escalation Statement as promptly as reasonably possible, but in no event later than one hundred eighty (180) days after the end of each Computation Year.

24.3         As used in this Article:

(a)           “Computation Year” shall mean each calendar year in which occurs any part of the term of this Lease and, in the case of a Default Termination of this Lease, in which would have occurred any part of the full term of this Lease except for such Default Termination.

(b)           “Tax Year” shall mean the twelve (12) month period commencing July 1 of each year, or such other twelve (12) month period as may be duly adopted as the fiscal year for real estate tax purposes in The City of New York.

(c)           “Tenant’s Area” shall mean the number of square feet in the rentable area of the Premises as determined in accordance with Section 1.6.

(d)           “R.E. Tax Share” shall mean a fraction whose numerator is one and whose denominator is 2,497,153, which shall not be subject to remeasurement except by the number of square feet actually added to or subtracted from the rentable area of the Building, excluding from such denominator the number of rentable square feet in any portion of the Building (i) not leased to the Tenant and for which Real Estate Taxes are not payable in full, or (ii) for which the Real Estate Taxes are payable directly in whole or in part by any person, firm or corporation other than the Landlord, without reimbursement by the Landlord or (iii) at the Landlord’s election, constituting a condominium unit not wholly or partially leased to the Tenant).

(e)           “O.E. Share” shall mean a fraction whose numerator is one and whose denominator is 2,497,153, which shall not be subject to remeasurement except by the number of square feet actually added to or subtracted from the rentable area of the Building, excluding from such denominator the number of rentable square feet in any portion of the Building operated and maintained by and at the expense of any person, firm or corporation (other than the Landlord or, at Landlord’s election, any affiliate of Landlord) or of any theater or garage located in the Building.

(f)            “Cost of Operation and Maintenance” shall mean the actual cost incurred by the Landlord or its affiliates with respect to the ownership, operation, maintenance and repair of the Building and the plaza, curbs and sidewalks adjoining the same, including, without limitation, the cost incurred for air conditioning; mechanical ventilation; heating; interior and exterior cleaning; rubbish removal; window washing (interior and exterior, including, without limitation, inside partitions); elevators; escalators; hand tools and other equipment to the extent same are not required to be capitalized in accordance with generally accepted accounting principles (“GAAP”); porter and matron service; electric current, steam, water and other utilities; association fees and dues; protection and security service; repairs; maintenance; compliance with any Preservation Agreement to the extent same are not required to be capitalized in accordance with GAAP; fire, extended coverage, boiler, sprinkler, apparatus, rental income, public liability and property damage insurance; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees, building superintendents, concierges, managers, their assistants and clerical staffs, and persons engaged in supervision of the foregoing; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees; sales, use and other similar taxes; vault charges; franchise fees payable in connection with the concourse levels of Rockefeller Center; water rates; sewer rents; charges of any independent contractor who does any work with respect to the operation, maintenance and repair of the Building and the plaza curbs and sidewalks adjoining the same; reasonable and customary management fees not to exceed those which would be charged by comparable, unaffiliated managing agents providing services similar to those provided by the Landlord or the Landlord’s managing agent; legal, accounting and other professional fees; decorations; and the annual depreciation or amortization over the useful life thereof in accordance with GAAP of costs, including, without limitation, financing costs, incurred for any equipment, device or other capital improvement made or acquired which is either intended as a laborsaving measure or to effect other economies in the operation, maintenance or repair of the Building and said plaza, curbs and sidewalks (but only if the annual benefits anticipated to be realized therefrom will, in the Landlord’s reasonable judgement, exceed the annual amount to be amortized over the useful life thereof) or which is required by any Requirement; provided, that the term “Cost of Operation and Maintenance” shall not include:

(1)           Real Estate Taxes, special assessments, franchise taxes or taxes imposed upon or measured by the income or profits of the Landlord;

(2)           except for depreciation and amortization specifically provided for in this subsection, the cost of any item which is, or should in accordance with good accounting practice be, capitalized on the books of the Landlord;

(3)           the cost of (A) any work or service performed for any tenant of space in the Building (including the Tenant) at such tenant’s cost and expense, including, without limitation, the furnishing of electricity, and (B) any work or service performed for any tenant of space in the Building (other than the Tenant) to the extent that such work or service exceed the work or service performed for the Tenant under this Lease;

(4)           any costs incurred with respect to any theater or garage located in the Building, provided that costs of operating and maintaining the loading dock in the Building shall be included as a Cost of Operation and Maintenance;

(5)           interest, points and fees on and amortization of any debts, including mortgage indebtedness, any rents payable in respect of any underlying or ground lease, and the cost of consummating any of the foregoing;

(6)           the cost of restoration or repair of the Building or any part thereof incurred by reason of fire or other casualty or condemnation;

(7)           expenses for which the Landlord is reimbursed out of the proceeds of insurance or by any tenant in the Building;

(8)           commissions, legal fees, accounting fees, lease takeover costs and other leasing expenses and advertising costs incurred in leasing or procuring new tenants for the Building including the cost of subdivision, layout installations, work done upon, and the finish of, any space in the Building performed in connection with the occupancy of such space by a new tenant or in connection with the renewal of a lease for such space with the existing tenant thereof;

(9)           any legal, accounting and other fees or expenses incurred in any lease enforcement or the securing or defense of the Landlord’s title to the Land or the Building;

(10)         interest, fines, penalties or other late payment charges paid by the Landlord and costs incurred by the Landlord in remedying violations of Requirements to the extent in excess of what the cost of complying with such Requirements would have been had the Landlord timely complied therewith;

(11)         rentals for equipment ordinarily considered to be of a capital nature (such as elevators and HVAC systems) except if such equipment (A) is reasonably and customarily leased in the operation of first-class, midtown Manhattan office buildings or (B) is of the type for which depreciation and amortization is specifically provided for in this subsection;

(12)         additional costs incurred by the Landlord which result from the Landlord’s breach of a lease in the Building or of any law which would not have been incurred but for such breach;

(13)         the cost of installing, operating and maintaining any commercial concessions operated by the Landlord in the Building or of installing, operating and maintaining any specialty services, such as a Building cafeteria or dining facility, or an athletic, luncheon or recreational club;

(14)         all additions to Building reserves including bad debts and rent loss reserves;

(15)         dues paid to trade associations and similar expenses if there is no resulting benefit to the Building;

(16)         the cost of removing asbestos-containing material and polychlorinated biphenyls in order to comply with Requirements;

(17)         advertising and public relations costs incurred primarily for leasing individual space in the Building, but the net cost of general promotional events sponsored by the Landlord for the Building shall be included in the Cost of Operation and Maintenance;

(18)         the Landlord’s general corporate overhead and general administrative expenses not related to the operation of the Real Property (such as fees and costs in connection with the sale or refinancing of the Real Property) and all compensation to executives, officers or partners of the Landlord or to persons who are executives or officers of partners of the Landlord or the Landlord’s managing agent or to any other person above the grade of building manager and their respective secretaries (other than any officer in the Operations Division and their secretaries, in which case an allocable share, determined on the basis of the amount of time spent on matters relating to the Building, of their salaries and fringe benefits may be included in the Costs of Operation and Maintenance);

(19)         the cost of any political or charitable donations;

(20)         cost of purchasing, installing and replacing art work in the building;

(21)         the overhead and profit increments paid to the Landlord, or to any subsidiary or affiliate of the Landlord, for goods and/or services in the Building, to the extent such overhead and profit increments exceed the costs of comparable goods and/or services delivered or rendered by unaffiliated third parties of comparable reputation, stature, experience and quality to the Landlord, on a competitive basis;

(22)         increases in premiums for insurance carried by the Landlord pursuant to this Lease, which increase is directly caused by use of the building by the Landlord or any other tenant of the Landlord which is hazardous on account of fire or otherwise or premiums for any insurance carried by the Landlord which is not customarily carried by other reasonably prudent landlords in comparable first-class office buildings in the midtown Manhattan area;

(23)         to the extent any costs includable in operating expenses are incurred with respect to both the Building and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord’s personnel who provide services to both the Building and other properties), there shall be excluded from the Cost of Operation and Maintenance a fair and reasonable percentage thereof which is properly allocable to such other properties;

(24)         the cost of providing any service customarily provided by a managing agent and the cost of which is customarily included in management fees including general corporate overhead and general administrative expenses related to the operation of the Real Property (e.g., bookkeeping and accounting costs) except as otherwise provided in this Lease;

(25)         the cost of any separate electrical meter Landlord may provide to any of the tenants in the Building;

(26)         costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan act or similar law;

(27)         costs incurred solely with respect to a sale of the Building or any interest therein; or

(28)         with respect to those portions of the Premises on the C-2 and C-4 levels of the Building, the cost of general office cleaning, rubbish removal other than in the common areas of the Building and window cleaning other than in common areas of the Building.

Any cost or expense of the nature described above to be included in the Cost of Operation and Maintenance shall be included in the Cost of Operation and Maintenance for any Computation Year no more than once, notwithstanding that such cost or expense may fall under more than one of the categories listed in subsection 24.3(f) above. The Cost of Operation and Maintenance shall be calculated on the accrual basis of accounting. If, during the Computation Year utilized for purposes of determining the Base COM, the tenant of any space in the Building undertook to perform work or services therein in lieu of having the Landlord perform same and the cost thereof would have been included in the Cost of Operation and Maintenance if done by the Landlord, then the Cost of Operation and Maintenance for such Computation Year shall include the amount that would have been incurred if the Landlord had performed such work or services. The Landlord may use related or affiliated persons to provide services or furnish materials for the Land or the Building if the rates or fees charged by such persons are competitive with those charged by unrelated or unaffiliated persons with respect to first class office buildings in the Borough of Manhattan for the same services or materials. If during any period for which the Cost of Operation and Maintenance is being computed (including, without limitation, the Computation Year utilized for purposes of determining the Base COM) the Landlord is not, for all or any part of such period, furnishing any particular work or service (the cost of which if performed by the Landlord would constitute a Cost of Operation and Maintenance) to a portion of the Building due to the fact that such portion is not leased to a tenant or that the Landlord is not obligated to perform such work or service in such portion, then the amount of the Cost of Operation and Maintenance for such period shall be deemed, for the purposes of this Article, to be increased by an amount equal to the additional Cost of Operation and Maintenance which would reasonably have been incurred during such period by the Landlord if it had furnished such work or service.

(g)           “Real Estate Taxes” shall mean the taxes (“Taxes”) and assessments imposed upon the Building and the Land including without limitation assessments made as a result of the Building or part thereof being within a business improvement district, or the aggregate of taxes and assessments imposed upon all portions of the Building and the Land, if such taxes and assessments are imposed separately, but excluding penalties and interest. Real Estate Taxes shall include, without limitation, all reasonable and customary expenses, including, without limitation, fees and disbursements of counsel and experts, incurred or reimbursable by the Landlord in connection with any application for a reduction in the assessed valuation for the Building and/or the Land or for a judicial review thereof (but in no event shall such expenses be included in Base Real Estate Taxes); provided that if the Landlord uses in-house personnel for such purposes, the cost thereof shall be included in Real Estate Taxes only to the extent properly allocable to the Building and/or the Land. Real Estate Taxes shall not include franchise, income, profit, inheritance, estate, succession or transfer taxes; provided that if any such tax or other tax, due to a future change in the method of taxation, shall be levied against the Landlord in substitution in whole or in part for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such tax shall be deemed to be a Real Estate Tax for the purposes of this Lease. Where the Real Estate Taxes are not separately levied upon the Building and the Land but are included in a blanket levy imposed upon or with respect to the Building and/or the Land as well as others, the amount of Real Estate Taxes for the purposes of this Lease shall be determined by allocation as follows: the amount of Real Estate Taxes for the Building shall be deemed to be that amount which, in relation to the total amount of said taxes for all buildings included in said blanket levy, is in the same proportion as the total rentable area of the Building bears to the total rentable area of all the included buildings, and the amount of Real Estate Taxes for the Land shall be deemed to be that amount which, in relation to the total amount of said taxes for all land included in said blanket levy, is in the same proportion as the rentable area of the Building bears to the aggregate rentable area of all buildings situated on said included lands. Real Estate Taxes shall not include any portion thereof payable directly by a person or entity other than the Landlord, without reimbursement by the Landlord. Notwithstanding the foregoing, if:

(A)          a Transfer shall occur at any time during the term of this Lease, the following formula (the “Alternative Computation Formula”) shall be used to compute Taxes for each Tax Year subsequent to the Transfer Tax Year to and including the earlier to occur of (1) December 31, 2008 or (2) the Tax Year in which the Assumed Assessed Valuation multiplied by the Tax Rate is equal to or greater than the Taxes for such Tax Year: Taxes shall be an amount equal to the product of (x) the Tax Rate in effect in the respective Tax Year multiplied by (y) the Assumed Assessed Valuation for the respective Tax Year; and

(B)           the Building and/or the Land are no longer used as an office building and such change in use shall result in a change of the tax classification of the Building or the Land for purposes of determining the Tax Rate applicable thereto, Taxes shall be computed as if the Tax Rate was the rate applicable to the tax classification of the Building and the Land prior to such change (or its equivalent).

(h)           “Transfer” shall mean either (i) a “Transfer of real property” (as defined on the date of this Lease in Section 1440 of the Tax Law of the State of New York) of the Land and/or the Building, or (ii) a refinancing (unless the net proceeds of such refinancing, when aggregated with the net proceeds of all refinancings outstanding on and after the date of the refinancing in question, are less than the quotient of (1) the Assessed Valuation for the Tax Year in which the refinancing takes place divided by (2) the applicable State Equalization Rate as defined under the Real Property Tax Law of the State of New York or any successor law applicable to the Tax Year in which the refinancing takes place), if such sale or refinancing directly results in an increased Assessed Valuation.

(i)            “Assessed Valuation” shall mean, for any Tax Year, the actual assessment for such Tax Year for the Building and the Land as finally determined under the Real Property Tax Law of the State of New York or under any successor law (i.e., the value for the Building and the Land upon which real estate taxes are based for such Tax Year if the Building and Land are taxable or, if all or any portion of the Building or Land is exempt, the value upon which real estate taxes would have been based but for such exemption).

(j)            “Average Percentage Increase” shall mean the sum of: (y) the percentage obtained by dividing (1) the excess, if any, of the Assessed Valuation for the Transfer Tax Year over the Assessed Valuation for the Tax Year which is five years prior to the Transfer Tax Year (the “Comparison Year”) by (2) the product of five times the Assessed Valuation for the Comparison Year and adding (z) one (1%) percent to the amount determined in accordance with clause (y) (e.g., if the Assessed Valuation in the Transfer Tax Year were $110,000,000 and the Assessed Valuation in the Comparison Year were $100,000,000, the Average Percentage Increase would be obtained by dividing $10,000,000 by $500,000,000, which equals .02 (i.e., 2%), plus one (1%) percent, for a total Average Percentage Increase of three (3%) percent).

(k)           “Tax Rate” shall mean, as to any Tax Year, the real estate tax rate of the City of New York applicable to the Building and/or the Land during the Tax Year in question.

(l)            “Assumed Assessed Valuation” shall mean, as to any Tax Year, an assumed assessed valuation of the Building and the Land, assuming that the Assessed Valuation for each Tax Year subsequent to the Transfer Tax Year has increased over the prior Tax Year by an amount equal to the Average Percentage Increase (e.g., if a Transfer shall occur on April 2, 1997, the Assessed Valuation for the Transfer Tax Year was $110,000,000 and the Average Percentage Increase was 3%, then the Assumed Assessed Valuation for the Tax Year ending June 30, 1999 is $110,000,000 + [(110,000,000 x 3%) + (113,300,000 [the Assumed Assessed Valuation for the first Tax Year after the Transfer Tax Year] x 3%)], which equals $116,699,000).

(m)          “Escalation Statement” shall mean a statement setting forth the amount payable by the Tenant in respect of the Cost of Operation and Maintenance for a specified Computation Year. Escalation Statements shall be substantially in the form of Exhibit I attached hereto.

(n)           “Transfer Tax Year” shall mean the Tax Year in which the Transfer occurs.

(o)           “Base Real Estate Taxes” shall mean the R.E. Tax Share of Real Estate Taxes, as finally determined, for the 12-month period ending June 30, 1995.

(p)           “Base COM” shall mean the O.E. Share of Cost of Operation and Maintenance for the Computation Year ending December 31, 1995.

24.4         If the term commencement date shall be a day other than a January 1 or the date fixed for the expiration of the full term of this Lease shall be a day other than December 31, or if there is any abatement of Fixed Rent or any termination of this Lease (other than a Default Termination), or if there is any increase or decrease in the Tenant’s Area, then in each such event in applying the provisions of this Article with respect to any Tax Year or Computation Year in which such event occurred, appropriate adjustments shall be made to reflect the result of such event on a basis consistent with the principles underlying the provisions of this Article, taking into consideration (i) the portion of such

Tax Year or Computation Year, as the case may be, which shall have elapsed prior to or after such event, (ii) the rentable area of the Premises affected thereby, and (iii) the duration of such event. Without limiting the generality of the foregoing, if there is any abatement of Fixed Rent with respect to any portion of the Premises, the Additional Rent payable with respect to such portion of the Premises under this Article shall be abated for the same period as is Fixed Rent.

24.5         The Tenant shall not (and hereby waives any and all rights it may now or hereafter have to) institute or maintain any action, proceeding or application in any court or other body having the power to fix or review assessed valuations, for the purpose of reducing the Real Estate Taxes.

24.6         When requested by the Tenant within six (6) months following the receipt by it of any Escalation Statement, the Landlord, in substantiation of the amounts set forth in such Escalation Statement, will furnish to the Tenant such additional information as reasonably may be required for such purpose, and, as may be necessary for the verification of such information, will permit the pertinent records of the Landlord to be examined at the office of the Landlord or its managing agent in New York, New York during normal business hours by an employee of the Tenant or a nationally recognized, independent certified public accounting firm designated by the Tenant and reasonably acceptable to the Landlord it being expressly understood that the Landlord shall be under no duty to preserve any such records, or any data or material related thereto, longer than three (3) years. The Tenant shall keep (and shall require its certified public accountants, if any, to keep) confidential all of the Landlord’s records except in connection with any judicial proceeding to resolve any dispute under this Lease. If any such examination by the Tenant or the Tenant’s certified public accountant shall reveal that the amount set forth in any Escalation Statement is more than one hundred ten percent (110%) of the actual amount payable by the Tenant in respect of the Cost of Operation and Maintenance for the relevant Computation Year, the Landlord shall reimburse the Tenant for the reasonable and customary outside accounting costs incurred by the Tenant in conducting such examination. If the Tenant shall bring an action to contest the amounts set forth in any Escalation Statement, the Tenant shall pay all reasonable counsel fees and costs incurred by the Landlord in defending such action if the Tenant shall receive a final non-appealable judgment which is not in excess of the amount the Landlord alleges is due the Tenant and the Landlord shall pay all reasonable counsel fees and costs incurred by the Tenant in prosecuting such action if the Tenant shall receive a final non-appealable judgment which is in excess of the amount the Landlord alleges is due the Tenant.

24.7         In the event the Landlord fails to bill the Tenant for the Tenant’s share of Real Estate Taxes or Cost of Operation and

Maintenance by the time such amounts would otherwise be due and payable hereunder, the Tenant shall pay the amount most recently billed for the item in question, subject to subsequent adjustment to reflect the correct amount due. Notwithstanding the foregoing, the Landlord shall not bill for, and the Tenant shall not dispute, any Real Estate Taxes or Cost of Operation and Maintenance more than three (3) years after the end of the Computation Year in which the same were incurred.

24.8         If available and requested by the Tenant within six (6) months after the beginning of any Tax Year, the Landlord will send the Tenant a copy of the tax bill for such Tax Year.

ARTICLE TWENTY-FIVE
Miscellaneous

25.1         If the Landlord shall consent to a request by the Tenant for the omission or removal of any part of, or the insertion of any door (other than to a public corridor) or other opening in, any wall separating the Premises from other space adjoining the Premises, then (a) the Tenant shall be deemed to have assumed responsibility for all risks (including, without limitation, damage to, or loss or theft of, property) incident to the use of said door or other opening or the existence thereof, and shall indemnify and save the Landlord Indemnitees harmless from and against any claim, demand or action for, or on account of, any such loss, theft or damage, and (b) upon the expiration or termination of this Lease or any lease of said adjoining space, the Landlord may enter the Premises and close up such door or other opening by erecting a wall to match the wall separating the Premises from said adjoining space, and the Tenant shall pay the reasonable cost thereof and such work may be done during Business Hours and while the Tenant is in occupancy of the Premises and the Tenant shall not be entitled to any abatement of Fixed Rent or other compensation on account thereof; provided, that nothing shall be deemed to vest the Tenant with any right or interest in, or with respect to, said adjoining space, or the use thereof, and the Tenant hereby expressly waives any right to be made a party to, or to be served with process or other notice under or in connection with, any proceeding which may hereafter be instituted by the Landlord for the recovery of the possession of said adjoining space.

25.2         Without incurring any liability to the Tenant, the Landlord may, upon reasonable prior telephonic notice to the Tenant (but only to the extent the Landlord receives prior notice), permit access to the Premises and open the same, whether or not the Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, the Tenant’s property or for any other purpose (but this provision and any action by the Landlord hereunder shall not be deemed a recognition by the Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal government.

25.3         If an excavation shall be made upon any land adjacent to the Building, or shall be authorized to be made, the Tenant shall afford to the person causing or authorized to cause such excavation a license to enter upon the Premises for the purpose of doing such work as is reasonably necessary to preserve the Building from injury or damage, all without any claim for damages or indemnity against the Landlord or diminution or abatement of Rent; provided, that if any such work will take place in the Premises (a) such person, in the Landlord’s reasonable judgment, has reasonably adequate insurance coverage, (b) the Tenant is named as an additional insured under such insurance and (c) the Landlord exercises reasonable precautions and supervision under the circumstances so that such work does not unreasonably interfere with the Tenant’s business. The Landlord shall give the Tenant reasonable prior telephonic notice, if possible, of such an entry upon the Premises.

25.4         Time shall be of the essence with respect to the exercise by the Tenant of any right of termination or other option granted to it by this Lease. The Tenant shall not be entitled to exercise any expansion option granted to it under Article Thirty-one of this Lease or the right of first offer granted to it under Article Thirty-eight of this Lease at any time when the Tenant is in default after notice in the payment of Fixed Rent and Article 24 Rent.

25.5         The headings of the Articles of this Lease are for convenience only and are not to be considered in construing said Articles.

25.6         As used in this Section, the term “facility” means stores, restaurants, cafeterias, rest rooms, and any other facility of a public nature in the Building. The Tenant will not discriminate by segregation or otherwise against any person or persons because of race, creed, color, sex (except as appropriate in the case of rest rooms) or national origin in furnishing, or by refusing to furnish, to such person or persons the use of any facility in the Premises, including any and all services, privileges, accommodations, and activities provided thereby. The Tenant’s noncompliance with the provisions of this Section shall constitute a material breach of this Lease. In the event of such noncompliance, the Landlord may take appropriate action to enforce compliance, may terminate this Lease in accordance with the provisions of this Lease, or may pursue such other remedies as may be provided by law. In the event of termination, the Tenant shall be liable to the Landlord for damages in accordance with the provisions of this Lease.

25.7         If the Tenant holds-over in the Premises after the expiration or termination of this Lease without the consent of the Landlord:

(a)           for less than three (3) months after such expiration or termination, the Tenant shall pay as hold-over rental for each month of the first three (3) months of the hold-over tenancy an amount equal to the greater of (i) 125% of the fair market rental value of the Premises for such month (as reasonably determined by the Landlord) or (ii) 125% of the Rent which Tenant was obligated to pay for the month immediately preceding the expiration or termination of this Lease;

(b)           for more than three (3) months but less than six (6) months after such expiration or termination, the Tenant shall (i) pay as hold-over rental for each month after the third month of the hold-over tenancy an amount equal to the greater of (i) 150% of the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (ii) 150% of the Rent which the Tenant was obligated to pay for the month immediately preceding the expiration or termination of this Lease; and

(c)           for more than six (6) months after such expiration or termination, the Tenant shall (i) pay as hold-over rental for each month of the hold-over tenancy after the sixth (6th) month thereof an amount equal to the greater of (A) 150% of the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (B) 150% of the Rent which Tenant was obligated to pay for the month immediately preceding the expiration or termination of this Lease, (ii) be liable to the Landlord for (A) any payment or rent concession which Landlord may be required to make to any tenant obtained by the Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by the Tenant and (B) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by the Tenant, and (iii) indemnify the Landlord against all claims for damages by any New Tenant.

No holding-over by the Tenant, nor the payment to or acceptance by the Landlord of the amounts specified above, shall operate to extend the term of this Lease.

25.8         Any obligation of the Landlord or the Tenant which by its nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after the expiration or earlier termination of this Lease, and any liability for a payment which shall have accrued to or with respect to any period ending at the time of such expiration or termination, unless expressly otherwise provided in this Lease, shall survive the expiration or earlier termination of this Lease.

25.9         If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.10       It is the intention of the Landlord and the Tenant to create the relationship of landlord and tenant, and no other relationship whatsoever, and nothing herein shall be construed to make the Landlord and the Tenant partners or joint venturers, or to render either party hereto liable for any of the debts or obligations of the other party.

25.11       The Landlord and the Tenant acknowledge that (i) improvements (including Fixtures) made or installed by the Tenant in the Premises do not constitute consideration for the granting of this Lease to the Tenant and (ii) there has been no adjustment in the Rent on account of such improvements (including Fixtures).

25.12       Any payment required to be made under this Lease for which no time period is stated within which the payment must be made shall be made within thirty (30) days after demand by the party entitled thereto.

25.13       Except to the extent that the same is not obtainable at commercially reasonable rates, the Tenant shall maintain, at all times during the term of this Lease and during any other times the Tenant is granted access to the Premises, a policy or policies of “all risk” property insurance covering the Tenant’s Property to a limit of not less than 100% of the replacement cost thereof with the premiums fully paid on or before the due date, issued by a reputable insurance company licensed to do business in the State of New York, having a minimum rating A- XI by A.M. Best & Company or such other comparable financial rating as the Landlord may at any time consider appropriate, and reasonably acceptable to the Landlord. Each such policy shall provide, if then generally available, that it cannot be cancelled, changed or modified except upon 30 days’ prior notice to the Landlord. The Tenant shall furnish original certificates of such insurance to the Landlord prior to the term commencement date (or any date on which the Tenant is granted earlier access) and thereafter not less than 30 days prior to the expiration of each such policy and any renewals or replacements thereof. The Tenant shall have included in all of its “all risk” property insurance policies insuring the Tenant’s Property a waiver of the insurer’s right of subrogation against the Landlord or, if such waiver is unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (ii) any other form of permission for the release of the Landlord. If such waiver, agreement or permission is not, or ceases to be, obtainable from the Tenant’s then current insurance company, the Tenant shall so notify the Landlord promptly after learning thereof, and shall use its best efforts to obtain same from another insurance company. If such waiver, agreement or permission is obtainable only by payment of an additional charge, the Tenant shall so notify the Landlord promptly after learning thereof, and the Tenant shall not be required to obtain said waiver, agreement or permission unless the Landlord agrees to pay the additional charge therefor. The Tenant hereby releases the Landlord in respect of any claim (including, without limitation, a claim for negligence) which it might otherwise have against the Landlord for loss, damage or destruction of or to its property to the extent to which it is insured under a policy containing a waiver of subrogation or express agreement that such policy shall not be invalidated or permission to release liability, as provided above in this Section.

25.14      Each party hereby represents to the other that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity. In all disputes arising out of this Lease the parties, each person comprising the parties or claiming by or through the parties, shall be deemed subject to service in the State of New York and to the jurisdiction of the state and federal courts located in the State of New York and such service may be accomplished in any manner permitted by law.

25.15      The Tenant represents and warrants to the Landlord that the Tenant is a duly formed and validly existing corporation under laws of the Republic of France duly qualified to do business in the State of New York and the execution, delivery and performance by Tenant of this Lease have been duly authorized by all necessary corporate action. The Landlord represents and warrants to the Tenant that the Landlord is a duly formed and validly existing corporation under laws of the State of New York and the execution, delivery and performance by Landlord of this Lease have been duly authorized by all necessary corporate action.

25.16      This Lease shall be construed without regard to any presumption or other rule regarding construction against the party drafting this Lease.

25.17      If the Tenant requests the Landlord’s consent and the Landlord fails or refuses to give such consent, the Tenant shall not be entitled to any damages for any withholding by the Landlord of its consent; the Tenant’s sole remedy therefor shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where this Lease provides that the Landlord shall not unreasonably withhold, delay or condition its consent or where as a matter of law the Landlord may not unreasonably withhold, delay or condition its consent.

25.18      Except to the extent that the same is not (a) obtainable from a reputable insurer reasonably acceptable to the Landlord at commercially reasonable rates or (b) being maintained by the majority of the owners of comparable first-class office buildings in midtown Manhattan, the Landlord will, during the term of this Lease, insure the Building against loss or damage by fire, lightning, windstorm, hail, explosion (other than explosion of boilers, heating apparatus or other pressure vessels), riot, riot attending a strike, civil commotion, aircraft, vehicle or smoke in amounts sufficient to prevent the Landlord from becoming a coinsurer with the terms of the policies in question, but in any event in amounts not less than eighty percent (80%) of the then full insurable value of the Building and with not more than five percent (5%) of such insurable value deductible. The foregoing insurance may be included in a “blanket” policy of the Landlord. The Landlord shall notify the Tenant if the Landlord shall not be carrying any of the foregoing insurance, and will request that its insurers give the Tenant thirty (30) days prior notice of the cancellation of any of the foregoing insurance. Upon request by the Tenant, but in no event more than once in any twelve (12) month period, the Landlord shall furnish the Tenant with one of more certificates of insurance evidencing the foregoing coverages.

25.19      During the term of this Lease, the Landlord shall operate and maintain the Building as a first-class office building in a manner consistent with first-class office buildings in midtown Manhattan of similar size, character and operation.

25.20      The Landlord shall indemnify, and save harmless, the Tenant and its officers, directors, agents and employees (the “Tenant Indemnitees”) from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgements, costs, interest and expenses (including reasonable counsel fees incurred in the defense thereof) (collectively, “Losses”), but specifically excluding any contractual obligation of any Tenant Indemnitee, to which any Tenant Indemnitee may (except insofar as it arises from the conduct of any Tenant Indemnitee or any Tenant Party) be subject or suffer, whether by reason of, or by reason of any claim for, any injury to or death of any persons or damage to property (including any loss of use thereof) or otherwise for any Losses occurring in any Common Area and related to the Landlord’s operation or maintenance of the Building. The term “Common Area” means all public corridors and elevators in the Building not leased by the Landlord to others and open to the general public.

ARTICLE TWENTY-SIX

Signage and Information Desk

26.1        (a)           The Tenant shall have the right during the term of this Lease, subject to the provisions of this Lease, to display the following signage (collectively, “Tenant’s Signage”) in or about the Building:

(1)           two (2) monuments which, as to size, material, design and finish, are as shown on Exhibit J-2 attached hereto, at the locations indicated on Exhibit J-1 attached hereto,

(2)           one (1) pylon sign which, as to size, material, design and finish, is substantially as shown on Exhibit J-3 attached hereto, at the location indicated on Exhibit J-1 attached hereto (the “Pylon”),

(3)           four (4) exterior plaques which, as to size, material, design and finish, are as shown on Exhibit J-4a attached hereto, at the locations indicated on Exhibits J-1 and J-4b attached hereto, and

(4)           four (4) interior plaques indicating the floors in the Building occupied by the Tenant which, as to size, material, design and finish, are as shown on Exhibit J-5 attached hereto, at the locations indicated on Exhibits J-1 and J-5 attached hereto.

The Landlord reserves the right to display on the Pylon the names of up to two (2) additional tenants in the Building; provided, that such tenants are not engaged in a business which is not in keeping with the maintenance of the Building as a first-class building and such displays shall not be above or more prominent than that of the Tenant. All design, fabrication, installation and maintenance of the Tenant’s Signage shall be performed by the Landlord at the Tenant’s expense, except that the Landlord and the Tenant shall share equally the cost of design, fabrication, installation and maintenance of the Pylon.

(b)           If the Tenant and/or Tenant Affiliates shall no longer occupy at least 200,000 rentable square feet of space in the Building, the Tenant shall have no further rights at any time thereafter to so display, nor obligation to maintain, the Tenant’s Signage, unless the Tenant and/or Tenant Affiliates thereafter again occupy at least 200,000 rentable square feet in the Building and the Landlord has not granted such signage rights to another party, in which case the Tenant shall again have the rights granted pursuant to the first sentence of subsection 26.1(a). If the Tenant shall notify the Landlord to discontinue the display of all or any part of the Tenant’s Signage, the Tenant shall have no further rights at any time thereafter to so display such signage, unless the conditions set forth in the preceding sentence are satisfied and the Landlord has not granted such signage rights to another party, in which case the Tenant shall again have the rights granted pursuant to the first sentence of subsection 26.1(a).

(c)           Upon the expiration or earlier termination of the term of this Lease or such earlier time as the Tenant shall not be entitled to display the Tenant’s Signage, the Landlord shall remove the Tenant’s Signage and make good any damage to the Building or its appurtenances which have been occasioned by reason of or in connection with the installation, maintenance or removal of such display (except removal caused by the Landlord’s gross negligence) and the Tenant shall reimburse the Landlord within 30 days of receipt of statement thereof for the cost and expense incurred by the Landlord in removing the Tenant’s Signage and making good such damage. Notwithstanding the foregoing, if at the expiration or earlier termination of this Lease (i) the Landlord shall elect to allow the Pylon to remain, the Tenant shall reimburse the Landlord within thirty (30) days of receipt of statement thereof for the cost and expense incurred by the Landlord in removing the Tenant’s name therefrom and (ii) if the Landlord shall elect to remove the Pylon, the cost of such removal and making good any resulting damage to the Building and its appurtenances not caused by the Landlord’s gross negligence shall be borne equally by the Landlord and the Tenant.

26.2        The Landlord will permit the Tenant to establish at the location in the lobby of the Building indicated on Exhibit J-1 a service and information desk. Such desk may bear the Tenant’s name and/or logo or, subject to the Landlord’s approval (which approval may not be arbitrarily withheld), the name and/or logo of a Tenant Affiliate occupying not less than 40,000 rentable square feet of space in the Building. Such desk shall be capable of utilization by the Tenant and up to two (2) other entities selected by the Landlord, which other entities may only be other tenants in the Building, the Landlord itself or an affiliate of the Landlord. The Tenant’s portion of such desk may be used by one (1) or two (2) people. The size, material, design and finish of such desk shall be substantially as shown on Exhibit J-6 attached hereto. Such right to establish a service and information desk shall be evidenced by the execution and delivery of, and shall be subject to the provisions of, an agreement substantially identical to the agreement attached hereto as Exhibit K.

26.3        If the Tenant and/or Tenant Affiliates occupy at least 200,000 rentable square feet of space in the Building, the Landlord shall not (a) permit the Building to be named after any commercial bank or (b) grant to any commercial bank signage rights on the side of the Building or the Land facing Avenue of the Americas unless such bank leases (i) the retail portion of the Building facing Avenue of the Americas or (ii) more than 500,000 rentable square feet of space in the Building.

ARTICLE TWENTY-SEVEN

Brokerage Commission

27.1        The Landlord and the Tenant represent to each other that the only brokers with which they have dealt in connection with this Lease are Morgan Stanley Realty, Incorporated (“Morgan”}, having an office at 1251 Avenue of the Americas, New York, New York 10020, and Cushman & Wakefield, Inc. (“C&W”), having an office at 1166 Avenue of the Americas, New York, New York 10036. The Tenant shall indemnify and save harmless the Landlord Indemnitees from and against all liability, claims, suits, demands, judgments, costs, interest and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in the defense thereof) to which the Landlord Indemnitees may be subject or suffer by reason of any claim made by any person, firm or corporation other than C&W for any commission, expense or other compensation as a result of the execution and delivery of this Lease or the demising of the Premises by the Landlord to the Tenant pursuant to this Lease, which claim is alleged to arise out of any conversations, negotiations or dealings between such claimant and the Tenant. The Landlord shall indemnify and save harmless the Tenant Indemnitees from and against all liability, claims, suits, demands, judgments, costs, interest and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in the defense thereof) to which the Tenant Indemnitees may be subject or suffer by reason of any claim made by any person, firm or corporation other than Morgan for any commission, expense or other compensation as a result of the execution and delivery of this Lease or the demising of the Premises by the Landlord to the Tenant pursuant to this Lease, which claim is alleged to arise out of any conversations, negotiations or dealings between such claimant and the Landlord. The Tenant agrees to pay a commission to Morgan pursuant to a separate agreement between Morgan and the Tenant. The Landlord agrees to pay a commission to C&W pursuant to a separate agreement between C&W and the Landlord.

ARTICLE TWENTY-EIGHT

Quiet Enjoyment

28.1        If, and so long as, the Lease is in full force and effect, the Tenant shall quietly enjoy the Premises without hindrance or molestation by the Landlord or by any other person lawfully claiming through or under the Landlord, subject, however, to the provisions of this Lease and to the Qualified Encumbrances.

ARTICLE TWENTY-NINE

Hazardous Substances

29.1        The Tenant shall not (a) cause or permit to be brought to the Building or the Land any hazardous substances, (b) cause or permit the storage or use of hazardous substances in any manner not permitted by any Requirements applicable to the Land, the Building or the Premises or any part thereof, to the Tenant’s use thereof or to the Tenant’s observance of any provision of this Lease, or (c) cause or permit the escape, disposal or release of any hazardous substances on or in the vicinity of the Building or Land; provided, that nothing herein shall prevent the Tenant’s use of any hazardous substances customarily used in the ordinary course of the business of the Tenant and the Tenant’s permitted affiliates, subsidiaries, sublessees and assigns in connection with their permitted use of space in the Premises in accordance with the terms of this Lease, including, without limitation, the use of a fuel storage tank for the Tenant’s emergency generator, if (i) such use is for such ordinary course of the Tenant’s business, (ii) is in accordance with all Requirements applicable to the Land, the Building or the Premises or any part thereof, to the Tenant’s use thereof or to the Tenant’s observance of any provision of this Lease and (iii) only reasonable quantities of hazardous substances are brought to or used or stored in the Premises.

29.2        “Hazardous substances” are (i) any “hazardous wastes” as defined by the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous, toxic or dangerous waste, substance or material” specifically defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; and (iii) any hazardous, toxic or dangerous chemical, biological or other waste, substance or material as defined in any so-called “superfund” or “superlien” law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning such waste, substance or material; including, without limiting the generality of the foregoing, asbestos, radon, urea formaldehyde, polychlorinated biphenyls, and petroleum products (including, without limitation, gasoline, fuel oil, crude oil and various constituents of such products). Without limiting the generality of Section 6.1(j) hereof, the Tenant agrees that the covenants and warranties contained in this Article are included within the matters as to which the Landlord Indemnitees shall be indemnified pursuant to said Section 6.1(j).

29.3        The covenants contained in this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE THIRTY

Service Option

30.1        The Landlord hereby grants to the Tenant the exclusive and irrevocable option (the “Service Option”), with respect to each Assumable Service, to assume and thereafter exercise control of and be responsible for providing such Assumable Service at the Tenant’s expense on the terms and conditions herein set forth.

30.2        A Service Option may be exercised only in accordance with this Article and then only as to an Assumable Service in its entirety by notice by the Tenant to the Landlord (the “Service Option Notice”). Notwithstanding anything to the contrary contained in this Lease, the Tenant may not exercise a Service Option if (i) such election would result in an increase in the Landlord’s cost (other than an increase for which the Tenant shall agree to reimburse the Landlord) or interfere with the Landlord’s ability to provide such Assumable Service to areas other than the Premises, it being understood that the Tenant may not exercise the Service Option with respect to the cleaning service provided pursuant to Article Twenty unless the Tenant’s cleaning contractor uses the Building’s elevators only during those hours when the same are not being used by the Landlord’s cleaning contractor, or (ii) in the case of the electrical service provided pursuant to Article Five, the Tenant may not exercise the Service Option with respect to the electric service if the purchase of electric current directly from the public utility company would (y) increase the Landlord’s costs of obtaining electric current to meet the Landlord’s obligations or needs (unless the Tenant shall agree to reimburse the Landlord for such increased costs) or (z) make it difficult or impossible for the Landlord to obtain such electric current service.

30.3        If a Service Option shall be exercised by the Tenant as to any Assumable Service, unless the Tenant shall have already done so, the Tenant shall, within sixty (60) days of the Tenant’s giving of the Service Option Notice, furnish the Tenant’s estimated timetable for work in connection with such Assumable Service for the Landlord’s approval. The Landlord shall approve or disapprove the Tenant’s timetable within ten (10) business days. The Tenant’s timetable will be deemed approved if the Landlord (a) fails to approve or disapprove the Tenant’s timetable within the above-described ten-day period, and (b) still fails to approve or disapprove same within three (3) business days after a second notice from the Tenant, given after the expiration of such ten-day period, which second notice must specify that the Landlord’s failure to approve or disapprove same within three (3) business days will be deemed an approval of same. Upon receipt of Landlord’s approval of the Tenant’s timetable (or upon the deemed approval of same), the Tenant shall, at its expense, complete in coordination with such timetable (subject to delays for causes beyond the Tenant’s reasonable control) all work necessary to assume and thereafter exercise control of and be responsible for providing, operating, maintaining, repairing and replacing such Assumable Service at its expense, and from and after the commencement of any work by the Tenant on such Assumable Service, notwithstanding anything to the contrary contained in this Lease: (y) the Tenant shall exercise control and be responsible for providing such Assumable Service at its expense (it being understood that the Tenant’s responsibility shall include, without limitation, the installation, operation, maintenance, repair and replacement at the Tenant’s expense of all equipment, facilities and building service systems which are required by applicable Requirements or which the Landlord or the Tenant deems to be required for the fulfillment of its responsibility including, without limitation, personnel changing, storage and equipment rooms for the Tenant’s cleaning contractor) and (z) the Landlord shall have no responsibility under this Lease or otherwise in respect of such Assumable Service. Notwithstanding anything to the contrary contained herein, the Landlord reserves the right, on a non-exclusive basis, to share with the Tenant the janitor’s closets in the Premises and the Tenant shall not store any equipment or materials therein which would unreasonably interfere with the Landlord’s use thereof. If the Tenant exercises the Service Option with respect to the cleaning service provided pursuant to Article Twenty, the Landlord shall, subject to the other provisions of this Article, use reasonable efforts not to unreasonably interfere with the performance of the Tenant’s cleaning contractor.

30.4        If the Tenant exercises a Service Option, the Tenant shall not be permitted to utilize any of the Landlord’s equipment providing service to the Premises as to which a Service Option has been exercised, provided, that, if the Tenant shall exercise a Service Option as to the electrical service, the Tenant shall be permitted to purchase and use the switchgear, risers, conduits and feeders that exclusively serve the portion of the Premises in question and are part of the Assumable Service. The Tenant shall pay the Landlord for such equipment within 30 days after receipt of statements therefor an amount equal to the greater of (i) the fair market value of such equipment or (ii) the Landlord’s unrecovered capital costs (i.e., the actual capital expenditures required to be capitalized in accordance with generally accepted accounting principles, plus the real or imputed cost of financing such capital expenditures), plus any applicable taxes. The Tenant’s purchase pursuant to this clause shall be made without recourse to the Landlord and shall be evidenced by a bill of sale containing no representation, warranty or covenant, express or implied, by the Landlord. The Tenant shall thereafter keep all such equipment in a state of good repair and operating condition and the Landlord shall have no obligation with respect to the operation, maintenance, repair or replacement of any of such equipment and shall have no liability with respect to any damage thereto or loss thereof.

30.5        The Tenant shall be solely responsible, and the Landlord shall have no liability to the Tenant or to any other tenants of the Building, for any interruption of any utility or other building service caused by any work or action taken by or on behalf of the Tenant in connection with any Assumable Service. The Tenant’s responsibilities under this Article shall include, without limitation, in respect of any Assumable Service as to which the Tenant has exercised a Service Option, the responsibility at the Tenant’s expense to separate and relocate any equipment and associated pipes, wires and other similar items owned by the Landlord which serve the Tenant and/or others or otherwise arranging to the Landlord’s reasonable satisfaction (taking into account, among other things, the Landlord’s obligations under leases of space in the Building) for the provision of services to others by the Landlord’s building service systems. All work and actions taken by or on behalf of the Tenant and the Landlord in connection with the assumption by the Tenant of any Assumable Service shall be subject to the provisions of Article Six.

30.6        The term “Assumable Service” shall mean the (i) electrical service provided pursuant to Article Five, but only if the Tenant will become a direct customer of the public utility company providing such service, and (ii) cleaning service provided pursuant to Article Twenty, but only if the Tenant has notified the Landlord that it is not satisfied with the performance of the Landlord’s cleaning contractor and has given the Landlord a reasonable period of time to rectify the situation.

30.7        On or before the expiration or termination of this Lease with respect to all or any portion of the Premises, the Tenant shall, at its expense, connect and return all Assumable Services provided by the Tenant with or to the Landlord’s building service systems, and title to all equipment assumed in connection with the exercise of a Service Option shall automatically vest in the Landlord, at no cost to the Landlord, and the same shall be delivered to the Landlord in good order and condition (allowing for ordinary wear and tear).

30.8        The Tenant shall indemnify and hold harmless each Landlord Indemnitee from and against all liabilities (statutory or otherwise and whether arising from a strict liability or per se negligence theory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in defense thereof) to which such Landlord Indemnitee may be subject or suffer in any manner connected with the exercise of a Service Option and the Tenant’s installation, operation, maintenance, repair or replacement of any Assumable Service.

ARTICLE THIRTY-ONE

Option Space

31.1        (a)           Subject to clause (g) below, the Landlord hereby grants to the Tenant an option, exercisable as hereinafter provided, to lease the space substantially as shown hatched on the diagram attached hereto as Exhibit L and designated as ‘C’ on the 12th Floor of the Building (the “First Option Space”) for a term commencing on the First Option Space Term Commencement Date and

ending on September 30, 2013 or on such earlier date upon which said term may expire or be terminated pursuant to this Lease or pursuant to law. The Tenant shall notify the Landlord on or prior to May 31, 1998 (as to which date time is of the essence) of its election to exercise its option with respect to the First Option Space. If such notice is timely given, Fixed Rent payable for the First Option Space will be determined in accordance with clause (e) below.

(b)           With reasonable promptness after the exercise of the option with respect to the First Option Space, the Landlord and the Tenant shall execute and deliver an amendment to this Lease confirming the leasing of the First Option Space.

(c)           If the Tenant shall timely exercise its option on the First Option Space, then, on and after the First Option Space Term Commencement Date, such First Option Space shall be subject to and upon all of the provisions of this Lease except (1) such provisions of this Lease as have been rendered inapplicable by the passage of time, (2) Fixed Rent per annum reserved under this Lease shall be deemed increased on and after the date which is seven months after the First Option Space Term Commencement Date by the First Option Space Fixed Rent, and (3) the term “Premises” as used in this Lease shall be deemed to include the First Option Space, except that in applying the provisions of Article Two to the First Option Space, (i) the Premises shall be deemed to refer to the First Option Space only and (ii) the “term commencement date” referred to in said Article Two shall be deemed to mean the First Option Space Term Commencement Date. The Tenant shall not be charged Article 24 Rent in respect of the First Option Space until the date which is seven months after the First Option Space Term Commencement Date.

(d)          The term “First Option Space Term Commencement Date” shall mean the date on which the Landlord delivers possession of the First Option Space to the Tenant; it being understood that the Landlord shall use reasonable efforts to cause such date to occur no later than June 1, 2000.

(e)           The term “First Option Space Fixed Rent” shall mean an annual amount equal to the product of the rentable square foot area of the First Option Space determined in accordance with Section 1.6 multiplied by the following rates:

Years	Annual Fixed Rent Per Square Foot
First Option Space Term Commencement Date to August 31, 2003	$36.00
September 1, 2003 to August 31, 2008	$40.00
September 1, 2008 to September 30, 2013	$44.00

(f)           Notwithstanding anything else to the contrary set forth in this Lease, the Landlord shall provide the Tenant, in connection solely with respect to the First Option Space, a tenant allowance to be made available to and used by the Tenant in preparing such First Option Space for the Tenant’s intended use in an amount equal to fifty dollars ($50.00) per rentable square foot of space in the First Option Space determined in accordance with Section 1.6. Such tenant allowance shall be made available to the Tenant and disbursed in the same manner and subject to the same provisions as set forth in Article Thirty-three.

(g)          Unless the Tenant has elected to lease the Offer Space (as defined in Article Thirty-eight) in accordance with Article Thirty-Eight, if the Tenant exercises its option to lease the First Option Space in accordance with this Section 31.1, the Landlord reserves the right to exclude space from the First Option Space for corridors, lavatories and other similar facilities for a multi-tenant floor which are usual, customary or required by Requirements; provided, that no space excluded from the First Option Space shall be leased to another tenant for its exclusive use as office space.

31.2        (a)           The Landlord hereby grants to the Tenant an option exercisable as hereinafter provided to lease, at the Landlord’s option, one floor in the Building between Floor 21 and Floor 25 inclusive (the “Second Option Space”) for a term commencing on the Second Option Space Term Commencement Date and ending on September 30, 2013 or on such earlier date upon which said term may expire or be terminated pursuant to this Lease or pursuant to law. The Tenant shall notify the Landlord on or prior to June 30, 2001 (as to which date time is of the essence) of its election to exercise its option with respect to the Second Option Space. If such notice is timely given, Fixed Rent payable for the Second Option Space will be determined in accordance with clause (e) below. The Tenant may exercise its option to lease the Second Option Space notwithstanding the fact that the Tenant has not exercised its option to lease the First Option Space or the Offer Space.

(b)          With reasonable promptness after the exercise of the option with respect to the Second Option Space, the Landlord and the Tenant shall execute and deliver an amendment to this Lease confirming the leasing of the Second Option Space.

(c)          If the Tenant shall timely exercise its option on the Second Option Space, then, on and after the Second Option Space Term Commencement Date, such Second Option Space shall be subject to and upon all of the provisions of this Lease except (1) such provisions of this Lease as have been rendered inapplicable by the passage of time, (2) Fixed Rent per annum reserved under this Lease shall be deemed increased by the Second Option Space Fixed Rent, (3) in applying the provisions of Article Twenty-four to the Second Option Space, the Base Real Estate Taxes shall be deemed to be an amount equal to the R.E. Tax Share of the Real Estate Taxes and the Base COM shall be deemed to mean the O.E. Share of the Cost of Operation and Maintenance, both for the 12-month period ending on December 31, 2002, and (4) the term “Premises” as used in this Lease shall be deemed to include the Second Option Space, except that in applying the provisions of Article Two to the Second Option Space (i) the Premises shall be deemed to refer to the Second Option Space only and (ii) the “term commencement date” referred to in Article Two shall be deemed to mean the Second Option Space Term Commencement Date.

(d)          The term “Second Option Space Term Commencement Date” shall mean the date on which the Landlord delivers possession of the Second Option Space to the Tenant; it being understood that the Landlord will use reasonable efforts to cause such date to occur by January 1, 2003.

(e)          The term “Second Option Space Fixed Rent” shall mean an amount equal to the annual fair market rental value for the Second Option Space on the Second Option Space Term Commencement Date which shall be determined in accordance with the provisions for the determination of Fair Market Rental Value described in subsection 32.1(c).

31.3        (a)           The Landlord hereby grants to the Tenant an option to lease, at the Landlord’s option, one floor in the Building between Floor 21 and Floor 25 inclusive (the “Third Option Space”) for a term commencing on the Third Option Space Term Commencement Date and ending on September 30, 2013 or on such earlier date upon which said term may expire or be terminated pursuant to this Lease or pursuant to law. The Landlord agrees that the Third Option Space will be contiguous to the Second Option Space (if the Tenant exercised its option to lease the Second Option Space). The Tenant shall notify the Landlord not later than eighteen (18) months prior to the Third Option Space Delivery Date (as hereinafter defined)

(as to which date time is of the essence) of its election to exercise its option with respect to the Third Option Space. If such notice is timely given, Fixed Rent payable for the Third Option Space will be determined in accordance with clause (e) below. The Tenant may exercise its option to lease the Third Option Space notwithstanding the fact that the Tenant has not exercised its option to lease the First Option Space or the Second Option Space.

(b)          With reasonable promptness after the exercise of the option with respect to the Third Option Space, the Landlord and the Tenant shall execute and deliver an amendment to this Lease confirming the leasing of the Third Option Space.

(c)          If the Tenant shall exercise its option with respect to the Third Option Space, then, on and after the Third Option Space Term Commencement Date, such Third Option Space shall be subject to and upon all of the provisions of this Lease except (1) such provisions of this Lease as have been rendered inapplicable by the passage of time, (2) Fixed Rent per annum reserved under this Lease shall be deemed increased by the Third Option Space Fixed Rent, (3) in applying the provisions of Article Twenty-four to the Third Option Space, the Base Real Estate Taxes shall be deemed to be an amount equal to the R.E. Tax Share of the Real Estate Taxes and the Base COM shall be deemed to mean the O.E. Share of the Cost of Operation and Maintenance, both for the 12-month period ending on December 31 of the Computation Year in which the Third Option Space Term Commencement Date occurs, and (4) the term “Premises” as used in this Lease shall be deemed to include the Third Option Space, except that in applying the provisions of Article Two to the Third Option Space, (i) the Premises shall be deemed to refer to the Third Option Space only and (ii) the “term commencement date” referred to in Article Two shall be deemed to mean the Third Option Space Term Commencement Date.

(d)          The term “Third Option Space Term Commencement Date” shall mean the date on which the Landlord delivers possession of the Third Option Space to the Tenant; it being understood that the Landlord shall use reasonable efforts to cause such date to occur not later than January 1, 2007 (the “Third Option Space Delivery Date”); provided, that the Landlord may, by written notice to the Tenant given on or prior to January 1, 2005, defer the Third Option Space Delivery Date by up to twenty-four (24) months.

(e)          The term “Third Option Space Fixed Rent” shall mean an amount equal to the annual fair market rental value for the Third Option Space on the Third Option Space Term Commencement Date which shall be determined in accordance with the provisions outlining the determination of Fair Market Rental Value described in subsection 32.1(c).

(f)           The term “Option Space” shall mean any of the First Option Space, the Second Option Space or the Third Option Space.

31.4        The parties acknowledge that the incorporation of Section 2.2 with respect to any Option Space shall constitute “an express provision to the contrary” as such phrase is used in Section 223-a of the Real Property Law of the State of New York and shall constitute a waiver of the Tenant’s rights pursuant to such Section 223-a and any other law of like import now or hereafter in force.

31.5        The Tenant shall not exercise any option described in this Article Thirty-one unless the Tenant, Tenant Affiliates and the Tenant’s then existing sublessees will occupy the Option Space in question for the normal conduct of their respective businesses; provided, that the Tenant’s then existing sublessees may not occupy more than 25% of the Option Space.

31.6        The Landlord agrees not to enter into leases for the Option Space which expire after, or which the Landlord does not have the right to terminate before, sixty (60) days prior to the dates (the “Projected Delivery Dates”) by which Landlord has agreed to use reasonable efforts to deliver Option Space to the Tenant. The Landlord further agrees to commence and diligently prosecute a holdover proceeding against any tenant of Option Space that remains in occupancy of Option Space after the expiration or termination of its lease if such continued occupancy will jeopardize the Landlord’s ability to deliver Option Space to the Tenant on or before the applicable Projected Delivery Date. If, for reasons beyond the Landlord’s reasonable control, the Landlord is unable to deliver any Option Space to the Tenant on or before the date which is twelve (12) months after the applicable Projected Delivery Date, and the Landlord has comparable space available in the Building, such comparable space shall be substituted for the Option Space which the Landlord is unable to deliver. The Tenant shall have thirty (30) days after such substitute space is offered (as to which date time is of the essence) to accept or reject same as the Option Space in question. If the Tenant shall fail to accept or reject such substitute space within such thirty (30) day period, the Tenant shall be deemed to have rejected such substitute space. If, for reasons beyond the Landlord’s reasonable control, the Landlord is unable to deliver any Option Space to the Tenant on or before the date which is twelve (12) months after the applicable Projected Delivery Date, and the Landlord does not have comparable space available in the Building, the Tenant shall have the right, exercisable by written notice to the Landlord given within thirty (30) days after the expiration of such twelve (12) month period, to nullify its exercise of the option in question.

ARTICLE THIRTY-TWO

Renewal Options

32.1        (a)           So long as this Lease shall then be in full force and effect, then the Tenant shall have the option to extend and renew the term of this Lease for one additional five-year period by notifying the Landlord of its intention not later than September 30, 2011 (as to which date time is of the essence) (such notice being the “First Renewal Notice”). Upon the timely giving of the First Renewal Notice, the initial term of this Lease shall (unless said term shall sooner have expired or terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law) be deemed extended for an additional period of five (5) years (the “First Renewal Term”), namely the period commencing on October 1, 2013 and ending on September 30, 2018 (subject to earlier termination pursuant to any of the conditions of limitation or provisions of this Lease or pursuant to law), such extension to be subject to and upon all of the provisions of this Lease (including, without limitation, Article Twenty-four), except (i) such of the provisions of this Lease as have been rendered inapplicable by the passage of time, (ii) the Base Real Estate Taxes shall be deemed changed to an amount equal to the R.E. Tax Share of the Real Estate Taxes and the Base COM shall be deemed changed to an amount equal to the O. E. Share of the Cost of Operation and Maintenance, both for the Computation Year ending on December 31, 2013 and (iii) Fixed Rent payable for the First Renewal Term shall be determined in accordance with the provisions of subsection (c) below.

(b)           If the Tenant has timely elected to extend the term of this Lease for the First Renewal Term and so long as this Lease shall then be in full force and effect, the Tenant shall have the option (the “Second Renewal Option”) to extend and renew the term of this Lease for a second additional five-year period by notifying the Landlord not later than September 30, 2016 (as to which date time is of the essence) (such notice being the “Second Renewal Notice”). Upon the timely giving of the Second Renewal Notice the term of this Lease shall (unless said term shall sooner have expired or terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law) be deemed extended for an additional period of five (5) years (the “Second Renewal Term”), namely the period commencing on October 1, 2018 and ending on September 30, 2023 (subject to earlier termination pursuant to any of the conditions of limitation or provisions of this Lease or pursuant to law), such extension to be subject to and upon all of the provisions of this Lease (including, without limitation, Article Twenty-four), except (i) such of the provisions of this Lease as have been rendered inapplicable by the passage of time, (ii) the Base Real Estate Taxes shall be deemed changed to an amount equal to the R.E. Tax Share of the Real Estate Taxes and the Base COM shall be deemed changed to an amount equal to the O. E. Share of the Cost of Operation and Maintenance, both for the Computation Year ending on December 31, 2018, (iii) Fixed Rent payable for the Second Renewal Term shall, if not previously determined, be determined in accordance with the provisions of subsection (c) below, and (iv) the Tenant shall have no further right to extend or renew the term of this Lease.

(c)           Fixed Rent payable during a Renewal Term shall be equal to the annual fair market rental value, taking into account all then relevant factors (including, without limitation, any workletter allowance, free rent or other concessions and whether the Landlord is obligated to pay a brokerage commission by reason of the exercise by the Tenant of the expansion or renewal option in question) (the “Fair Market Rental Value”) of the Premises, less, in the case of space occupied by the Tenant and/or any Tenant Affiliates only for so long as the same is so occupied, five percent (5%) of the net rent component of such Fair Market Rental Value (i.e., the Fair Market Rental Value less the then current costs of the Landlord incurred in connection with the Premises such as Cost of Operation and Maintenance and Real Estate Taxes). If the Tenant shall timely exercise its renewal option, then not later than six (6) months prior to the commencement of the Renewal Term in question the Landlord shall deliver to the Tenant a notice setting forth the Landlord’s estimate of the Fair Market Rental Value for the Premises as of the commencement of the Renewal Term, which estimate may provide for an interim Increase or increases during the Renewal Term. If the Tenant shall disagree with the Landlord’s estimate, the Tenant shall, within ninety (90) days after receipt of the Landlord’s notice, notify the Landlord of the Tenant’s election to determine the Fair Market Rental Value in accordance with the provisions of clause (d) below. If the Tenant shall fail to give such notice within such ninety-day period, the Tenant hereby expressly agrees that it shall conclusively be deemed to have accepted the Landlord’s estimate of the Fair Market Rental Value, and the Landlord’s estimate shall be used for purposes of computing Fixed Rent payable for the Renewal Term. The term “Renewal Term” shall mean, collectively, the First Renewal Term and the Second Renewal Term.

(d)           (i)            Within ninety (90) days after receipt by the Landlord of a timely notice from the Tenant objecting to the Landlord’s estimate of the Fair Market Rental Value, the Landlord and the Tenant shall meet to attempt to agree on the Fair Market Rental Value. Each party shall be entitled to have its consultants and experts participate in the meetings. If the Fair Market Rental Value for any Renewal Term shall not be determined prior to three months before the first day of such Renewal Term then either the Landlord or the Tenant may, by notice to the other, invoke the arbitration procedure set forth in subclause (ii) of this clause (d).

(ii)           The party invoking the arbitration procedure shall give a notice (the “Arbitration Notice”) to the other party stating that the party sending the Arbitration Notice desires to meet within 10 days to attempt to agree on a single arbitrator (the “Arbitrator”) to determine the Fair Market Rental Value. If the Landlord and the Tenant have not agreed on the Arbitrator within 30 days after the giving of the Arbitration Notice, then either the Landlord or the Tenant, on behalf of both, may apply to the New York City office of the American Arbitration Association or any organization which is the successor thereof (the “AAA”) for appointment of the Arbitrator, or, if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within 60 days after application therefor, then either party may apply to the administrative judge of the Supreme Court of New York, New York County (the “Court”) for the appointment of the Arbitrator and the other party shall not raise any question as to the Court’s full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed is the “Appointment Date”. If any Arbitrator appointed under this Lease shall be unwilling or unable, for any reason, to serve or to continue to serve, a replacement arbitrator shall be appointed in the same manner as the original Arbitrator. The arbitration shall be conducted in accordance with the then prevailing rules of the local office of the AAA, modified as follows:

(1)           The Arbitrator shall be disinterested and Impartial, shall not be affiliated with the Landlord or the Tenant and shall be an MAI appraiser with at least 10 years’ current experience in the determination of the fair market values of, and fair market rentals in, comparable buildings in Manhattan.

(2)           Before hearing any testimony or receiving any evidence, the Arbitrator shall be sworn to hear and decide the controversy faithfully and fairly by an officer authorized to administer an oath and a written copy thereof shall be delivered to the Landlord and the Tenant.

(3)           Within 20 days after the Appointment Date, the Landlord and the Tenant shall deliver to the Arbitrator two copies of their respective written determinations of the Fair Market Rental Value (each, a “Determination”) for the Premises. After the submission of any Determination, the submitting party may not make any additions to or deletions from, or otherwise change, such Determination. If either party fails so to deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator, without holding a hearing, shall accept the Determination of the submitting party as the Fair Market Rental Value. If each party timely submits a Determination, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party’s Determination to the other party.

(4)           If the Fair Market Rental Value has not been determined pursuant to subclause (3) of this Section 32.1{d)(ii), then not less than 15 days nor more than 30 days after the earlier to occur of (i) the expiration of the twenty-day period provided for in subclause (3) or (ii) the Arbitrator’s receipt of both of the Determinations from the parties (such earlier date being the “Submission Date”), and upon not less than 10 days’ notice to the parties, the Arbitrator shall hold one or more hearings with respect to the determination of the Fair Market Rental Value of the Premises. The hearings shall be held in the City of New York at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify; provided, that, in all events, all hearings with respect to the determination of the Fair Market Rental Value shall be concluded not later than 45 days after the Submission Date.

(5)           Except as otherwise provided in subclause (3) of this Section 32.1(d)(ii), the Arbitrator shall be instructed, and shall be empowered only, to select as the Fair Market Rental Value in respect of the Premises that one of the Determinations which the Arbitrator believes is the more accurate determination of the Fair Market Rental Value. Without limiting the generality of the foregoing, in rendering his or her decision, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease or either of the Determinations.

(6)           The Arbitrator shall render his or her determination as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to the Landlord and the Tenant within 10 days after the earlier to occur of (i) his or her determination of the Fair Market Rental Value pursuant to subclause (3) of this Section 32.1(d)(ii) or (ii) the conclusion of the hearing(s) required by subclause (4) of this Section 32.1(d)(ii).

( iii )        the arbitration procedures set forth in this Article shall constitute a written agreement to submit any dispute regarding the determination of the Fair Market Rental Value to arbitration. The arbitration decision, determined as provided in this Section 32.1, shall be conclusive and binding on the parties, shall constitute an “award” by the Arbitrator within the meaning of the AAA rules and applicable law, and Judgment may be entered thereon in any court of competent jurisdiction. Each party shall pay its own fees and expenses relating to the arbitration (including, without limitation, the fees and expenses of its counsel and of experts and witnesses retained or called by it). Each party shall pay one-half of the fees and expenses of the AAA and of the Arbitrator; provided, that (a) the Arbitrator shall have the authority to award such fees and expenses in favor of the prevailing party and (b) if either party fails to submit a Determination within the period provided therefor, such non-submitting party shall pay all of such fees and expenses.

32.2         If Fixed Rent shall not be determined prior to the commencement of a Renewal Term, the Tenant shall pay an interim Fixed Rent for the period commencing on the day after such expiration date and ending on the last day of the month in which the Fair Market Rental Value is determined, equal to Fixed Rent and Additional Rent payable under this Lease on such expiration date (without giving effect to any existing abatement under this Lease of Fixed Rent in effect on such day other than any abatement under Article Ten). When Fixed Rent is determined, Fixed Rent for such period shall be recomputed and, if such recomputed Fixed Rent for such period is in excess of the Interim Fixed Rent so paid, the Tenant shall, within 20 days after such amount has been determined, pay to the Landlord an amount equal to such excess and if such recomputed Fixed Rent for such period is less than the interim Fixed Rent so paid, the Landlord shall credit such overpayment against the next installments of Rent coming due under this Lease. In any event, after Fixed Rent payable for a Renewal Term shall have been determined (whether by agreement or otherwise as hereinabove provided), the Landlord and the Tenant shall execute an amendment to this Lease confirming the same.

32.3         The Tenant may exercise the renewal options provided for in this Article Thirty-two for (a) the entire Premises or (b) less than the entire Premises; provided, that if the Tenant renews this Lease for less than the entire Premises, the Tenant (i) must renew this Lease with respect to that portion of the Premises on the 6th and 7th Floors of the Building, (ii) may only renew this Lease for contiguous full floors and (iii) may not exercise the Second Renewal Option for any premises which are not included in the Premises during the First Renewal Term. With reasonable promptness after the exercise of any renewal option, the Landlord and the Tenant shall execute and deliver an amendment to this Lease confirming the exercise of the renewal option in question.

32.4         The Tenant understands that the renewal options provided for in this Article Thirty-two may be exercised only if, on the commencement of each Renewal Term, at least 75% of the Premises will be used solely by the Tenant and Tenant Affiliates in the normal conduct of their respective businesses.

32.5         Notwithstanding anything herein to the contrary, the exercise by the Tenant of a renewal option provided for in this

Article Thirty-two shall in no way vitiate the ability of the Landlord to terminate this Lease in accordance with the provisions of Article Fifteen.

ARTICLE THIRTY-THREE
Work by Tenant

33.1         The Tenant shall promptly submit to the Landlord, for the Landlord’s approval (such approval not to be unreasonably withheld), complete architectural and mechanical working drawings and specifications showing the Tenant’s proposed renovation of the Premises consistent with the design, construction and equipment of the Building and in conformity with the standards of the Building, all in such form and in such detail as may be reasonably required by the Landlord. The working drawings and specifications to be submitted to the Landlord shall be prepared by a reputable architect licensed in the State of New York (in consultation with a reputable engineer licensed in the State of New York where required by the nature of the work), each reasonably satisfactory to the Landlord, who shall be engaged by the Tenant and who, at the Tenant’s expense, shall furnish all architectural and engineering services necessary for the preparation of said working drawings and specifications. If the Tenant shall submit to the Landlord for approval working drawings and specifications for no more than two (2) floors of the Building at any given time, the Landlord shall have ten (10) business days after the date of submission, or four (4) business days after the date of resubmission of revised working drawings and specifications reflecting only revisions which are responsive the Landlord’s comments and the date of resubmission of such revised working drawings and specifications is not more than thirty (30) days after the Landlord’s initial disapproval thereof (a “Qualified Resubmission”), to approve or disapprove such working drawings and specifications or Qualified Resubmission. The Landlord will be deemed to have approved working drawings and specifications if the Landlord (A) fails to approve or disapprove same within the above-described ten-day period (or four-day period in the case of Qualified Resubmissions), and (B) still fails to approve or disapprove same within two (2) business days (or one (1) business day in the case of Qualified Resubmissions) after a second notice from the Tenant, given after the expiration of such ten-day (or four-day) period, which second notice must specify that the Landlord’s failure to approve or disapprove same within two (2) business days (or one (1) business day) will be deemed an approval of same. The Landlord agrees to review the Tenant’s working drawings without charge if submitted in accordance with the foregoing provisions of this Section 33.1; provided, that if the retention of independent consultants is necessitated because the Tenant’s working drawings include any highly specialized or unusual installations, the Landlord shall be entitled to retain independent consultants for reviews and inspections made in connection therewith and shall be entitled to reimbursement from the Tenant, within 20 days after request therefor, for all reasonable fees of such consultants.

33.2         If (a) the Landlord does not approve the Tenant’s working drawings under Section 33.1 and (b) the Tenant believes that the failure to approve such working drawings was not reasonable, then the Tenant shall have the right to request, by written notice to the Landlord (the “Tenant Work Arbitration Notice”), that the question of whether the failure to approve such working drawings was reasonable be determined by arbitration in accordance with the provisions of this Section 33.2. The Landlord and the Tenant agree that one of Gensler & Associates, Thornton-Tomaseti P.C. and Phillips Janson Group Architects P.C. (the “Tenant Work Arbitrator”) shall serve as the arbitrator in any such arbitration. Promptly after the giving of the Tenant Work Arbitration Notice, the Tenant may submit to the Tenant Work Arbitrator for consideration copies of all working drawings previously submitted to the Landlord and the Landlord’s responses thereto, but the Tenant shall not submit to the Tenant Work Arbitrator any other materials or information. The Landlord may submit to the Tenant Work Arbitrator for consideration copies of all responses previously submitted to the Tenant in connection with the Tenant’s working drawings, but the Landlord shall not submit to the Tenant Work Arbitrator any other materials or information. In determining whether the Landlord was reasonable in disapproving the Tenant’s working drawings, the Tenant Work Arbitrator shall consider all relevant factors. Within seven (7) days after the Tenant submits to the Tenant Work Arbitrator copies of all working drawings previously submitted to the Landlord, the Tenant Work Arbitrator shall submit a written decision to the Landlord and the Tenant as to whether the Landlord was reasonable in disapproving the Tenant’s working drawings, which decision shall be final and binding on the Landlord and the Tenant. If the Tenant Work Arbitrator fails to render a decision within said seven (7) day period, the Tenant shall have the right to commence another arbitration pursuant to this Section 33.2. If the decision of the Tenant Work Arbitrator shows that the Landlord was not reasonable in disapproving the Tenant’s working drawings, the Landlord shall be deemed to have approved same. Each party shall bear its own costs in connection with the arbitration, including, without limitation, their attorneys’ and consultants’ fees. The costs of the Tenant Work Arbitrator shall be borne equally by the parties. Each party agrees that it will (i) not sue the Tenant Work Arbitrator as a result of the decision rendered in the arbitration and (ii) if requested by the Tenant Work Arbitrator, indemnify and hold the Tenant Work Arbitrator harmless from any and all loss, cost and/or expense incurred by the Tenant Work Arbitrator in connection with the arbitration.

33.3         If the Landlord shall not approve any working drawings or specifications submitted by the Tenant, the Landlord shall, with reasonable promptness, notify the Tenant thereof and of the particulars of such revisions as are reasonably required by the Landlord for the purpose of obtaining its approval, and, as promptly as reasonably possible after being so informed by the Landlord, the Tenant shall submit to the Landlord, for the Landlord’s approval (which approval shall not be unreasonably withheld), working drawings or specifications, as the case may be, incorporating such revisions (the working drawings and specifications, as so approved, are the “Tenant Working Drawings”}. If available, the Tenant shall require all Tenant Working Drawings to be prepared on a CADD System using the naming conventions issued by the American Institute of Architects in June 1990 (or such other naming convention the Landlord may reasonably select) and shall provide, at the Tenant’s expense, the Landlord with magnetic computer media of as-built drawings, translated into DXF format or such other format reasonably selected by the Landlord. All work and services described in the Tenant Working Drawings, and all labor, materials and equipment necessary to perform the same, are the “Tenant Work”. Any such approval by the Landlord shall not be deemed to be a representation or warranty that the same is properly designed to perform the function for which it is intended or complies with any applicable Requirement.

33.4         The Tenant Work shall be performed in accordance with and subject to all of the provisions of this Lease (including, without limitation, Article Six). The Tenant shall, at its expense, proceed with due dispatch to cause the Tenant Work to be promptly completed. The Tenant shall, as part of the Tenant Work, install all branch piping and sprinkler heads from the fire sprinkler loop serving the Premises required by all applicable Requirements and install toilet facilities and elevator call buttons in the Premises that are in compliance with all Requirements having as a primary purpose the benefit of disabled persons. The Landlord shall, at the request and expense of the Tenant, reasonably cooperate with the Tenant in obtaining any necessary permits, certificates or approvals required by the Department of Buildings for the City of New York or any other municipal authority having jurisdiction over the Tenant Work, including, without limitation, executing any necessary applications and authorizations, if in a form reasonably acceptable to the Landlord.

33.5         The Landlord shall reimburse the Tenant for the actual cost of such Tenant Work, not to exceed, in the aggregate, $23,105,300 (the “Tenant Allowance”) as follows: The Tenant Allowance shall be paid in installments, not more often than monthly, to the Tenant within thirty (30) days of the presentation to the Landlord of invoices for which no Tenant Allowance has theretofore been paid and such other evidence reasonably requested by the Landlord to confirm the payment by the Tenant of such costs. Each request shall be accompanied by (a) a certificate executed by the Tenant’s architect stating that, to the architect’s best knowledge after due inquiry and inspection, the Tenant Work for which payment is requested has been performed in a good and workmanlike manner and in accordance with the applicable plans previously approved by the Landlord and all applicable Requirements and identifying the work for which reimbursement is requested, and (b) evidence reasonably satisfactory to the Landlord that each contractor, subcontractor or materialman has waived and released any lien theretofore filed by it (with respect to the Tenant Work) against the Premises or the Building and has waived and released its right to file any such lien with respect to all portions of the Tenant Work for which payment is requested. Within thirty (30) days after receipt of such request, the Landlord shall reimburse to the Tenant the amount set forth in the approved invoice or invoices, except to the extent that the Landlord asserts that the Tenant’s approval of the invoice as due and owing is not true or is in excess of the limitation on the aggregate reimbursement referred to above, until ninety-five percent (95%) of the Tenant Allowance has been so disbursed. Within thirty (30) days after the completion of all Tenant Work contemplated herein, the Tenant shall deliver to the Landlord (i) a certificate from the Tenant’s architect certifying that the work has been completed in accordance with this Lease, all applicable rules and regulations, all applicable Requirements, and the Tenant Working Drawings, (ii) a detailed list of completed work and copies of certified paid bills and a certificate signed by the Tenant’s general contractor stating that all contractors, subcontractors and materialmen have been paid for all work and materials furnished through such date. The Tenant shall use best efforts (without being obligated to expend money beyond that due in payment for the Tenant Work) to deliver to the Landlord, within thirty (30) days after completion of all Tenant Work contemplated herein, general releases and waivers of lien from _all contractors, subcontractors and materialmen involved in the performance of the Tenant Work. If the Tenant is unable to deliver such general releases and waivers of lien within said thirty (30) day period, the Tenant shall (A) nonetheless continue using best efforts (without being obligated to expend money beyond that due in payment for the Tenant Work) to deliver the same to the Landlord until such time as the contractors, subcontractors and materialmen in question may not, as a matter of law, file a lien or charge against the Building, the Land or any part thereof and (B) deliver to the Landlord a certificate signed by an appropriate officer of the Tenant either (1) stating that all contractors, subcontractors and materialmen have been paid for all work and materials furnished in connection with the Tenant Work or (2) if the Tenant is engaged in a bona fide dispute with any contractors, subcontractors or materialmen, describing the nature of the dispute. If the Tenant shall be engaged in a dispute with any contractors, subcontractors or materialmen who have not furnished general releases and waivers of lien, the Tenant shall act to resolve the dispute with due diligence and dispatch, and shall keep the Landlord fully informed of all material matters relating thereto. The Landlord shall pay any remaining unreimbursed amounts to the Tenant owed under this Section 33.5, including retainage, if any, within thirty (30) days after (x) the Tenant has satisfied the requirements of clauses (i) and (ii) above and (y) either (1) the Tenant shall have delivered to the Landlord general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Tenant Work or (2) such time shall have elapsed that the contractors, subcontractors and materialmen in question may not, as a matter of law, file a lien or charge against the Building, the Land or any part thereof. Notwithstanding the foregoing, nothing contained in this Section 33.5 shall in any way affect the obligations of the Tenant under subsection 6.5(c). If the Tenant has (I) completed such portion of the Tenant Work as would entitle the Tenant to receive the entire Tenant Allowance remaining unpaid but for the Landlord’s right to retain the final five percent (5%) of the Tenant Allowance and (II) satisfied the conditions set forth In clauses (i), (ii) and (y) above with respect to all portions of the Tenant Work for which payment has been requested by the Tenant from the Landlord from the Tenant Allowance, then the Landlord shall nonetheless pay to the Tenant the portion of the then unpaid Tenant Allowance in excess of $500,000, deposit the remaining $500,000 of the Tenant Allowance in a segregated, interest-bearing account at a commercial bank, and pay to the Tenant the interest actually collected by the Landlord thereon; provided, that the Tenant shall have furnished the Landlord with such Information as the Landlord may reasonably require for establishing such account and that the Tenant shall be responsible for all taxes payable on such interest. In no event shall the Landlord be required to make payments in an amount which exceeds, in the aggregate, the Tenant Allowance. If any portion of the Tenant Allowance is not paid when due, the same shall bear interest at the rate of 1% per month (but in no event at a rate in excess of that permitted by law) from the due date thereof until paid; provided, that such interest shall only be payable in the case of portions of the Tenant Allowance which are more than ten (10) days past due (and, if so payable, the Landlord shall pay interest on such portions from the due dates thereof until paid). Without limiting the generality of the foregoing, except as otherwise expressly set forth in this Section 33.5, the portion of the Tenant Allowance which is not then payable but remains unpaid from time to time shall not bear interest.

33.6         In addition to the Tenant Allowance, the Landlord agrees to reimburse the Tenant for up to $62,500 per stairway, or $250,000 in the aggregate, for the Tenant’s costs incurred in removing stairways from the Premises before the first anniversary of the date of this Lease, which reimbursement will be made within thirty (30) days of the presentation to the Landlord of invoices for which the Tenant has not theretofore been reimbursed and such other evidence reasonably requested by the Landlord to confirm the payment by the Tenant of such costs. Each request by the Tenant for reimbursement under this Section 33.6 shall be made in accordance with the applicable provisions of Section 33.5.

33.7         The Landlord agrees that if, in the twelve (12) month period following the date of this Lease, the Landlord shall (a) modify the existing underlying mortgage so as to increase the principal balance secured thereby or (b) refinance the existing underlying mortgage so that the principal balance secured thereby exceeds the principal balance secured by the existing underlying mortgage on the date of this Lease, the Landlord shall reserve the net proceeds of such modification or refinancing, up to the amount of the then unexpended Tenant Allowance, for twelve (12) months following such modification or refinancing for purposes of funding the then unexpended Tenant Allowance.

ARTICLE THIRTY-FOUR
Early Possession

34.1         If the Landlord shall deliver possession of all or any portion of the Premises to the Tenant prior to the term commencement date, such possession shall be subject to and upon all of the provisions of this Lease, except the Tenant’s obligations to pay Fixed Rent and Article 24 Rent and the Landlord’s obligations to provide cleaning services prior to the date the Tenant occupies the Premises for the normal conduct of its business.

ARTICLE THIRTY-FIVE
Subletting

35.1         (a)           The Tenant covenants, for it and its successors, assigns and legal representatives, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be sublet or under-sublet, without the prior consent of the Landlord in every such case; provided, that the Tenant may, without the necessity for consent (but the Tenant shall notify the Landlord within 30 days of the making of each such sublease), at any time, sublet any space to a Tenant Affiliate (but only so long as such party remains a Tenant Affiliate).

(b)           In the event the Tenant desires to sublet all or any part of the Premises for any part of the term of this Lease to a party other than a Tenant Affiliate, the Tenant shall deliver to the Landlord a notice (a “Sublet Notice”) containing the name of the proposed sublessee, such information as to the proposed sublessee’s business, financial responsibility and standing as the Landlord may reasonably require, and of the provisions of the proposed subletting. The Landlord will not unreasonably withhold or condition its consent to the proposed subletting referred to in a Sublet Notice on the conditions set forth in such Sublet Notice; provided, however, that the Landlord shall not in any event be obligated to consent to any such proposed subletting unless:

(i)            the sublessee under any such subletting shall (y) be such person, firm or corporation as in the Landlord’s reasonable judgment is of a character and creditworthiness and engaged in a business such as is in keeping with the standards in those respects for the Building and its occupancy and (z) not be (A) a government or a governmental authority or a subdivision or an agency of any government or any governmental authority, or (B) a tenant of the Landlord in the Building or a subsidiary or affiliate of such a tenant, or (C) a person, firm or corporation with whom the Landlord has actively negotiated in good faith within the previous ninety (90) days for comparable space in the Building, or a subsidiary or affiliate of such a person, firm or corporation;

(ii)           if such subletting shall be at a rental rate less than rental rates then being charged under leases being entered into by the Landlord for comparable space in the Building and for a comparable term, the Tenant shall not advertise such rates and shall keep, and use reasonable efforts to cause the sublessee and broker to keep, confidential all such information regarding rental rates;

(iii)          such consent shall be evidenced by the delivery of, and shall be subject to the provisions of, a “Consent to Sublease” duly executed by the Landlord, the Tenant and the sublessee and on such reasonable and customary form of the Landlord as is adopted by it for such purpose;

(iv)          the Tenant and the sublessee shall agree (and the sublease shall provide) that the sublessee shall not, without the prior consent of the Landlord, assign the sublease or under-sublet the space so sublet or any part thereof; and

(v)           the sublease in question, when aggregated with all other subleases of space in the Premises made by the Tenant within the preceding twelve (12) months, does not exceed 86,000 rentable square feet.

As used in this Section 35.1, the term “actively negotiated” shall mean one or more written or verbal discussions or correspondence between the Landlord, or its authorized representative, and the proposed sublessee or a subsidiary or affiliate of the proposed sublessee, which discussions or correspondence include reference to one or more basic business terms of letting space in the Building, such as, without limitation, base or additional rent, escalations, term, amount or location of space, work contributions, landlord’s work or rent concessions. For purposes of this Section 35.1, the mere inquiry for information concerning the letting of space in the Building or the mere tour of space in the Building, without further discussion or correspondence, shall not constitute “active negotiation”. If the Tenant shall send a Sublet Notice to the Landlord and shall furnish to the Landlord such information as to the proposed sublessee’s business, financial responsibility and standing as the Landlord may reasonably require, and the terms of the proposed subletting, then within twenty (20) days after the Landlord’s receipt of such Sublet Notice and such further information, the Landlord shall give to the Tenant a notice setting forth the Landlord’s election to consent to the proposed subletting or to withhold its consent to the proposed subletting. The Landlord’s decision as to whether it will consent to a proposed subletting shall be based on all relevant factors including, without limitation, the proposed sublessee’s creditworthiness, net worth, reputation, type of business, intended use, level of traffic and type of clientele and Building service needs. If the Landlord elects to withhold its consent, such notice shall set forth with reasonable specificity the Landlord’s objections to the proposed subletting. The Tenant shall have the right to resubmit to the Landlord a proposed subletting if the Tenant in good faith believes the Landlord’s objections have been overcome. The Landlord will be deemed to have consented to a proposed subletting if the Landlord (A) fails to respond to a Sublet Notice from the Tenant with respect to proposed subletting of a portion of the Premises within the above-described twenty-day period, and (B) still fails to respond within five (5) business days after a second notice from the Tenant, given after the expiration of such twenty-day period, which second notice must specify that the Landlord’s failure to respond within five (5) business days will be deemed a consent to the proposed subletting. The Landlord shall keep confidential all information regarding proposed sublessees; provided, that such information may be disclosed to the Landlord’s consultants, attorneys, accountants, lenders, investors, prospective lenders and investors and others who have a legitimate reason with respect to the Landlord’s business to know same and agree to keep same confidential. In the event that (1) a sublessee proposed by the Tenant in a Sublet Notice is not a person, firm or corporation described in clause (z)(C) of Subsection 35.1(b)(i) above and (2) the Landlord was not previously aware from a source other than the Tenant that such proposed sublessee was interested in letting space in the Building, then, for the period during the ninety (90) days immediately following the Landlord’s receipt of the Sublet Notice with respect to such proposed sublessee, the Landlord shall not initiate negotiations with such proposed sublessee, or any of its subsidiaries or affiliates, for comparable space in the Building; provided, however, that nothing contained herein shall prohibit the Landlord, or its duly authorized representative, from negotiating with such proposed sublessee or any of its subsidiaries or affiliates in the event such proposed sublessee, any of its subsidiaries or affiliates, any of their respective representatives or a broker initiates discussions with the Landlord or its authorized representative concerning the letting of comparable space in the Building to such proposed sublessee, or any of its subsidiaries or affiliates.

35.2         If (a) the Landlord is obligated under subsection 35.l(b) to be reasonable in determining whether it will consent to a proposed subletting, (b) the Landlord withholds its consent to such subletting and (c) the Tenant believes that the withholding of such consent was not reasonable, then the Tenant shall have the right to request that the question of whether the withholding of such consent was reasonable be determined by arbitration in accordance with the provisions of this Section 35.2. The Tenant may request arbitration of a proposed subletting by notice to the Landlord (the “Sublet Arbitration Notice”), which notice shall include a list of at least five (5) candidates (“Candidates”) to serve as arbitrator. All Candidates shall be impartial and unrelated to either party and shall have substantial knowledge of, and not less than ten (10) years of experience in, the ownership or management of first class office space in midtown Manhattan. The Tenant must include on such list of Candidates at least three (3) Candidates who are senior officers in an entity which, together with its affiliates, owns and operates not less than 5,000,000 square feet of first class office space in midtown Manhattan. Within four (4) business days after receipt of the Sublet Arbitration Notice, the Landlord shall, by notice to the Tenant, select a Candidate (the “Sublet Arbitrator”) to serve as arbitrator under this Section 35.2. If the Landlord (x) falls to select the Sublet Arbitrator within the above-described four-day period, and (y) still fails to select the Sublet Arbitrator within one (1) business day after a second notice from the Tenant, given after the expiration of such four-day period, which second notice must specify that the Landlord’s failure to select a Sublet Arbitrator within one (1) business day will give the Tenant the right to select the Sublet Arbitrator, then the Tenant shall have the right to select a Candidate to serve as the Sublet Arbitrator. Promptly after the selection of the ‘ Sublet Arbitrator as aforesaid, the Tenant may submit to the Sublet Arbitrator for consideration copies of this Lease, all amendments thereto and all materials and information previously submitted to the Landlord in connection with the proposed subletting and the Landlord’s response thereto, but the Tenant shall not submit to the Sublet Arbitrator any other materials or information. The Landlord shall have the right to submit to the Sublet Arbitrator for consideration copies of this Lease and all amendments thereto, all materials and information previously submitted to the Tenant in connection with the proposed subletting and the Landlord’s response thereto, but the Landlord shall not submit to the Sublet Arbitrator any other materials or information. The Landlord and the Tenant shall keep confidential all information and material regarding proposed sublessees and the terms of proposed sublettings and shall each request that the Sublet Arbitrator keep confidential all such materials and information; provided, that such information and material may be disclosed to consultants, attorneys, accountants, lenders, investors, prospective lenders and investors and others who have a legitimate business reason to know same and agree to keep same confidential. In determining whether the Landlord was reasonable in withholding its consent to a proposed subletting, the Sublet Arbitrator shall consider all relevant factors including, without limitation, the proposed sublessee’s creditworthiness, net worth, reputation, type of business, intended use, level of traffic, type of clientele and Building service needs. Within thirty (30) days after the Tenant submits to the Sublet Arbitrator copies of all materials and information previously submitted to the Landlord in connection with such proposed subletting, the Sublet Arbitrator shall submit a written decision to the Landlord and the Tenant as to whether the Landlord was reasonable in withholding its consent to the proposed subletting, which decision shall be final and binding on the Landlord and the Tenant. If the Sublet Arbitrator fails to render a decision within said thirty (30) day period, the Tenant shall have the right to commence another arbitration pursuant to this Section 35.2. If the decision of the Sublet Arbitrator shows that the Landlord was not reasonable in withholding its consent to the proposed subletting, and the Landlord was not otherwise entitled to withhold its consent to the proposed subletting in accordance with the provisions of subsection 35.1(b), the Landlord shall be deemed to have consented thereto. Each party shall bear its own costs in connection with the arbitration, including, without limitation, their attorneys’ and consultants’ fees. The costs of the Sublet Arbitrator shall be borne equally by the parties. Each party agrees that it will (i) not sue the Sublet Arbitrator as a result of the decision rendered in the arbitration and (ii) if requested by the Sublet Arbitrator, indemnify and hold the Sublet Arbitrator harmless from any and all loss, cost and/or expense incurred by the Sublet Arbitrator in connection with the arbitration.

35.3         The Tenant shall pay all reasonable out-of-pocket costs and expenses incurred by the Landlord in connection with its consideration of a proposed subletting except for arbitration costs, which shall be borne by the parties in accordance with Section 35.2. In addition, after the Landlord has considered twenty (20) proposed sublettings, the Tenant shall pay to the Landlord a reasonable processing charge in connection with each proposed subletting.

35.4         All of the provisions of any such “Consent to Sublease” so executed by the Landlord, the Tenant and the sublessee shall be deemed to be provisions of this Lease and the violation by the Tenant or the sublessee of any provision of such “Consent to Sublease” shall entitle the Landlord to all the rights and remedies provided for in this Lease or by law in the case of any violation of a provision of this Lease.

35.5         If the aggregate amount payable by a sublessee (other than a Tenant Affiliate) as rent or otherwise for the use or occupancy of space (including, without limitation, all amounts payable on account of changes in Real Estate Taxes, operating costs, maintenance costs, labor rates, indexes or other formula contained in the sublease but excluding consideration paid in respect of actual services rendered to the extent that the same does not exceed that which bona fide third party would pay for the same services) with respect to any period of time under a sublease of any part of the Premises shall be in excess of the Tenant’s Basic Cost (as hereinafter defined) for such period allocable to such part of the Premises, then, promptly after the collection by the Tenant of such amounts for such period, the Tenant will pay to the Landlord, as Additional Rent hereunder, an amount equal to fifty percent (50%) of the excess of such amounts so collected for such period over the Tenant’s Basic Cost for such period for such part of the Premises. The term “Tenant’s Basic Cost,” as used herein with respect to any period for which any part of the Premises is sublet, shall mean the sum of (a) Fixed Rent at the Applicable Rental Rate for each square foot of the rentable area of such part of the Premises, (b) Article 24 Rent for such period with respect to such part of the Premises, (c) the amount, if any, amortized on a straight line basis over the term of the sublease, of any customary brokerage commissions and reasonable legal fees and advertising expenses paid by the Tenant to a party other than a Tenant Affiliate in respect of such subletting and not reimbursed by the sublessee, and (d) the amount, if any, amortized on a straight line basis over the term of the sublease of any costs paid by the Tenant to a party other than a Tenant Affiliate in making changes in the layout and finish of such part of the Premises at the request of the sublessee but only to the extent that such costs are not reimbursed by such sublessee.

35.6         If requested by the Landlord, the Tenant shall deliver to the Landlord a statement, certified by an officer of the Tenant, within thirty (30) days after the end of each calendar year in which any part of the term of this Lease occurs specifying as to such calendar year, and within thirty (30) days after the expiration or earlier termination of the term of this Lease specifying with respect to the elapsed portion of the calendar year in which such expiration or termination occurs, each sublease in effect during the period covered by such statement and as to each sublease, the date of its execution and delivery, the number of square feet of the rentable area demised thereby, the term thereof, and a computation in reasonable detail showing whether or not anything is payable by the Tenant to the Landlord pursuant to this Article with respect to such sublease for the period covered by such statement.

35.7         Each sublease of the Premises or a portion thereof shall be subject and subordinate to this Lease and the rights of the Landlord under this Lease and any violation of any provision of this Lease, whether by act or omission, by any sublessee shall be deemed a violation of such provision by the Tenant, it being the intention of the parties that the Tenant shall assume and be liable to the Landlord for any and all acts and omissions of all sublessees if such act or omission, if made by the Tenant, would be a violation of any provision of this Lease. No sublease shall provide for a term which extends beyond the day prior to the then expiration date of this Lease, In the event of the Tenant’s default in the payment of any Fixed Rent and/or Article 24 Rent beyond any applicable period of grace and the Tenant is not then in good faith disputing Fixed Rent or Article 24 Rent which is the subject of the default, the Landlord may, after ten (10) days prior written notice to the Tenant, collect rent from any sublessee so long as such default shall continue, and the Landlord may apply the same to the curing of any such default under this Lease in any order of priority the Landlord may select, any unapplied balance thereof to be applied by the Landlord against subsequent installments of Rent, but the Landlord’s collection of rent from a sublessee shall not constitute a recognition by the Landlord of attornment by such sublessee nor a waiver by the Landlord of any default by the Tenant.

35.8         As security for the performance of the Tenant’s obligations under this Lease, the Tenant hereby agrees that if and only for so long as the Tenant shall be in default in the payment of Fixed Rent and/or Article 24 Rent beyond any applicable period of grace and the Tenant is not then in good faith disputing Fixed Rent or Article 24 Rent which is the subject of the default, the Tenant shall, after ten (10) days prior written notice from the Landlord, assign to the Landlord all of the Tenant’s interest in and to all present and future subleases of space in the Premises, together with all modifications, renewals and extensions thereof now existing or hereafter made, and also together with the rights to sue for, collect and receive all rents, additional rents and other sums payable to the Tenant under such subleases.

35.9         The term “Applicable Rental Rate” shall mean at the time in question the then per square foot amount for the space in question payable as Fixed Rent pursuant to Article First.

35.10       The term “Tenant Affiliate” means a corporation, partnership or other entity which controls, is controlled by or is under common control with the Tenant. The term “control” means (a) ownership of not less than 34% of the voting stock of a corporation or the equitable interest in any other business entity and (b) the right to make all significant management decisions.

ARTICLE THIRTY-SIX
Landlord’s Work

36.1         The Landlord has or shall, as promptly as is reasonably possible, (a) remove from the Premises all polychlorinated biphenyls and asbestos (other than asbestos on the structural elements in the perimeter and core areas such as columns, deck and beams and minor areas of non-friable asbestos containing fireproofing at certain points on unaccessible structural members), (b) re-fireproof such areas, (c) render the Premises broom clean and vacant and (d) demolish all existing improvements in the Premises (other than interior stairways and lavatories installed by the prior tenant).

36.2         The Landlord shall (a) remove from the Option Space all polychlorinated biphenyls and asbestos (other than asbestos on the structural elements in the perimeter and core areas such as columns, deck and beams and minor areas of non-friable asbestos containing fireproofing at certain points on unaccessible structural members), (b) re-fireproof such areas, (c) render the Option Space broom clean and vacant and (d) demolish all existing Improvements in the Option Space (other than Interior stairways installed by the prior tenant which connect to the Premises and lavatories installed by the prior tenant).

36.3         The Landlord shall, at the Tenant’s request, provide the Tenant with copies of any required filing, an ACP-5 Form and, if requested, an ACP-7 Form in connection with the asbestos removal work required under this Lease.

36.4         The Landlord shall provide the Tenant with building standard blinds in good working order reasonably acceptable to the Tenant for all exterior windows in the Premises (and, when delivered, the Option Space).

ARTICLE THIRTY-SEVEN
Use Areas

37.1         The Tenant shall have the right to use the portion of the roof area immediately above the 7th Floor of the Building substantially as shown hatched on the diagram attached hereto as Exhibit N (the “Setback Area”) for the installation and use of a 1600-kilowatt emergency generator and a 400-ton cooling tower as shown on the sketches attached hereto as Exhibit O and, subject to the Landlord’s reasonable approval as to the size and location thereof, other equipment serving the Premises (collectively, the “Setback Equipment”); provided, that the Landlord hereby reserves the right to Install and maintain a six (6) inch conduit through the Setback Area in such manner as will not unreasonably interfere with the Tenant’s use of the Setback Area. The Tenant shall not use the Setback Area for any other purpose. The Tenant’s use of the Setback Area in respect of the Setback Equipment shall be subject to such reasonable rules as the Landlord may from time to time designate and to the following additional conditions: (i) no Setback Equipment other than the above-referenced cooling tower and emergency generator shall be installed if the same in the Landlord’s reasonable judgment would cause any interference with the operation of any equipment theretofore installed in or on the Building or on or in any other building or would not be consistent with the character of a first-class office building in midtown Manhattan; (ii) the Tenant shall be solely responsible for the installation, maintenance, repair, security, operation and replacement of the Setback Equipment (including, without limitation, the cost of utilities); (iii) the Tenant shall not sell, transfer or otherwise permit the use of any services from the use of the Setback Equipment to any other tenant of the Building or to anyone else (other than the Tenant’s permitted affiliates, subsidiaries, sublessees and assigns in connection with their permitted use of space in the Premises in accordance with the terms of this Lease) and (iv) the Tenant shall, to the extent permitted under applicable Requirements, provide noise abatement screening, reasonably acceptable to the Landlord, around any Setback Equipment. The space provided to the Tenant pursuant to this Section shall be deemed demised to the Tenant as of the term commencement date and be part of the “Premises” for all purposes of this Lease (other than the obligation to pay Fixed Rent and Article 24 Rent). All work and actions in connection with this Section shall be deemed an Alteration and otherwise be subject to the provisions of Article Six, and the Tenant shall be responsible for all structural requirements, maintenance, repair and security in the Setback Area, any equipment and its housing therein and the fuel piping. Unless otherwise requested by the Landlord, upon the expiration or termination of this Lease, the Tenant shall remove the Setback Equipment and the fuel piping and restore the Setback Area and fuel piping route to their respective conditions on the date of this Lease. The cost of repairing any damage to the Setback Area and/or the Building arising from such removal and/or restoration shall be paid by the Tenant on demand. The Landlord shall not enter into any agreement during the term of this Lease demising any portion of the roof area immediately above the 7th Floor of the Building substantially as shown hatched on the diagram attached hereto as Exhibit P for the installation and use of any equipment which exclusively serves other tenants in the Building without the Tenant’s prior consent, which consent shall not be unreasonably withheld, delayed or conditioned.

37.2         The Tenant shall have the right to use a portion of shaft space from the subbasement to the 6th Floor (provided such portion may not exceed that necessary for four (4) conduits of four (4) inches in diameter) substantially as shown hatched on the diagram attached hereto as Exhibit Q (the “Telecommunications Shaft Space”) for the installation and use of conduits containing telecommunications risers serving the Premises. The Tenant shall not use the Telecommunications Shaft Space for any other purpose. The Tenant’s use of the Telecommunications Shaft Space shall be subject to such reasonable rules as the Landlord may from time to time designate and to the following additional conditions: (i) no telecommunications riser or equipment shall be installed if the same in the Landlord’s reasonable judgment would cause any interference with the operation of any equipment installed in the Telecommunications Shaft Space; (ii) the Tenant shall be solely responsible for the installation, maintenance, repair, security, operation and replacement of the telecommunications risers; and (iii) the Tenant shall not sell, transfer or otherwise permit the use of any services from the use of the Telecommunications Shaft Space to any other tenant of the Building or anyone else (other than the Tenant’s permitted affiliates, subsidiaries, sublessees and assigns in connection with their permitted use of space in the Premises in accordance with the terms of this Lease). The Telecommunications Shaft Space provided to the Tenant pursuant to this Section shall be deemed demised to the Tenant as of the term commencement date and be part of the Premises for all purposes of this Lease (other than the Tenant’s obligation to pay Fixed Rent and Article 24 Rent). All work and actions in connection with this Section shall be deemed an Alteration and otherwise be subject to the provisions of Article Six. The Tenant shall remove the conduits and telecommunications risers from the Telecommunications Shaft Space prior to the expiration or termination of this Lease. The cost of repairing any damage to the Telecommunications Shaft Space and/or the Building arising from such removal shall be paid by the Tenant on demand.

37.3         The Tenant shall have the right to use a portion of shaft space from the subbasement to the 6th Floor (provided such portion may not exceed that necessary for three (3) conduits of four (4) inches in diameter) substantially as shown hatched on the diagram attached hereto as Exhibit R (the “Electric Shaft Space”), together with the necessary connection in the switchgear room for the installation and use of conduits containing a 1200-kilowatt electric riser serving the Premises (“Tenant’s Electric Riser”). The Tenant shall not use the Electric Shaft Space for any other purpose. The Tenant’s use of the Electric Shaft Space shall be subject to such reasonable rules as the Landlord may from time to time designate and to the following additional conditions: (i) no electric riser or equipment shall be Installed if the same in the Landlord’s reasonable Judgment would cause any interference with the operation of any equipment installed in the Electric Shaft Space; (ii) the Tenant shall be solely responsible for the installation, maintenance, repair, security, operation and replacement of Tenant’s Electric Riser; and (iii) the Tenant shall not sell, transfer or otherwise permit the use of any services from the use of the Electric Shaft Space to any other tenant of the Building or anyone else (other than the Tenant’s permitted affiliates, subsidiaries, sublessees and assigns in connection with their permitted use of space in the Premises in accordance with the terms of this Lease). The Electric Shaft Space provided to the Tenant pursuant to this Section shall be deemed demised to the Tenant as of the term commencement date and be part of the Premises for all purposes of this Lease (other than the Tenant’s obligation to pay Fixed Rent and Article 24 Rent). All work and actions in connection with this Section shall be deemed an Alteration and otherwise be subject to the provisions of Article Six. Upon the expiration or termination of this Lease, the Tenant shall leave Tenant’s Electric Riser in the Electric Shaft Space in good working condition.

37.4         The Tenant shall have the right to use a portion of shaft space from the subbasement to the 6th Floor (provided such portion may not exceed that necessary for one (1) conduit of four (4) inches in diameter) substantially as shown hatched on the diagram attached hereto as Exhibit S (the “Fuel Pipe Shaft Space”) for the installation and use of a conduit containing a fuel pipe serving the Setback Equipment. The Tenant shall not use the Fuel Pipe Shaft Space for any other purpose. The Tenant’s use of the Fuel Pipe Shaft Space shall be subject to such reasonable rules as the Landlord may from time to time designate and to the following additional conditions: (i) no fuel pipe or equipment shall be installed if the same in the Landlord’s reasonable judgment would cause any interference with the operation of any equipment installed in the Fuel Pipe Shaft Space; (ii) the Tenant shall be solely responsible for the installation, maintenance, repair, security, operation and replacement of the fuel pipe; and (iii) the Tenant shall not sell, transfer or otherwise permit the use of any services from the use of the Fuel Pipe Shaft Space to any other tenant of the Building or anyone else (other than the Tenant’s permitted affiliates, subsidiaries, sublessees and assigns in connection with their permitted use of space in the Premises in accordance with the terms of this Lease). The Fuel Pipe Shaft Space provided to the Tenant pursuant to this Section shall be deemed demised to the Tenant as of the term commencement date and be part of the Premises for all purposes of this Lease (other than the Tenant’s obligation to pay Fixed Rent and Article 24 Rent). All work and actions in connection with this Section shall be deemed an Alteration and otherwise be subject to the provisions of Article Six. The Tenant shall remove the conduit and fuel pipe from the Fuel Pipe Shaft Space prior to the expiration or termination of this Lease. The cost of repairing any damage to the Fuel Pipe Shaft Space and/or the Building arising from such removal shall be paid by the Tenant on demand.

37.5         The Tenant shall have the option, exercisable by written notice to the Landlord (the “Roof Option Notice”) given at any time prior to the date that is three (3) years after the date of this Lease, to lease from the Landlord up to fifty (50) square feet of space on the roof immediately above the 51st Floor of the Building, in a location selected by the Landlord (the “Roof Space”), for the installation by the Tenant of a satellite dish or other comparable telecommunications equipment. If the Tenant timely exercises its option contained in this Section, the Roof Space shall be demised to the Tenant (i) at an annual fixed rent equal to $150.00 per square foot multiplied by the CPI Factor (as defined in Section 37.9 below) and (ii) for a term which shall commence on the date specified by the Tenant in the Roof Option Notice (the “Roof Commencement Date”), which date shall be no later than the date that is thirty (30) days after receipt by the Landlord of the Roof Option Notice, and shall otherwise be co-terminus with the term of this Lease; provided, that the Tenant shall have the right, exercisable upon twelve (12) months prior notice, to terminate this Lease with respect to the Roof Space. If so demised, the Roof Space shall be part of the Premises for all purposes of this Lease other than the Tenant’s obligation to pay Article 24 Rent. If the Tenant timely exercises its option contained in this Section 37.5, then with reasonable promptness after the exercise of such option, the Tenant and the Landlord shall execute and deliver an amendment of this Lease, confirming the leasing of the Roof Space and increasing Fixed Rent by an amount equal to the product obtained by multiplying $150.00 by the number of square feet leased pursuant to this Section 37.5 and Multiplying such product by the CPI Factor.

37.6         If the Tenant timely exercises its option pursuant to Section 37.5 above, the Tenant shall have the further option, exercisable by written notice to the Landlord (the “Machinery Room Option Notice”) given concurrently with the Roof Option Notice, to lease from the Landlord up to fifty (50) square feet of space in the machinery room located on the 51st Floor of the Building, in a location selected by the Landlord (the “Machinery Room Space”), for the installation of equipment needed for the operation of the satellite dish or other comparable telecommunications equipment installed by the Tenant in accordance with Section 37.5 above. If the Tenant timely exercises its option contained in this Section, the Machinery Room Space shall be demised to the Tenant (1) at an annual fixed rent equal to $20.00 per square foot multiplied by the CPI Factor and (ii) for a term which shall commence on the Roof Commencement Date and otherwise be co-terminus with the term of this Lease; provided, that the Tenant shall have the right, exercisable upon twelve (12) months prior notice, to terminate this Lease with respect to the Machinery Room Space. If so demised, the Machinery Room Space shall be part of the Premises for all purposes of this Lease other than the Tenant’s obligation to pay Article 24 Rent. If the Tenant timely exercises its option contained in this Section 37.6, then with reasonable promptness after the exercise of such option, the Tenant and the Landlord shall execute and deliver an amendment of this Lease, confirming the leasing of the Machinery Room Space and increasing Fixed Rent by an amount equal to the product obtained by multiplying $20.00 by the number of square feet leased pursuant to this Section 37.6 and multiplying such product by the CPI Factor.

37.7         If the Tenant timely exercises its option pursuant to Section 37.5 above, the Tenant shall have the further option, exercisable by written notice to the Landlord (the “Upper Shaft Space Option Notice”) given concurrently with the Roof Option Notice, to lease a portion of shaft space from the 11th Floor to the roof immediately above the 51st Floor of the Building (provided such portion may not exceed, in the aggregate, four (4) inches in diameter) in a location selected by the Landlord (the “Upper Shaft Space”) for the installation and use of conduits containing telecommunications and/or electric risers serving the satellite dish or other comparable telecommunications equipment installed by the Tenant on the roof immediately above the 51st Floor of the Building pursuant to Section 37.5 above. The Tenant shall not use the Upper Shaft Space for any other purpose. If the Tenant timely exercises its option contained in this Section, the Upper Shaft Space shall be demised to the Tenant as of the Roof Commencement Date and shall otherwise be co-terminus with the term of this

Lease; provided, that the Tenant shall have the right, exercisable upon twelve (12) months prior notice, to terminate this Lease with respect to the Upper Shaft Space. If so demised, the Upper Shaft Space shall be part of the Premises for all purposes of this Lease (other than the Tenant’s obligation to pay Article 24 Rent). If the Tenant exercises its option contained in this Section 37.7, then with reasonable promptness after the exercise of such option, the Tenant and the Landlord shall execute and deliver an amendment of this Lease, confirming the leasing of such shaft space and increasing Fixed Rent by an amount equal to the product of (i) $10.00 per lineal foot of the Upper Shaft Space times the number of inches of the diameter of the portion of space so taken multiplied by (ii) the CPI Factor.

37.8         The Tenant’s use of the Roof Space, the Machinery Room Space and the Upper Shaft Space shall be subject to such reasonable rules as the Landlord may from time to time designate and to the following additional conditions: (i) no telecommunications and/or electric riser or equipment shall be installed if the same in the Landlord’s reasonable judgment would cause any interference with the operation of any equipment installed in the Building; (ii) the Tenant shall be solely responsible for the installation, maintenance, repair, security, operation and replacement of the telecommunications and electric risers; and (iii) the Tenant shall not sell, transfer or otherwise permit the use of any services from the use of the Roof Space, the Machinery Room Space or the Upper Shaft Space to any other tenant of the Building or anyone else (other than the Tenant’s permitted affiliates, subsidiaries, sublessees and assigns in connection with their permitted use of space in the Premises in accordance with the terms of this Lease). All work and actions in connection with this Section shall be deemed an Alteration and otherwise be subject to the provisions of Article Six. The Tenant shall remove the conduits, telecommunications and electric risers and all related equipment from the Roof Space, the Machinery Room Space and the Upper Shaft Space prior to the expiration or termination of this Lease. The cost of repairing any damage to the Roof Space, the Machinery Room Space, the Upper Shaft Space and/or the Building arising from such removal shall be paid by the Tenant on demand.

37.9         As used in this Article Thirty-Seven, the term “CPI Factor” means, on any particular date, a fraction whose numerator is the “Consumer Price Index for all Urban Consumers, New York-Northern New Jersey, - Long Island, New York - New Jersey -Connecticut, 1982-84=100” for the calendar month ending immediately preceding such date as presently determined and published by the Bureau of Labor Statistics of the Department of Labor of the United States Government and whose denominator is such Consumer Price Index for May, 1995; provided, that (i) if such Consumer Price index shall cease to be published, there shall be substituted for such index such other index of similar kind published by a governmental or other nonpartisan organization as may be selected by the Landlord and reasonably approved by the Tenant, (ii) If there is any change in the computation of said index or of any such substituted index (including a change in the base year or included items), then for the purposes of this Lease such index as so changed shall be substituted for the index in effect prior thereto, and (iii) If necessary, such other adjustments shall be made as shall be required to carry out the intent of this Section 37.5, 37.6 or 37.7, as appropriate, all in such manner as shall be reasonably determined by the Landlord and the Tenant. Notwithstanding anything to the contrary contained in Section 37.5, 37.6 or 37.7, the fixed rent for the Roof Space, Machinery Room Space or Upper Shaft Space referred to therein shall be adjusted annually to reflect Increases in the CPI Factor on May 1, 1996 and thereafter on each May 1 for the balance of the term.

ARTICLE THIRTY-EIGHT
Right of First Offer

38.1         Provided that the following conditions have been met:

(i)            as of the Landlord’s delivery of the Offer Notice (as defined below) and as of the Tenant’s acceptance of the offer contained In the Offer Notice, this Lease shall be in effect and no default after notice by the Tenant in the payment of Fixed Rent and Article 24 Rent under this Lease shall have occurred and be continuing; and

(ii)           the second anniversary of the date of this Lease shall have occurred (it being agreed that prior to such anniversary date the Landlord shall have no obligation to comply with the terms of this Article with respect to any proposed letting of the Offer Space (as defined below) or any portion thereof;

then, if the Landlord shall decide during the term of this Lease to lease all or any portion of the space substantially as shown hatched on the diagram attached hereto as Exhibit T and designated as ‘B’ on the 12th Floor of the Building (the “Offer Space”) to any third party (other than the then tenant of the Offer Space in connection with the renewal of its lease of the Offer Space), then the Landlord shall not enter into any such lease unless the following terms and conditions have been satisfied:

(a)           the Landlord shall have delivered a notice to the Tenant (the “Offer Notice”) offering the Offer Space to the Tenant for such rent and term and on such other terms and conditions as the Landlord shall specify in such notice, including base and additional rent, escalations, work contributions, landlord’s work (including, if applicable, the construction of demising walls), base years for operating expenses and taxes, rent concessions and delivery date of space and, except as specified in such notice, such offer shall be on the same terms and conditions of this Lease; and

(b)           within thirty (30) days after receipt of the Offer Notice, the Tenant shall have failed to deliver to the Landlord a written and unqualified acceptance of the offer contained in the Offer Notice with respect to the entire Offer Space, time being of the essence with respect to such 30-day period (or prior to the expiration of such 30-day period, the Tenant shall have delivered to the Landlord a rejection of such offer).

The Landlord agrees to respond to reasonable inquiries from the Tenant regarding the Offer Notice.

38.2         If the conditions set forth in clauses (a) and (b) of Section 38.1 above are satisfied, then, subsequent to such 30-day period described in subsection 38.1(b) above, or the rejection described in subsection 38.1(b) above, as applicable, but prior to the expiration of eighteen (18) months after the expiration of the 30-day period described in subsection 38.1(b) above, the Landlord shall have the right to enter into a lease for the Offer Space on terms that are not materially less favorable to the Landlord than the terms specified in the Offer Notice; provided, that the terms of such lease shall be deemed to be not materially less favorable to the Landlord than the terms specified in the Offer Notice so long as the rental under such lease, net of all costs to be borne by the Landlord in respect of the space covered thereby including, without limitation, workletter payments or allowance, free rent or other concessions, brokerage commissions, real estate taxes and costs of operation and maintenance (“Net Effective Rental”), under such lease does not vary from the Net Effective Rental under the terms specified in the Offer Notice by more than 10% in such third party’s favor. If the Landlord enters into such a lease with a third party, then the provisions of this Article Thirty-eight shall be void and of no further force or effect.

38.3         If a lease described in subsection 38.2 above is not entered into prior to the expiration of the 18-month period specified in subsection 38.2, then prior to the Landlord’s entering into any lease for any portion of the Offer Space, the Landlord shall again be obligated to comply with the terms of this Article Thirty-Eight.

38.4         If the Tenant shall have timely delivered to the Landlord the Tenant’s unqualified acceptance of the offer contained in the Offer Notice, then with reasonable promptness after the receipt by the Landlord of such acceptance, the Tenant and the Landlord shall execute and deliver an amendment of this Lease, confirming the leasing of the Offer Space and embodying the terms of the Offer Notice.

38.5         Notwithstanding anything contained in this Lease to the contrary, the Tenant’s rights and the Landlord’s obligations under this Article Thirty-Eight with respect to the Offer Space shall terminate, and the provisions of this Article Thirty-eight shall be void and of no further force and effect, in the event that the Tenant fails to timely exercise its option on the First Option Space in accordance with the provisions of subsection 31.1 of this Lease.

In Witness Whereof, the Landlord and the Tenant have duly executed this Lease as of the day and year first above written.

ROCK-MCGRAW, INC.

	By:	/s/ L. L. Marlante
Vice President
Attest:
/s/ R. Stephen Nelsen Jr.
Assistant Secretary

SOCIETE GENERALE

	By:	/s/ Jean Huet	(L.S.)
Name: Jean Huet
Title: GENERAL MANAGER

Attest
/s/ Jean-Francois Paquereau
Name: Jean-Francois Paquereau
Title: CHIEF FINANCIAL OFFICER

GLOSSARY OF DEFINED TERMS

Defined Term	Page

AAA	73
Additional Rent	2
Alteration	13
Alternative Computation Formula	50
Applicable Rental Rate	87
Appointment Date	73
Arbitration Notice	72
Arbitrator	73
Article 24 Rent	11
Assessed Valuation	50
Assignee	18
Assumable Service	65
Assumed Assessed Valuation	51
Average Percentage Increase	50
Base COM	51
Base Real Estate Taxes	51
Building	1
Business Hours	36
C&W	61
CADD	14
Candidates	84
Common Area	58
Comparison Year	50
Computation Year	43
Cost of Operation and Maintenance	44
Court	73
CPI Fraction	93
Default Termination	32
Determination	73
Electric Shaft Space	90
Escalation Statement	51
Exhaust System	6
Fair Market Rental Value	72
First Option Space	65
First Option Space Fixed Rent	66
First Option Space Term Commencement Date	66
First Renewal Notice	71
First Renewal Term	71
Fixed Rent	2
Fixtures	7
Fuel Pipe Shaft Space	90
GAAP	44
Hazardous substances	62
Holidays	36
Kitchen Equipment	5
Land	1
Landlord	1
Landlord Indemnitees	16

Landlord Party	10
Losses	58
Machinery Room Option Notice	92
Machinery Room Space	92
Measurement Standard	2
Morgan	61
Net Effective Rental	95
New Tenant	55
Notices	29
O.E. Share	44
Offer Notice	94
Offer Space	94
Option Space	70
Premises	1
Preservation Agreement	3
Projected Delivery Dates	70
Pylon	59
Qualified Alteration	13
Qualified Encumbrances	2
Qualified Resubmission	76
R.E. Tax Share	44
Real Estate Taxes	49
Real Property	1
Remaining Period	32
Rent	2
Rent Commencement Date	11
Requirements	10
Roof Commencement Date	91
Roof Option Notice	91
Roof Space	91
Second Option Space	67
Second Option Space Fixed Rent	68
Second Option Space Term Commencement Date	68
Second Renewal Notice	71
Second Renewal Option	71
Second Renewal Term	71
Service Option	62
Service Option Notice	63
Sublet Arbitration Notice	84
Sublet Arbitrator	84
Sublet Notice	81
Submission Date	74
Tax Rate	51
Tax Year	43
Taxes	49
Telecommunications Shaft Space	89
Tenant	1
Tenant Affiliate	87
Tenant Allowance	78
Tenant Delay	3
Tenant Indemnitees	58
Tenant Party	11

2

Tenant Work	78
Tenant Work Arbitration Notice	77
Tenant Work Arbitrator	77
Tenant Working Drawings	78
Tenant’s Area	44
Tenant’s Basic Cost	86
Tenant’s Property	21
Tenant’s Signage	59
Term commencement date	1
Third Option Space	68
Third Option Space Delivery Date	69
Third Option Space Fixed Rent	69
Third Option Space Term Commencement Date	69
Threshold Amount	25
Transfer	50
Transfer Tax Year	51
Underlying leases	28
Underlying mortgages	28
Upper Shaft Space	92
Upper Shaft Space Option Notice	92

3

Rules and Regulations

1.             The rights of the Tenant in the sidewalks, entrances, corridors, stairways, elevators and escalators of the Building are limited to ingress to and egress from the Premises for any Tenant Party, and the Tenant shall not invite to the Premises, nor permit the visit thereto by, persons in such numbers or under such conditions as to interfere with the use and enjoyment by others of the sidewalks, entrances, corridors, stairways (excluding interior stairways), elevators, escalators or any other facilities of the Building. Fire exits and stairways (other than interior stairways) are for emergency use only, and they shall not be used for any other purpose by any Tenant Party. The Landlord shall have the right to regulate the use of and operate the public portions of the Building, as well as portions furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2.             The Landlord may refuse admission to the Building outside of Business Hours to any person not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of Business Hours to register. Any person whose presence in the Building at any time shall, in the reasonable judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prohibit all access to the Building during the continuance of the same, by closing doors or otherwise, for the safety of the tenants or protection of property in the Building. The Landlord shall, in no way, be liable to the Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this rule. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose Premises the package or object is being removed, but the establishment or enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of the Tenant against the removal of property from the Premises of the Tenant.

3.             The Tenant shall not obtain or accept for use in the Premises ice, drinking water, food, beverage, towel, linen, uniform, barbering, bootblacking or similar or related services from any persons not authorized by the Landlord to furnish such services; provided, that the Landlord shall not unreasonably withhold, delay or condition such authorization. Such services shall be furnished only at such hours, in such places within the Premises and under such regulations as may be fixed by the Landlord.

4.             Where any damage to the public portions of the Building or to any portions used in common with other tenants is caused by any Tenant Party, the cost of repairing the same shall be paid by the Tenant upon demand in accordance with the applicable provisions of the Lease.

5.             Except as provided in Article Twenty-six of the Lease and in the case of a shop, no lettering, sign, advertisement, trademark, emblem, notice or object shall be displayed at any point where the same might be visible outside the Premises, except that the name of the Tenant may be displayed on the entrance door of the Premises, subject to the approval of the Landlord as to the location, size, color and style of such display which approval, in the case of a display of the Tenant’s logo or a display within the Premises on a single-tenant floor, shall not be unreasonably withheld, delayed or conditioned. The installation or inscription of the name of the Tenant on any exterior door of the Premises on a multi-tenant floor shall be done by the Landlord and the expense thereof shall be paid by the Tenant to the Landlord.

6.             No awnings or other projections of any kind over or around the windows or entrances of the Premises shall be installed by the Tenant, and only such exterior window blinds and shades as are approved by the Landlord shall be used in the Premises. Linoleum, tile or other floor covering shall be laid in the Premises only in a manner reasonably approved by the Landlord, which approval shall not be unreasonable withheld, delayed or conditioned.

7.             The Landlord shall have the right to reasonably prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon the Premises. If, in the judgment of the Landlord, it is necessary to distribute the concentrated weight of any safe or heavy object, the work involved in such distribution shall be done in such manner as the Landlord shall determine and the expense thereof shall be paid by the Tenant. The moving of safes and other heavy objects shall take place only upon previous notice to, and at times and in a manner approved by, the Landlord, and the persons employed to move the same in and out of the Building shall be acceptable to the Landlord. No machines, machinery or electrical or electronic equipment or appliances of any kind shall be placed or operated so as to disturb other tenants. Freight, furniture, business equipment, merchandise and packages of any description shall be delivered to and removed from the Premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by the Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

8.             No noise, including the playing of any musical instrument, radio or television, which, in the reasonable judgment of the Landlord, might disturb other tenants in the

Building, shall be made or permitted by the Tenant. No live animal shall be brought into or kept in the Building or the Premises. No dangerous, inflammable, combustible or explosive object or material shall be brought into or kept in the Building by the Tenant or with the permission of the Tenant, except as permitted by law and the insurance companies insuring the Building or the property therein. The Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in or emanate from the Premises. Any cuspidors or containers or receptacles used as such in the Premises, shall be emptied, cared for and cleaned by the Tenant.

9.             Except with respect to any part of the Premises which the Tenant has notified the Landlord that the same is being used for the storage of valuables, no additional locks or bolts of any kind shall be placed upon any of the doors or windows in the Premises and no lock on any door shall be changed or altered in any respect. Duplicate keys for the Premises and toilet rooms shall be procured only from the Landlord, and the Tenant shall pay to the Landlord the Landlord’s reasonable charge therefor. Upon the expiration or termination of the Lease, all keys of the Premises and toilet rooms shall be delivered to the Landlord.

10.           All entrance doors in the Premises shall be left locked by the Tenant when the Premises are not in use. No door (other than a door in an interior partition of the Premises) shall be left open and unattended at any time.

11.           The Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed by the Landlord when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest or for the best interests of the tenants, and no recision, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a recision, alteration or waiver in favor of any other tenant. Except as otherwise provided in the Lease, the Landlord shall not be responsible to the Tenant for the nonobservance or violation by any other tenant of any of the rules or regulations at any time prescribed by the Landlord.

12.           The Tenant shall promptly notify the Landlord of any inspection of the Premises by governmental agencies having jurisdiction over matters involving health or safety.

13.           The Tenant shall be responsible for maintaining the Premises rodent and insect free. Extermination services shall be provided by the Tenant on a monthly basis and additionally as required by the Landlord in the Landlord’s reasonable judgement.

14.           All food storage areas shall be adequately protected by a contractor approved in advance by the Landlord against vermin entry.

15.           Drain pipes shall be kept free of obstructions and operable at all times.

16.           Exit signs shall be illuminated, and other exit identification shall be operable, at all times.

17.           Emergency lighting within the Premises, including battery components, shall be in good working condition at all times.

The Landlord’s right to enforce and make new rules and regulations shall be limited to the extent provided in Section 6.2 of the Lease.

Exhibit A

[Premises]

EXHIBIT B

[Floor Plans]

EXHIBIT C

[The Land]

EXHIBIT D

[Applicable Fixed Rental Rate]

EXHIBIT E

[Form of Non-disturbance Agreement for Underlying Mortgages]

EXHIBIT F

[Form of Non-disturbance Agreement for Underlying Leases]

Exhibit F-l

[Describe Overlease]

1

EXHIBIT G

[Cleaning Specifications]

EXHIBIT H

[Air Conditioning Specifications]

1

EXHIBIT I

[Form of Escalation Statement]

1

EXHIBIT J

[Tenant’s Signage]

2

EXHIBIT K

[Form of Information Desk Agreement]

EXHIBIT L

[First Option Space]

1

EXHIBIT M

[Square Footage of Floors 21 through 25]

1

EXHIBIT N

[Setback Area]

1

EXHIBIT O

[Sketches of Setback Equipment]

1

EXHIBIT P

[Restricted Setback Area]

1

EXHIBIT Q

[Location of Telecommunications Shaft Space]

1

EXHIBIT R

[Location of Electric Shaft Space]

1

EXHIBIT S

[Location of Fuel Pipe Shaft Space]

1

EXHIBIT T

[Offer Space]

1